   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1999



                                                      REGISTRATION NO. 333-84129

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                     HOUSEHOLD AUTO RECEIVABLES CORPORATION
             (Exact name of registrant as specified in its charter)

             NEVADA                      36-4220459
  (State or other jurisdiction         (IRS Employer
of incorporation or organization)  Identification Number)

                           --------------------------

                             1111 TOWN CENTER DRIVE
                            LAS VEGAS, NEVADA 89134
             (Address of principal executive offices of Registrant)
                           --------------------------

                           PATRICK D. SCHWARTZ, ESQ.
               ASSOCIATE GENERAL COUNSEL AND ASSISTANT SECRETARY
                         HOUSEHOLD INTERNATIONAL, INC.
                               2700 SANDERS ROAD
                        PROSPECT HEIGHTS, ILLINOIS 60070
                                 (847) 564-6301
  (Name, Address, telephone number, including area code, of agent for service)
                           --------------------------

                         CHRISTOPHER J. DI ANGELO, ESQ.
                              DEWEY BALLANTINE LLP
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 259-8000
                           --------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
                                         AMOUNT BEING        OFFERING PRICE          AGGREGATE          REGISTRATION
TITLE OF SECURITIES BEING REGISTERED      REGISTERED           PER UNIT(1)       OFFERING PRICE(1)        FEE(1)(2)
Auto Receivables Asset Backed
  Securities.......................     $3,000,000,000            100%            $3,000,000,000          $792,000


(1) Pursuant to Rule 457(a) the filing fee has been calculated based upon a bona fide estimate of the maximum offering price for the securities.


(2) On July 29, 1999 and December 21, 1999 wire transfers were sent to the Commission in the amount of $278 and $791,722 respectively.

                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(


a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(


a) MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED         , 1999)

                       HOUSEHOLD AUTOMOTIVE TRUST
                               SERIES       NOTES
                 HOUSEHOLD AUTO RECEIVABLES CORPORATION, SELLER
                    HOUSEHOLD FINANCE CORPORATION, SERVICER

                               ------------------

THE TRUST WILL ISSUE-

  -      classes of notes which are to be offered by this prospectus supplement;
    and

  - Certain interests in the trust which are to be held by the seller are not offered by this prospectus supplement but serve as credit support to the notes offered by this prospectus supplement.

THE NOTES-

  - Are backed by a pledge of assets of the trust. The assets of the trust securing the notes will include a pool of non-prime retail installment sales contracts secured by new and used automobiles, light duty trucks and vans;

  - Receive monthly distributions on the [17th] day of each month beginning on
               ;

  - Represent debt obligations of Household Automotive Trust    ; and

  - Currently have no trading market.

CREDIT ENHANCEMENT FOR THE NOTES WILL CONSIST OF-

  - A reserve account that can be used to pay shortfalls in payments on the notes;

  - Overcollateralization resulting from the excess of principal value of the initial auto loans over the aggregate principal amount of the notes; and

  - [A financial guarantee insurance policy issued by [Name of Insurer]unconditionally or irrevocably guaranteeing timely payment of interest and principal.]

--------------------------------------------------------------------------------

WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 OF THE PROSPECTUS AND ON PAGE 10 OF THIS PROSPECTUS SUPPLEMENT AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.
These notes are auto receivable asset-backed notes and are secured only by the assets of the trust. The notes are not obligations of any other person or entity.
Neither these notes nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.
Retain this prospectus supplement for future reference. This prospectus supplement may not be used to consummate sales of securities unless accompanied by the prospectus.

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                           FINAL       INITIAL PUBLIC
                          ISSUANCE        INTEREST       SCHEDULED        OFFERING      UNDERWRITING      PROCEEDS
                           AMOUNT           RATE        PAYMENT DATE      PRICE(1)        DISCOUNT      TO SELLER(2)
---------------------------------------------------------------------------------------------------------------------
Class A-1 Notes
---------------------------------------------------------------------------------------------------------------------
Class A-2 Notes
---------------------------------------------------------------------------------------------------------------------
Class A-3 Notes
---------------------------------------------------------------------------------------------------------------------
Class A-4 Notes
---------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from            .

(2) Before expenses, estimated to be            .

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]

             The date of this Prospectus Supplement is

                      WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect these reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office               Chicago Regional Office
Seven World Trade Center               Citicorp Center
Suite 1300                             500 West Madison Street, Suite 1400
New York, New York 10048               Chicago, Illinois 60661

All reports we file with the SEC after the date of this prospectus supplement but before the offering of the notes ends are considered to be part of this prospectus supplement. Information contained in those reports updates and supercedes the information in this prospectus supplement. We will provide you with copies of these reports, at no cost, if you write to: Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention:
Secretary.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

The consolidated financial statements of [Name of Insurer] are included in, or are exhibits to, the following documents which have been filed with the SEC:

    (a) Annual Report on Form 10-K for the year ended            , and

    (b) Quarterly Report on form 10-Q for the period ended            .

We will provide you with copies of these financial statements, at no cost, if you write us at: Household Financial Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Secretary.

This prospectus supplement supplements a prospectus that is part of a registration statement filed by the seller with the SEC (Registration
No. 333-   ).

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

You can find definitions of the technical cashflow terms used in this prospectus supplement in the Glossary beginning on page S-43 in this prospectus supplement.

We include cross-references in this prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

In this prospectus, the terms "we", "us" and "our" refer to Household Auto Receivables Corporation.

                               TABLE OF CONTENTS

Where You Can Find More Information...   S-2
Summary of the Terms of the Notes.....   S-4
Risk Factors..........................   S-8
Use of Proceeds.......................  S-10
The Trust.............................  S-10
The Trust Assets......................  S-10
Yield and Prepayment Considerations...  S-18
[The Insurer].........................  S-22
Description of the Notes..............  S-24
[The Policy]..........................  S-27
Material Federal Income Tax
  Consequences........................  S-29
State and Local Tax Considerations....  S-31
ERISA Considerations..................  S-31
Underwriting..........................  S-32
Legal Matters.........................  S-32
Glossary..............................  S-33
Report Of Independent Public
  Accountants.........................   F-1

                       SUMMARY OF THE TERMS OF THE NOTES

- This summary highlights select information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the notes, carefully read both this entire prospectus supplement and the attached prospectus each in its entirety.

- This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, we suggest that you carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus supplement.

                                 SERIES   NOTES

The trust will issue the notes offered by this prospectus in book-entry form through the facilities of the Depository Trust Company.

TRUST

Household Automotive Trust    . The trust will be a Delaware business trust
formed under the laws of the State of Delaware. The address of the trust is in care of [Name of Owner Trustee] at [address].

SELLER

Household Auto Receivables Corporation. The seller has purchased the auto loans from Household Automotive Finance Corporation and will sell them to the trust. The seller will also own interests in the trust. The address of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134.

SERVICER

Household Finance Corporation. The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities. The address of the servicer is 2700 Sanders Road, Prospect Heights, Illinois 60070.

SUBSERVICER

Household Automotive Finance Corporation. The auto loans were originated by automobile dealers that have no affiliation with the subservicer and were purchased by the subservicer under its various financing programs. The subservicer will service the auto loans in accordance with policies established in consultation with the servicer. The address of the subservicer is 11452 El Camino Real, San Diego, California 92130.

[INSURER]

[Name of Insurer], a [New York] Financial Guaranty Insurance Company.

OWNER TRUSTEE

[Name of the Owner Trustee]. The address of the owner trustee is [address].

INDENTURE TRUSTEE

[Name of Indenture Trustee]. The address of the indenture trustee is [address].

THE TRUST ASSETS

The trust will pledge assets to secure payments on the notes. The pledged assets will include a pool of auto loans, cash on deposit in a collection account and a reserve account and other assets as described in detail elsewhere in this prospectus supplement.

AUTO LOANS

- On the closing date, the seller will assign to the trust a pool of auto loans.

[On or before            , the seller will assign additional auto loans to the
trust. The trust will purchase these auto loans from monies in the pre-funding account.]

On the closing date [or the subsequent transfer date] the trust will pledge the auto loans to the indenture trustee as collateral for the notes. As of the aggregate PRINCIPAL BALANCE of the pool of auto loans pledged as
collateral was $       . Payments
on the notes will be made from payments on the pledged auto loans and payments received under applicable insurance policies.

- As of            :

    -- The weighted average contract rate of the auto loans is approximately
         %;

    -- The weighted average remaining term of the auto loans, that is the period starting after the cut-off date and including each auto loan's scheduled maturity, is approximately months; and

    -- The weighted average original term of the auto loans is approximately months.

- The auto loans will consist of non-prime retail installment sales contracts secured by new and used automobiles, light duty trucks and vans which were purchased from automobile dealers under the subservicer's financing program. The subservicers finance programs target automobile purchasers with below average credit who have difficulty obtaining credit from traditional lending sources.

- No auto loans will be more than [30] days delinquent as of            .

- Each auto loan requires the borrower to make fixed, level payments that will fully pay the balance of the amount borrowed by its maturity date.

- We will pay the notes from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

CUT-OFF DATE

The opening of business on            .

PAYMENT DATE

The [17th] day of each month if the [seventeenth] is a business day. If the [seventeenth] is not a business day, the payment date will be the following day
that is a business day. The first payment date will be            .

DETERMINATION DATE

The earliest of the fifth calendar day or the third business day before a payment date. The servicer will calculate and instruct the trust and the indenture trustee as to the amounts to be paid on the notes on the next payment date.

RECORD DATE

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

CLOSING DATE

On or about            .

DENOMINATIONS

The trust will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000. One note of each class may be issued in another denomination.

PRIORITY OF DISTRIBUTIONS

Each month, the trust will distribute the amounts received on the auto loans and any other collections available as property of the trust as follows:

INTEREST DISTRIBUTIONS

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note interest rate. The note rate for each class is listed on the cover page of this prospectus. Interest on the Class A-1 and Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3 and Class A-4 noteholders in proportion to the interest due on each class.

PRINCIPAL DISTRIBUTIONS

On each payment date, the trust will pay principal in reduction of the outstanding principal balance of the notes.

Principal payments will be an amount generally equal to a percentage of the decrease in the principal value of the auto loans between the first and last day of a calendar month. These principal payments will be paid to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, beginning with the Class A-1 Notes, in each case, until the respective outstanding principal amount of each class is paid in full.

OVERCOLLATERALIZATION

The overcollateralization amount is the amount by which the POOL BALANCE exceeds the outstanding principal balance of the notes. The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur.
As of the closing date, the overcollateralization will be equal to $       or
       of the POOL BALANCE as of            .

RESERVE ACCOUNT

The owner trustee will hold a reserve account. An initial deposit of
$       will be placed in the reserve account on the closing date. The servicer will deposit collections received from the auto loans into the reserve account on each payment date after interest and principal payments on the notes and payment of certain fees and expenses have been made.

The servicer will continue to make such deposits on each payment date until the balance in the reserve account is the lesser of:

     (i) greater of

        (a) [   ]% of the PRINCIPAL BALANCE of the auto loans at the end of last day of the calendar month preceding the current payment date,

        and

        (b) $       ,

    and

    (ii) the outstanding principal amount of the notes.

We will use funds in the reserve account to pay shortfalls in amounts due to the noteholders and if Household Finance Corporation is no longer the servicer, to pay any fees due to the servicer.

[PRE-FUNDING FEATURE]

- [The trustee will hold $       of the proceeds of the notes in a pre-funding
  account which the trust will use to purchase additional auto loans. The subservicer will acquire these additional auto loans under the same purchase criteria as the auto loans in the trust on the closing date.

- The trust will purchase these additional auto loans on or before            .

OPTIONAL REDEMPTION

On any payment date when the outstanding principal balance of the notes is less
than or equal to $       , which is 10% of the original principal balance of the
notes as of            , the servicer or the seller may purchase the auto loans
from the trust. This will redeem the notes. If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

SCHEDULED MATURITY DATES

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

                            ------------------
Class A-1.................
Class A-2.................
Class A-3.................
Class A-4.................

Final payment on the notes will probably be earlier than the scheduled maturity date stated above for each class of notes.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

- Dewey Ballantine LLP, special tax counsel to the trust and counsel to the underwriters, is of the opinion that the notes will be treated as debt and the trust will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

- Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

- Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in this prospectus supplement and on the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS

- The trust will not issue the notes unless they have been assigned the ratings stated below:

- You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

                          -------------------
                                RATING
                          -------------------
CLASS                     [AGENCY 1]  [AGENCY 2]
------------------------  --------   --------
A-1.....................
A-2.....................
A-3.....................
A-4.....................

                                  RISK FACTORS

WE RECOMMEND YOU CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN THE NOTES.

GEOGRAPHIC CONCENTRATION OF AUTO LOANS MAY ADVERSELY AFFECT THE NOTES.

Adverse economic conditions or other factors particularly affecting any state or region where a high concentration of auto loans is located could adversely
affect the notes. As of            , approximately      % and      % of the auto
loans (based on the PRINCIPAL BALANCE and mailing address of the borrowers) were
located in            and            , respectively. The location of the auto
loans by state, based upon borrower address, is set out in the table beginning on page 19 of this prospectus supplement.

AN EVENT OF DEFAULT UNDER THE INDENTURE MAY CAUSE PREPAYMENT OR CHANGES IN THE
  PRIORITY OF PAYMENT.

If an event of default occurs, the indenture trustee may, or if so directed by noteholders of two-thirds of the outstanding principal of the notes, will, order the trust to immediately repay the notes. If this occurs, the notes of all classes will first, receive distributions of interest, and second, distributions of principal.

The following are events of default under the indenture:

    - failure to pay principal or interest within five days of the date a payment was due;

    - breaches under the agreements governing the series      notes; and

    - the trust's insolvency or bankruptcy.

[THE COMPANY MAY BE UNABLE TO ORIGINATE ENOUGH AUTO LOANS TO USE ALL MONEYS IN
  THE PRE-FUNDING ACCOUNT AND THEREFORE YOU MAY BE EXPOSED TO REINVESTMENT
  RISK].

[The ability of the subservicer to originate sufficient additional auto loans may be affected by a variety of social and economic factors including:

    - interest rates,

    - unemployment levels,

    - the rate of inflation, and

    - consumer perception of economic conditions generally.

If the subservicer does not originate sufficient additional auto loans, the
money remaining in the pre-funding account as of            will not be used to
acquire additional loans and a mandatory redemption of a portion of the notes could result.

If a mandatory redemption occurs, you will receive a principal prepayment. You will bear the risk of reinvesting any prepayment.]

[RATINGS ON NOTES ARE DEPENDENT UPON THE INSURER'S CREDITWORTHINESS.]

[The ratings of the notes will depend primarily on the creditworthiness of the insurer as the provider of the financial guarantee insurance policy relating to the notes. There is a risk that if the insurer's financial strength ratings are reduced, the rating agencies may reduce the notes' ratings.]

YEAR 2000 COMPLIANCE MAY CAUSE DELAYS IN PAYMENTS TO YOU.

The servicer and subservicer are in the process of addressing issues arising from the year 2000 issue that could impact the timely payment of principal and interest on the notes. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Although the servicer and subservicer reasonably believe that their servicing systems will be year 2000 compliant prior to the year 2000, they are presently engaged in various procedures to determine if their computer systems and software, and those of their material suppliers, customers and agents will be year 2000 compliant.

In the event that the servicer or the subservicer, or any of their suppliers, customers or agents do not successfully and timely achieve year 2000 compliance, the servicer's performance of its obligations under the sale and servicing agreement could be adversely affected. This could result in delays in processing payments on the auto loans and could cause a delay in payments to you.

                                USE OF PROCEEDS

The net proceeds received by the trust from the sale of the notes will be used to pay Household Auto Receivables Corporation the purchase price for the auto loans, [to fund the initial deposit in the reserve account], [to deposit the
pre-funded amount into the pre-funding account;] and            .

                                   THE TRUST

GENERAL

The trust, Household Automotive Trust , will be a Delaware business trust formed under the laws of the State of Delaware under a TRUST AGREEMENT, dated as
of            between the seller and the owner trustee for the purpose of engaging in the transactions described in this prospectus supplement. The trust will not engage in any activity other than (1) acquiring, holding and managing the auto loans and the other assets of the trust, (2) issuing notes in private and public offerings, including the issuance of the notes, (3) making payments on the notes and (4) engaging in other activities in connection with the notes.

The trust's principal offices are in [Wilmington], Delaware, in care of [Name of Owner Trustee] as owner trustee, at the address listed below under "-The Owner Trustee."

THE OWNER TRUSTEE

[Name of Owner Trustee], which will be the owner trustee under the trust agreement, is a Delaware [banking corporation] and its principal offices are located at [address]. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the trust agreement and the sale
and servicing agreement, to be dated as of            , among the trust, the
seller, the servicer and the indenture trustee.

THE INDENTURE TRUSTEE

[Name of the Indenture Trustee] will be the indenture trustee under an
indenture, dated as of            , among the trust and [Name of the Indenture
Trustee], as indenture trustee. [Name of the Indenture Trustee] is a [New York] banking corporation, the principal offices of which are located at [address].

                                THE TRUST ASSETS

GENERAL

The trust assets consist of the following:

    - the auto loans;

    - all amounts paid or payable under the auto loans after the [initial or subsequent] cut-off date;

    - security interests in the financed vehicles granted by the borrowers;

    - an assignment of the subservicer's rights against automobile dealers under agreements between the subservicer and the dealers;

    - an assignment of the right to receive proceeds from claims on loss, physical damage, credit life, disability, theft, mechanical breakdown, or similar insurance policies covering the financed vehicles or the borrowers;

    - all funds on deposit from time to time in the collection account [, the pre-funding account] and the reserve account;

    - an assignment of all rights and benefits under the receivables purchase agreement which consists of a receivables purchase agreement, dated as of between the seller and the subservicer and all supplements thereto;

    - all documents related to the auto loans, including the original contracts, documents evidencing insurance, original credit applications and original certificates of title or copies of applications therefor;

    - a share of the preferred stock of the seller; and

    - all proceeds from the trust assets.

The auto loans were originated by dealers in accordance with the subservicer's requirements, have been assigned by the dealers to the subservicer, and evidence the indirect financing made available to the borrowers by the subservicer. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

All of the auto loans were sold by the subservicer to the seller under the receivables purchase agreement and by the seller to the trust under the sale and servicing agreement. The auto loans were originated by dealers and purchased by the subservicer in the ordinary course of the subservicer's business in accordance with its finance programs and underwriting standards.

The files relating to the auto loans will be held by the subservicer as custodian for the indenture trustee.

ELIGIBILITY CRITERIA OF THE [INITIAL] AUTO LOANS

The auto loans were selected according to several criteria.

Each auto loan:

    - was originated by a dealer located in the United States to a borrower who was a resident of the United States with a mailing address in the United States,

    - has a contractual annual percentage rate, or APR, of not less than
      [     ]% or more than [     ]%,

    - provides for level monthly payments which provide interest at the APR and fully amortize the original PRINCIPAL BALANCE over an original term no greater than [72] months,

    - is not more than [30] days past due as of the cut-off date,

    - is attributable to the purchase of a new or used automobile, light duty truck or van,

    - as of the cut-off date has a remaining term of not more than [72] months and

    - had an original PRINCIPAL BALANCE of at least $[3,000] and not more than $[30,000]. No selection procedures adverse to the noteholders were utilized in selecting the auto loans to be conveyed to the trust.

[ADDITIONAL AUTO LOANS]

[During the funding period, the seller will purchase the subsequent auto loans from the subservicer and then sell them to the trust. The seller will sell the subsequent auto loans to the trust on the subsequent transfer dates. The trust will use the funds in the pre-funding account to purchase the subsequent auto loans.

The trust's obligation to purchase the subsequent auto loans is subject to the following conditions:

    (a) as of each loan's subsequent cut-off date, each subsequent auto loan and/or subsequent financed vehicle must satisfy the auto loan eligibility criteria specified under "Eligibility Criteria" above regarding the initial auto loans;

    (b) [the insurer, if there is no insurer default, has approved the subsequent auto loans transfer to the trust];

    (c) Neither the subservicer nor the seller has selected the subsequent auto loans in a manner that either of them believes is adverse to the interests of [the insurer or] the noteholders;

    (d) The subservicer and the seller will deliver certain opinions of counsel regarding the validity of the subsequent auto loan transfer; and

    (e) [Name of Rating Agency] must confirm that the ratings on the notes have not been withdrawn or reduced because of the subsequent auto loans transfer to the trust.

Because the subsequent auto loans may be originated after the initial auto loans, the auto loan pool's characteristics after the transfer of subsequent auto loans to the pool may vary from the initial pool.

In addition, the trust's obligation to purchase the subsequent auto loans is subject to the condition that the auto loans in the trust, including the subsequent auto loans to be transferred, meet the following criteria:

    (a) the auto loans weighted average annual percentage rate is not less than %;

    (b) the auto loan's weighted average remaining term on the subsequent cut-off date is not greater than months; and

    (c) not more than  % of the obligors on the auto loans reside in and  .

The criteria in clauses (a) and (b) will be based:

    - on the characteristics of the initial auto loans on the initial cut-off date and

    - the auto loans, including the subsequent auto loans, on the related subsequent cut-off date.

The criteria in clause (c) will be based on the obligor's mailing addresses on:

    - the initial auto loans on the initial cut-off date and

    - the subsequent auto loans on the related subsequent cut-off dates.

Except for the above described criteria, there are no required characteristics for the subsequent auto loans. Therefore, following the transfer of subsequent auto loans to the trust, the aggregate characteristics of the entire pool of auto loans included in the trust may vary in the following respects:

    - composition of the auto loans;

    - geographic distribution;

    - distribution by remaining PRINCIPAL BALANCE;

    - distribution by APR;

    - distribution by remaining term; and

    - distribution of the auto loans secured by new and used vehicles.]

COMPOSITION OF THE [INITIAL]AUTO LOANS

Presented below is a description of the material characteristics of the auto loans as of the cut-off date:

                                                              --------------
                                                              TOTAL POOL OF
                                                                     THE
                                                              [INITIAL] AUTO
                                                                   LOANS
                                                                 -------
Original pool balance.......................................
Number of auto loans........................................
Average principal balance(1)................................
  Range of principal balances...............................
Average original principal balance(2).......................
  Range of original principal balance.......................
Weighted average APR(3).....................................
  Range of original APRs....................................
Weighted average original term(3)...........................
  Range of original terms...................................
Weighted average remaining term(3)..........................
  Range of remaining terms..................................
Weighted average months of seasoning(3).....................
  Range of months of seasoning..............................
Number of auto loans more than 30 days delinquent...........

(1) Pool balance as of the cut-off date divided by total number of auto loans.

(2) Aggregate amount financed divided by total number of auto loans.

(3) Weighted by principal balance as of the cut-off date.

          COMPOSITION OF THE [INITIAL] AUTO LOANS BY PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)

                                                 -----------------------------------------------
                                                  NUMBER
                                                      OF     % OF                  % OF POOL BY
                                                    AUTO     AUTO      PRINCIPAL   PRINCIPAL
PRINCIPAL BALANCE                                  LOANS    LOANS      OUTSTANDING  BALANCE
-----------------------------------------------   ------      ---       -------         ---
$ 3,000 to 4,000...............................                  %      $                  %
  4,001 to 5,000...............................
  5,001 to 6,000...............................
  6,001 to 7,000...............................
  7,001 to 8,000...............................
  8,001 to 9,000...............................
  9,001 to 10,000..............................
 10,001 to 11,000..............................
 11,001 to 12,000..............................
 12,001 to 13,000..............................
 13,001 to 14,000..............................
 14,001 to 15,000..............................
 15,001 to 16,000..............................
 16,001 to 17,000..............................
 17,001 to 18,000..............................
 18,001 to 19,000..............................
 19,001 to 20,000..............................
 20,001 to 21,000..............................
 21,001 to 22,000..............................
 22,001 to 23,000..............................
 23,001 to 24,000..............................
 24,001 to 25,000..............................
 25,001 to 26,000..............................
 26,001 to 27,000..............................
 27,001 to 28,000..............................
 28,001 to 29,000..............................
 29,001 to 30,000..............................
                                                  ------      ---       -------         ---
  Total........................................                  %      $                  %
                                                  ======      ===       =======         ===

                 COMPOSITION BY APR OF THE [INITIAL] AUTO LOANS
                            (AS OF THE CUT-OFF DATE)

                                                 -----------------------------------------------
                                                  NUMBER
                                                      OF     % OF                  % OF POOL BY
                                                    AUTO     AUTO      PRINCIPAL   PRINCIPAL
APR RANGE                                          LOANS    LOANS      OUTSTANDING  BALANCE
-----------------------------------------------  -------      ---       -------         ---
12.00 to 12.99%................................                  %      $                  %
13.00 to 13.99.................................
14.00 to 14.99.................................
15.00 to 15.99.................................
16.00 to 16.99.................................
17.00 to 17.99.................................
18.00 to 18.99.................................
19.00 to 19.99.................................
20.00 to 20.99.................................
21.00 to 21.99.................................
22.00 to 22.99.................................
23.00 to 23.99.................................
24.00 to 24.99.................................
25.00 to 25.99.................................
26.00 to 27.00.................................
                                                 -------      ---       -------         ---
  Total........................................                  %      $                  %
                                                 =======      ===       =======         ===

       COMPOSITION [OF THE INITIAL AUTO LOANS] BY INTEREST ACCRUAL METHOD
                            (AS OF THE CUT-OFF DATE)

                                              -------------------------------------------------
                                               NUMBER     % OF                  % OF POOL BY
                                              OF AUTO     AUTO      PRINCIPAL   PRINCIPAL
INTEREST ACCRUAL METHOD                         LOANS    LOANS      OUTSTANDING OUTSTANDING
--------------------------------------------  -------      ---       -------          ---
Actuarial...................................                  %      $                   %
Simple Interest.............................
                                              -------      ---       -------          ---
  Total.....................................                  %      $                   %
                                              =======      ===       =======          ===

         COMPOSITION OF THE [INITIAL] AUTO LOANS] BY STATE OF RESIDENCE
                            (AS OF THE CUT-OFF DATE)

                                                 -----------------------------------------------
                                                  NUMBER       % OF                % OF POOL BY
                                                 OF AUTO       AUTO    PRINCIPAL   PRINCIPAL
LOCATION OF MAILING ADDRESS OF BORROWER            LOANS      LOANS    OUTSTANDING   BALANCE
-----------------------------------------------   ------     ------     -------       ------
Alabama........................................                    %    $                   %
Alaska.........................................
Arizona........................................
Arkansas.......................................
California.....................................
Colorado.......................................
Connecticut....................................
Delaware.......................................
District of Columbia...........................
Florida........................................
Georgia........................................
Hawaii.........................................
Idaho..........................................
Illinois.......................................
Indiana........................................
Iowa...........................................
Kansas.........................................
Kentucky.......................................
Louisiana......................................
Maine..........................................
Maryland.......................................
Massachusetts..................................
Michigan.......................................
Minnesota......................................
Mississippi....................................
Missouri.......................................
Montana........................................
Nebraska.......................................
Nevada.........................................
New Hampshire..................................
New Jersey.....................................
New Mexico.....................................
New York.......................................
North Carolina.................................
North Dakota...................................
Ohio...........................................
Oklahoma.......................................
Oregon.........................................
Pennsylvania...................................
Rhode Island...................................
South Carolina.................................
South Dakota...................................
Tennessee......................................
Texas..........................................
Utah...........................................
Vermont........................................
Virginia.......................................
Washington.....................................
West Virginia..................................
Wisconsin......................................
Wyoming........................................
                                                  ------     ------     -------       ------
    Total......................................                    %    $                   %
                                                  ======     ======     =======       ======

           COMPOSITION BY REMAINING TERM OF THE [INITIAL] AUTO LOANS
                            (AS OF THE CUT-OFF DATE)

                                                 -----------------------------------------------
                                                  NUMBER       % OF                % OF POOL BY
                                                 OF AUTO       AUTO    PRINCIPAL   PRINCIPAL
REMAINING TERM RANGE (IN MONTHS)                   LOANS      LOANS    OUTSTANDING   BALANCE
-----------------------------------------------   ------     ------     -------       ------
18 to 23.......................................                    %    $                   %
24 to 29.......................................
30 to 35.......................................
36 to 41.......................................
42 to 47.......................................
48 to 53.......................................
54 to 59.......................................
60 to 65.......................................
66 to 71.......................................
72.............................................
                                                  ------     ------     -------       ------
    Total......................................                    %    $                   %
                                                  ======     ======     =======       ======

      COMPOSITION OF THE [INITIAL] AUTO LOANS BY TYPE OF FINANCED VEHICLE

                                              -------------------------------------------------
                                               NUMBER       % OF                % OF POOL BY
                                              OF AUTO       AUTO    PRINCIPAL    PRINCIPAL
TYPE OF FINANCING                               LOANS      LOANS    OUTSTANDING OUTSTANDING
--------------------------------------------   ------     ------     -------        ------
New.........................................                    %    $                    %
Used........................................
                                               ------     ------     -------        ------
    Total...................................                    %    $                    %
                                               ======     ======     =======        ======

THE RESERVE ACCOUNT

An initial deposit of $           , which is [ ]% of the POOL BALANCE as of the
cut-off date, will be placed in the reserve account. The reserve account will be increased on each payment date by the deposit in the reserve account of amounts remaining after payments to noteholders and any fees until the amount on deposit in the reserve account equals the TARGETED RESERVE ACCOUNT BALANCE. Amounts in the reserve account on any payment date, after giving effect to all withdrawals from the reserve account in excess of the Targeted Reserve Account Balance that payment date will be paid, first to the servicer for any servicing fees and supplemental servicing fees then due, and any remainder to the seller.

Funds will be withdrawn from the reserve account on each payment date to pay any servicing fee then payable to a servicer other than Household Finance Corporation, and to make required distributions on the notes to the extent funds are not otherwise available. See "Description of the Notes--Payment Priorities".

THE PREFERRED STOCK

The trust assets include one share of preferred stock of the seller. The preferred stock has a par value of $1.00 and is designated the Class SV Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the seller from instituting bankruptcy and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the seller, the rights of the holders of the preferred stock are limited to
(a) voting in the event the seller desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due, and
(b) receiving $1.00 upon liquidation of the seller. The unanimous affirmative vote of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives. Holders of the preferred stock of the seller have no other rights, including the right to receive dividends or to vote on any other matter.

Under the trust's pledge of its interest in the trust assets, the indenture trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the indenture, the indenture trustee covenants that it will not consent to any of the seller's bankruptcy initiatives. Because unanimous consent of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives, the holders of the notes will be able to unilaterally prevent the implementation of the seller's bankruptcy initiatives.

                      YIELD AND PREPAYMENT CONSIDERATIONS

All the auto loans are prepayable at any time. If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur. For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which each dollar of principal of an auto loan is outstanding.

The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that a borrower may not sell or transfer a financed vehicle without the consent of the subservicer. The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans. If a note is purchased at a premium, and the actual rate of prepayments exceed the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity of the note will be less than the yield anticipated at the time of purchase. If a note is purchased at a discount, and the rate of prepayments is less than the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase. Any reinvestment risks, which is the risk that a noteholder will not be able to reinvest amounts received in payment on the notes at interest rates that are greater than or equal to the note rate, resulting from a faster or slower incidence of prepayment of auto loans will be borne by the noteholders.

The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the PRINCIPAL BALANCE of the auto loans. As a result, final payment of each class of notes could occur significantly earlier than the final scheduled payment date for the class.

Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages", also called the ABS Table, has been prepared on the basis of the following assumptions:

    - the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

    - each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

    - the initial principal amount of each class of notes are as stated on the cover page;

    - interest accrues during each interest period at the following assumed
      coupon rates: Class A-1 Notes,      %; Class A-2 Notes,      %; Class A-3
      Notes,  %; and Class A-4 Notes,  %;

    - payments on the notes are made on the th day of each month whether or not a business day;

    - the notes are purchased on the closing date;

    - [the entire pre-funded amount is used to purchase subsequent auto loans;]

    - the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the PRINCIPAL BALANCE of the auto loans by its indicated remaining term to maturity; and

    - the seller or the servicer exercises its clean-up call redemption.

The ABS Table also assumes that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate PRINCIPAL BALANCE, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

                                                ---------------------------------------------------
                                                                           REMAINING
                                                 AGGREGATE                    TERM        SEASONING
                                                 PRINCIPAL                 TO MATURITY       (IN
POOL                                               BALANCE         APR     (IN MONTHS)    MONTHS)
----------------------------------------------    --------       -----         ---           ---
1.............................................    $                   %
2.............................................
3.............................................
4.............................................
5.............................................

The ABS Table indicates, based on the assumptions described above, the percentages of the initial principal amount of each class of notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                         AT VARIOUS ABS PERCENTAGES(1)

                       -----------------------------------------------------------------------------------------------------------
                                    CLASS A-1 NOTES                             CLASS A-2 NOTES                  CLASS A-3 NOTES
                       -----------------------------------------   -----------------------------------------   -------------------
PAYMENT DATE             0.5%       1.0%       1.7%       2.5%       0.5%       1.0%       1.7%       2.5%       0.5%       1.0%
---------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------   --------

Weighted Average Life
  in Years(2)........

                       ---------------------------------------------------------------
                                                          CLASS A-4 NOTES
                                             -----------------------------------------
                       -------------------   -----------------------------------------
PAYMENT DATE             1.7%       2.5%       0.5%       1.0%       1.7%       2.5%
---------------------  --------   --------   --------   --------   --------   --------
Weighted Average Life
  in Years(2)........

(1) The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class.

DELINQUENCY AND LOSS INFORMATION OF THE SUBSERVICER

Presented below is information concerning the subservicer's delinquency and loss experience for its servicing portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current.

The information has not been adjusted to eliminate the effect of the significant growth in the size of the subservicer's portfolio or changes to its underwriting or charge-off policies during the periods shown. In response to competitive and market conditions, the subservicer's underwriting policies have changed in various respects over the periods presented. The subservicer does not believe these changes had a material impact on the historical delinquency and loss experience presented below.

In the fourth quarter of 1997 the subservicer began charging off non-securitized auto loans at the earlier of: (1) the date an auto loan becomes 150 days delinquent and (2) 90 days after a vehicle has been repossessed if it remains unsold. Prior to that change, and continuing for all auto loans securitized prior to 1998, auto loans were charged off (1) at 120 days delinquent and
(2) 60 days after a vehicle was repossessed if it remained unsold. The impact of these changes did not have a material impact on the delinquency and loss
experience as reported for years-ended 1997 and 1998 and for the      months
ended      , 1999. It is also not expected that the change in the charge-off policy will have a material impact on the delinquency or loss rates in the future.

If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown. The tables below present all auto loan data for contracts purchased by the subservicer, including auto loans managed in states which are not represented in the pool consisting of the auto loans. Following the merger in which Household International, Inc. acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another Household subsidiary. None of the auto loans held by this entity are included in the auto loans or the performance results presented in the following tables.

                             HISTORICAL DELINQUENCY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                          ---------------------------------------------------------------------------------------------------------
                                                                  YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------------------------------------------------
                                 [YEAR]                  [YEAR]                  [YEAR]                  [YEAR]            [YEAR]
                          ---------------------   ---------------------   ---------------------   ---------------------   ---------
                           DOLLARS    PERCENT      DOLLARS    PERCENT      DOLLARS    PERCENT      DOLLARS    PERCENT      DOLLARS
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Principal...............
Outstanding.............
Delinquencies(1)(2)
31-60 Days..............
61-90 Days..............
Over 90 Days............
Subtotal................
Repossession on
  hand(3)...............
Total Delinquencies and
  Repossession on
  hand..................

                          ---------------------------------
                                             MONTHS ENDED
                            YEAR
                            ENDED
                          DECEMBER 31,         [YEAR]
                          ---------   ---------------------
                          ---------   ---------------------
                          PERCENT      DOLLARS    PERCENT
                          ---------   ---------   ---------
Principal...............
Outstanding.............
Delinquencies(1)(2)
31-60 Days..............
61-90 Days..............
Over 90 Days............
Subtotal................
Repossession on
  hand(3)...............
Total Delinquencies and
  Repossession on
  hand..................

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Delinquencies include bankruptcies. Bankruptcies represent approximately % of outstanding principal for each period presented.

(3) Amounts shown under "repossession on hand" represent the expected net realizable value for repossessed vehicles that have not been sold.

                         HISTORICAL NET LOSS EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                    -----------------------------------------------------------------------
                                                                                                   MONTHS
                                                    YEAR ENDED DECEMBER 31,                         ENDED
                                    ---------------------------------------------------------
                                      [YEAR]      [YEAR]      [YEAR]      [YEAR]      [YEAR]       [YEAR]
                                    ---------   ---------   ---------   ---------   ---------   -----------
Principal outstanding.............  $           $           $           $           $            $
Average principal amount
  outstanding.....................  $           $           $           $           $            $
Number of contracts outstanding...
Average number of contracts
  outstanding.....................
Number of repossessions...........
Number of repossessions as a
  percent of average number of
  contracts outstanding,
  annualized......................
Net losses(1).....................  $           $           $           $           $            $
Net losses as a percent of average
  principal amount outstanding,
  annualized......................

(1) Net losses are net of recoveries and include PRINCIPAL BALANCE at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds for disposed vehicles, or the NADA wholesale value for vehicles repossessed but not sold. Net losses do not include repossessions that are less than 150 days delinquent and are not charged off.

The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables. However, as the subservicer's portfolio matures and the rate of growth slows, which is likely, it can be expected that the delinquency, loss and repossession percentages for the portfolio will increase, and may increase significantly. This is because a higher portion of the portfolio will consist of contracts proceeding through a typical delinquency and loss pattern. The amount of these increases cannot be estimated. There is no assurance that delinquency, credit loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks and vans.

                                 [THE INSURER]

[The following information has been obtained from [Name of Insurer] and has not been verified by the seller or the underwriters. No representations or warranty is made by the seller or the underwriters with respect thereto.

GENERAL

[Name of Insurer] is a monoline insurance company incorporated in  under the
laws of the State of      . The insurer is licensed to engage in the financial
guaranty insurance business in [all 50 states, the District of Columbia and Puerto Rico].

The insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the insurer's underwriting criteria.

The principal executive offices of the insurer are located at [address], and its
telephone number at that location is      .

REINSURANCE

Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

The insurer's insurance financial strength is rated " " by [Rating Agency]. The insurer's financial strength is rated " " by [Rating Agency]. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies herein.

CAPITALIZATION

The following table sets forth the capitalization of the insurer and its wholly-owned subsidiaries on the basis of generally accepted accounting
principles as of            :

                                                              ----------
                                                                 [DATE]
                                                               --------
                                                              (UNAUDITED)
                                                                 (IN
                                                              THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................   $
Surplus Notes...............................................
Minority Interest...........................................
Shareholder's Equity:
  Common Stock..............................................
  Additional Paid-In Capital................................
  Accumulated Other Comprehensive Income (net of deferred
    income taxes)...........................................
  Accumulated Earnings......................................
  Total Shareholder's Equity................................
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................   $

For further information concerning the insurer, see the consolidated financial statements of the insurer and subsidiaries, and the notes thereto, incorporated by reference herein. The insurer's financial statements are included as exhibits to the annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission by [Name of Insurer] and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the [State of New York Insurance Department] by the insurer are available upon request to the [State of New York Insurance Department].

INSURANCE REGULATION

The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of [New York], its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of [New York], the insurer is subject to [Article 69 of the New York Insurance Law] which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the [New York Insurance Law], applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]

                            DESCRIPTION OF THE NOTES

GENERAL

The notes will be issued according to the terms of the indenture. The base
indenture and a form of the series            supplement to the base indenture
have been filed as exhibits to the registration statement of which this prospectus supplement is a part. The base indenture as supplemented by the
series            supplement is referred to as the "indenture". The following summary describes terms of the notes and the indenture.

The notes will be issued only in fully registered form, in denominations of
$           and integral multiples of $           . The notes will be secured by
the trust assets pledged by the trust to the indenture trustee according to the indenture. Replacement notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee. No service charge will be made for any registration, exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The payment date is the [17th] day of each month, or if that day is not a BUSINESS DAY, the next succeeding BUSINESS DAY.

PAYMENTS OF INTEREST

Interest on each class of notes will be payable monthly on each payment date,
commencing on            , in an amount equal to interest accrued during the
applicable interest period, as defined below, at the applicable note rate on the outstanding principal balance for the applicable class of notes. The per annum rate of interest accruing on each class of notes is referred to as the note rate for the respective classes of notes. The note rates for the Class A-1,
Class A-2, Class A-3 and Class A-4 Notes will be      %,      %,      %, and
     %, respectively.

Interest on the outstanding principal balance of the notes of each class in respect of any payment date will accrue from, and including, the preceding payment date, or in the case of the first payment date, from the closing date, through, and including, the day preceding the payment date. Each of these periods is an interest period. Interest on the Class A-1 and Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable interest period. Interest on the Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on the Class A-3 and Class A-4 Notes for the initial interest period will be computed on the basis of actual number of days elapsed in the 30-day month. Interest for any payment date due but not paid on the payment date shall bear interest, to the extent permitted by applicable law, at the applicable note rate until paid. Failure to pay interest in full on any payment date after expiration of the applicable grace period is an event of default under the indenture.

On each payment date, AVAILABLE FUNDS remaining after making the distributions referred to in items (1) and (2) under "Description of the Notes--Payment Priorities" will be allocated pro rata to the CLASS A INTEREST DISTRIBUTABLE AMOUNT of each of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

PAYMENTS OF PRINCIPAL

On each payment date, principal payments will be due and payable on the notes in an amount generally equal to the PRINCIPAL DISTRIBUTABLE AMOUNT for the payment date to the extent of funds available therefor.

On each payment date the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be used to reduce the principal balance of the Class A-1 Notes until the Class A-1 Notes have been paid in full. On each payment date after the payment date on which the Class A-1 Notes have been paid in full, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be used to reduce the principal balance of the Class A-2 Notes until the Class A-2 Notes have been paid in full. On each payment date after the payment date on which the Class A-2 Notes have been paid in full, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be used to reduce the principal balance of the Class A-3 Notes until the Class A-3 Notes have been paid in full. On each payment date after the payment date on which the Class A-3 Notes have been paid in full, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be used to reduce the principal balance of the Class A-4 Notes until the Class A-4 Notes have been paid in full. On a payment date on which the Class A-1, Class A-2, Class A-3 or Class A-4 Notes are paid in full, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT may also be allocable to payments of the class of Class A Notes next entitled to distributions in respect of principal.

OVERCOLLATERALIZATION

The overcollateralization is the difference between the POOL BALANCE and the AGGREGATE NOTE PRINCIPAL BALANCE. On the closing date, the overcollateralization
will be equal to $           or  % of the POOL BALANCE as of the cut-off date.
The overcollateralization will be available to absorb losses that would otherwise be allocated to noteholders.

PAYMENT PRIORITIES

On or prior to each payment date, the servicer will instruct the indenture trustee to make the following distributions in the following order of priority:

    (1) from the AVAILABLE FUNDS, to the servicer, any supplemental servicing fees for the applicable COLLECTION PERIOD and if Household Finance Corporation is no longer acting as servicer, the servicing fee for the applicable COLLECTION PERIOD;

    (2) from the AVAILABLE FUNDS, to the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees, but only to the extent these fees have not been previously paid by the servicer;

    (3) from the AVAILABLE FUNDS, to the holders of the Class A Notes, the CLASS A INTEREST DISTRIBUTABLE AMOUNT;

    (4) from the AVAILABLE FUNDS, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be paid to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, beginning with the Class A-1 Notes, in each case, until the respective outstanding principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are paid in full;

    (5) from the AVAILABLE FUNDS, to the reserve account, the RESERVE ACCOUNT DEPOSIT AMOUNT, if necessary, required to increase the amount in the reserve account to its then required level;

    (6) from the AVAILABLE FUNDS, if Household Finance Corporation is acting as the servicer, the servicing fee for the applicable COLLECTION PERIOD; and

    (7) any remainder to the seller.

If the notes are accelerated following the occurrence of an event of default, after payment of the amounts specified in items (1) and (2) above all AVAILABLE FUNDS, all amounts on deposit in the reserve account and the proceeds of any sale, liquidation or other disposition of the trust assets will be applied as follows:

    first, to pay all amounts due and unpaid on the Class A Notes for interest, ratably without preference or priority;

    second, to pay all amounts due and unpaid on the Class A Notes for principal, ratably without preference or priority; and

    third, to pay all remaining amounts to the seller.

[Amounts on deposit in the reserve account on any payment date, after giving effect to all distributions made on the payment date and the related payment date, in excess of the targeted reserve account balance for the payment date may be released first, to the servicer to pay any servicing fees and supplemental servicing fees that are due, and any remainder may be released to the seller.]

[Amounts available under the insurance policy are available to pay the note principal only in two circumstances:

    - to reduce, after taking into account all reductions funded from other sources, the aggregate principal balance of the notes to the collateral balance--i.e., the sum of the POOL BALANCE plus the pre-funded amount--in the event that the note principal balance would otherwise exceed the collateral balance; and

    - to pay off each class's principal on its scheduled maturity date, to the extent that the class is not paid off on or prior to the scheduled maturity date from other sources.]

[MANDATORY REDEMPTION]

[If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of notes will be redeemed in part on the mandatory redemption date. Each class' note prepayment amount of the remaining pre-funded amount on that date will be an amount equal to that class' pro rata share, based on the respective current principal amount of each class of notes. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal balance of the class of notes then entitled to receive principal distributions.]

MATURITY DATES; OPTIONAL REDEMPTION

Each class of notes will mature on the earlier of the date the class of notes is paid in full or the respective scheduled maturity date for the class. The
Class A-1 scheduled maturity date is            , the Class A-2 scheduled
maturity date is            , the Class A-3 scheduled maturity date is
           and the Class A-4 scheduled maturity date is            . The payment
date occurring on            is also referred to as the final scheduled payment
date. In the event there are insufficient funds to retire any class of notes by its respective scheduled maturity date in each case, subject to a five day grace period, an event of default will occur. In addition, the trust will pay the notes in full on the payment date following exercise by the seller or the servicer of the option to purchase the auto loans from the trust. This will cause a redemption of the notes. The option may be exercised on or after the payment date on which the AGGREGATE NOTE PRINCIPAL BALANCE is reduced to an
amount less than or equal to $           , which is  % of the original aggregate
principal balance of the notes. The redemption price will be equal to the sum of the AGGREGATE NOTE PRINCIPAL BALANCE and accrued and unpaid interest through the day preceding the call date.

REPORTS TO NOTEHOLDERS

With each distribution to the noteholders, the indenture trustee will prepare and forward to each noteholder a statement, which will include the following information for that payment date:

    (1) the amount of the distribution allocable to interest on each class of the notes;

    (2) the amount of the distribution allocable to principal on each class of the notes;

    (3) the aggregate outstanding principal amount for each class of notes, in each case, after giving effect to all payments reported under (2) above for that payment date;

    (4) the CLASS A INTEREST CARRYOVER SHORTFALL and the CLASS A PRINCIPAL CARRYOVER SHORTFALL, if any, and the change in those amounts from the preceding statement;

    (5) the amount of the servicing fee paid to the servicer for the prior COLLECTION PERIOD; and

    (6) the TARGETED RESERVE ACCOUNT BALANCE and the amount on deposit in the reserve account at the end of the payment date.

The information furnished under (1) through (4) above will be expressed as a
dollar amount per $           in face amount of notes.

EVENTS OF DEFAULT; SERVICER TERMINATION

The notes are subject to certain events of default as described in the prospectus under "The Trust Agreement--Events of Defaults; Rights Upon Event of Default." In addition, the servicer is subject to servicer termination events as described in the prospectus supplement under "The Trust Agreements--Servicer Termination Events."

                                  [THE POLICY]

The following summary of the terms of the policy does not purport to be complete and is qualified in its entirety by reference to the policy.

Simultaneously with the issuance of the notes, the insurer will deliver the policy to the indenture trustee for the benefit of each noteholder. Under the policy, the insurer will unconditionally and irrevocably guarantee to the indenture trustee, on each distribution date, for the benefit of each noteholder the full and complete payment of (i) SCHEDULED PAYMENTS (as defined below) on the notes and (ii) the amount of any SCHEDULED PAYMENT which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the indenture trustee fails to make a claim under the policy, noteholders do not have the right to make a claim directly under the policy, but may sue to compel the indenture trustee to do so.

SCHEDULED PAYMENTS means payments which are required to be made on the notes during the term of the policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by the insurer.

Payment of claims on the policy made in respect of SCHEDULED PAYMENTS will be made by the insurer following RECEIPT (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third BUSINESS DAY following RECEIPT of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the ORDER referred to below or (b) the first to occur of (i) the [fourth] BUSINESS DAY following RECEIPT by the insurer from the indenture trustee of (A) a certified copy of the ORDER of the court or other governmental body that exercised jurisdiction to the effect that the noteholder is required to return SCHEDULED PAYMENTS made with respect to the notes during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the noteholder that the ORDER has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the noteholder, in such form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the trust or otherwise with respect to such preference payment, or (ii) the date of RECEIPT (as defined below) by the insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least four BUSINESS DAYS prior to such date of RECEIPT, the insurer shall have RECEIVED (as defined below) written notice from the indenture trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the ORDER and not to the indenture trustee or any noteholder directly (unless a noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the ORDER, in which case such payment shall be disbursed to the indenture trustee for distribution to such noteholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the indenture trustee and each noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

The terms RECEIPT and RECEIVED with respect to the policy shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a BUSINESS DAY; delivery either on a day that is not a BUSINESS DAY or after 12:00 noon, New York City time, shall be deemed to be RECEIVED on the next succeeding BUSINESS DAY. If any notice or certificate given under the policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been RECEIVED, and the insurer or its fiscal agent shall promptly so advise the indenture trustee, and the indenture trustee may submit an amended notice.

Under the Policy, BUSINESS DAY means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in , , , and or any other location of any successor servicer, successor owner trustee or successor indenture trustee are authorized or obligated by law, executive order or governmental decree to be closed.

The insurer's obligations under the policy in respect of SCHEDULED PAYMENTS shall be discharged to the extent funds are transferred to the indenture trustee as provided in the policy whether or not such funds are properly applied by the indenture trustee.

The insurer shall be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to distribution in full of all SCHEDULED PAYMENTS. [THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.] The Policy is governed by the laws of the State of [New York].

It is a condition to issuance that the Class A-l Notes be rated by [Rating Agency] and by [Rating Agency], and that the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes be rated by [Rating Agency] and by [Rating Agency]. The ratings by the rating agencies of the notes will be (i) with respect to the Class A-1 Notes, without regard to the policy in the case of S&P [Rating Agency] and substantially based on the policy in the case of [Rating Agency] and (ii) with respect to all other classes of notes, based on the issuance of the policy. To the extent that such ratings are based on the policy, such ratings apply to distributions due on the distribution dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell notes. In the event that the rating initially assigned to any of the notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes.]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material federal income tax considerations to investors of the purchase, ownership and disposition of the notes. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE TRUST

Dewey Ballantine LLP is our tax counsel, and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

TREATMENT OF THE NOTES AS INDEBTEDNESS. The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the auto loans, nor as an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the notes will be characterized as debt, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the seller and the trust will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes.

Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "TAXATION OF CERTAIN FOREIGN INVESTORS" below.

ORIGINAL ISSUE DISCOUNT. It is anticipated that the notes will not have any original issue discount or OID, other than possibly OID within a DE MINIMIS exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code, generally will not apply to the notes. OID will be considered DE MINIMIS if it is less than 0.25% of the principal amount of a note multiplied by its expected weighted average life.

MARKET DISCOUNT. A subsequent purchaser who buys a note for less than its principal amount may be subject to the MARKET DISCOUNT rules of section 1276 through 1278 of the Code. If a subsequent purchaser of a note disposes of the note, including some nontaxable dispositions such as a gift, any gain upon the sale or other disposition will be recognized as ordinary income to the extent of any accrued for the period that the purchaser holds the note. Similarly, if a subsequent purchase receives a principal payment, the amount of that principal payment will be treated as ordinary income to the extent of any market discount accrued for the period that the purchaser holds the note. The holder may instead elect to include market discount in income as it accrues on all debt instruments acquired in the year of acquisition of the notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid PRINCIPAL BALANCE of the note over the purchaser's basis in the note offered immediately after the purchaser acquired the note. In general, market discount on a note will be treated as accruing over the term of the note in the ratio of interest for the current period over the sum of the current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a note at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income.

However, market discount on a note will be considered to be zero if it is less than a DE MINIMIS amount, which is 0.25% of the remaining PRINCIPAL BALANCE of the note multiplied by its expected weighted average remaining life. If OID or market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the notes and, when each distribution is received, capital gain equal to the discount allocated to the distribution will be recognized.

MARKET PREMIUM. A subsequent purchaser who buys a note for more than its principal amount generally will be considered to have purchased the note at a premium. The holder may amortize the premium, using a constant yield method, over the remaining term of the note and, except as future regulations may otherwise provide, may apply the amortized amounts to reduce the amount of interest reportable for the note over the period from the purchase date to the date of maturity of the note. The amortization of the premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods described above for accrual of market discount on such an obligation. A holder that elects to amortize premium must reduce his tax basis in the obligation by the amount of the aggregate deductions, or interest offsets, allowable for amortization of premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

SALE OR REDEMPTION OF NOTES. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the note.The adjusted basis generally will equal the cost of the note to the seller, increased by any original issue discount included in the seller's gross income in respect of the note, and by any market discount which the taxpayer elected to include in income or was required to include in income, and reduced by payments other than payments of qualified stated interest in respect of the note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a note, either on the date on which the payment is scheduled to be made or as a prepayment, will recognize gain equal to any excess, of the amount of the payment over his adjusted basis in the note allocable thereto. A noteholder who receives a final payment which is less than his adjusted basis in the note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, this gain or loss realized by an investor who holds a note as a CAPITAL ASSET within the meaning of Internal Revenue Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

TAXATION OF FOREIGN INVESTORS. Interest payments including OID, if any, on the notes made to a FOREIGN PERSON, which is a nonresident alien individual, foreign corporation or other non-United States person generally will be PORTFOLIO INTEREST. This interest is not subject to United States tax if the payments are not effectively connected with the conduct of a trade or business in the United States by the foreign person and if the trust or other person who would otherwise be required to withhold tax from these payments is provided with an appropriate statement that the beneficial owner of the note identified on the statement is a foreign person.

BACKUP WITHHOLDING. Distributions of interest and principal as well as distributions of proceeds from the sale of the notes may be subject to the BACKUP WITHHOLDING TAX under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of the distributions fail to furnish to the payor their taxpayer identification numbers and other required information, or otherwise fail to establish an exemption from tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                       STATE AND LOCAL TAX CONSIDERATIONS

Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations--ERISA Considerations regarding Securities which are the Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor class exemption.

Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the benefit plan and the composition of the plan's investment portfolio.

The sale of notes to a plan is in no respect a representation by us or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                  UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated among the seller, Household Finance Corporation and the underwriters named below, the seller has agreed to sell to the underwriters and each of the underwriters has agreed to purchase, the principal amount of the notes stated opposite its name below.

                                                       -----------------------------------------
                                                       PRINCIPAL  PRINCIPAL  PRINCIPAL  PRINCIPAL
                                                         AMOUNT     AMOUNT     AMOUNT     AMOUNT
                                                             OF         OF         OF         OF
                                                       CLASS A-1  CLASS A-2  CLASS A-3  CLASS A-4
UNDERWRITERS                                              NOTES      NOTES      NOTES      NOTES
-----------------------------------------------------  --------   --------   --------   --------
[List of Underwriters]...............................


The underwriters propose to offer the notes in part directly to purchasers at the initial public offering prices stated on the cover page of this prospectus and in part to securities dealers at prices less concessions not to exceed %,
 %, % and % of the respective principal balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes. The underwriters may allow, and the dealers may reallow, concessions not to exceed % of the respective principal balance of each class of the notes to brokers and dealers.

The seller and Household Finance Corporation have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. This stabilizing, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

Some legal matters relating to the notes will be passed upon for the seller by John W. Blenke, Vice President--Corporate Law and Assistant Secretary of Household International, Inc., the parent company of the servicer, the subservicer and the seller, and by Dewey Ballantine LLP, New York, New York, special counsel to the seller. Some legal matters will also be passed upon for the underwriters by Dewey Ballantine LLP. As of the date of this prospectus supplement, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of common stock of Household International, Inc.

                                    GLOSSARY

ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the excess of (1) the aggregate of the PRINCIPAL BALANCE of all auto loans which became LIQUIDATED AUTO LOANs during the immediately preceding COLLECTION PERIOD over (2) the sum of (x) the aggregate amount of NET LIQUIDATION PROCEEDS received by the trustee during the immediately preceding COLLECTION PERIOD and
(y) EXCESS INTEREST for that payment date. The ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT shall in no event be less than zero.

AGGREGATE NOTE PRINCIPAL BALANCE means, as of any date, the aggregate outstanding principal amount of all the notes on that date.

AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE means, for any payment date, the excess, if any, of (x) the POOL BALANCE as of the end of the prior COLLECTION PERIOD over (y) the Targeted Overcollateralization Amount for that payment date.

AMOUNT FINANCED means, for an auto loan, the aggregate amount advanced under the auto loan toward the financed vehicle's purchase price and related costs, including amounts advanced for accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes and related costs.

AVAILABLE FUNDS means, for any COLLECTION PERIOD, the sum of (1) the COLLECTED FUNDS for that COLLECTION PERIOD, (2) all purchase amounts deposited in the collection account during that COLLECTION PERIOD, (3) income on investments held in the collection account, (4) the proceeds of any liquidation of the assets of the trust, (5) the lesser of (a) the excess of the aggregate amount determined under items (1)-(4) of "Payment Priorities" as stated beginning on page S-32, over the amount on deposit in the collection account and (b) the reserve account balance; provided that for any payment date on which amounts are payable on the Class A-1 Notes under clause (2) of the definition of CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT, or clause (3) of that definition to the extent the amount represents amounts not paid under clause (2) on a prior payment date, AVAILABLE FUNDS shall not include amounts withdrawn from the reserve account necessary to make that payment to the extent the withdrawal would result in the reserve
account balance being less than $           .

CLASS A INTEREST CARRYOVER SHORTFALL means, for any payment date and each class of Class A Notes, the sum of: (1) excess of (a) the applicable CLASS A INTEREST DISTRIBUTABLE AMOUNT for the preceding payment date, over (b) the amount actually paid as interest to the noteholders on the preceding payment date, PLUS
(2) interest on that excess, to the extent permitted by law, at a rate per annum equal to the applicable class A note rate from the preceding payment date to but excluding the current payment date.

CLASS A INTEREST DISTRIBUTABLE AMOUNT means, for any payment date and each class of Class A Notes, an amount equal to the sum of: (1) the aggregate amount of interest accrued on the Class A Notes at the applicable class A note rate from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date PLUS (2) the applicable CLASS A INTEREST CARRYOVER SHORTFALL for the current payment date.

CLASS A MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, (1) for any payment date prior to the payment date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% of the PRINCIPAL DISTRIBUTABLE AMOUNT, (2) for the payment date on which the principal balance of the Class A-1 Notes is reduced to zero, the sum of (x) 100% of the PRINCIPAL DISTRIBUTABLE AMOUNT for that portion of the PRINCIPAL DISTRIBUTABLE AMOUNT required to reduce the principal balance of the Class A-1 Notes to zero, plus (y) the excess of the amount described in clause (3) of this definition for that payment date over the amount described in clause (2) (taking into account payment of the principal balance of the Class A-1 Notes on that payment date), (3) for any payment date after the payment date on which the principal balance of the Class A-1 Notes is reduced to zero until the payment date on which the principal balance of the Class A Notes is reduced to zero, the excess of aggregate outstanding principal balance of the Class A Notes over (y)(A) the outstanding POOL BALANCE as of the end of the prior COLLECTION PERIOD minus (B) the TARGETED OVERCOLLATERALIZATION AMOUNT for that payment date.

CLASS A PRINCIPAL CARRYOVER SHORTFALL means, for any payment date after the payment date on which the PRINCIPAL BALANCE of the Class A-1 Notes is reduced to zero, the excess of the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT for the preceding payment date over the amount that was actually distributed in respect of principal of the Class A Notes on the preceding payment date.

CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the sum of:
(1) the CLASS A MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT for the payment date,
(2) the ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT, if any, for the payment date, and (3) the CLASS A PRINCIPAL CARRYOVER SHORTFALL for the payment date; HOWEVER, (1) the sum of clauses (1), (2) and (3) shall not exceed the outstanding principal amount of the Class A Notes, and (2) on the final scheduled payment date, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will include the amount, to the extent of the remaining AVAILABLE FUNDS, necessary (after giving effect to other amounts having a higher payment priority on prior payment date) to reduce the outstanding principal amount of the Class A Notes to zero.

COLLECTED FUNDS means, for any COLLECTION PERIOD, the amount of funds in the collection account representing collections (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges or similar items) on the auto loans during the COLLECTION PERIOD, including all NET LIQUIDATION PROCEEDS collected during the COLLECTION PERIOD (but excluding any purchase amounts).

COLLECTION PERIOD means, for any payment date other than the first payment date, the calendar month preceding the month in which the payment date occurs, and in the case of the first payment date, the period from the cut-off date through
           .

CRAM DOWN LOSS means, with respect to an auto loan, if a court of appropriate jurisdiction in an insolvency proceeding issues a final order reducing the amount owed on the auto loan or otherwise modifying or restructuring the scheduled payments to be made on the auto loan, an amount equal to (1) the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the PRINCIPAL BALANCE of the auto loan as reduced and/or (2) if the court issues an order reducing the effective rate of interest on the auto loan, the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the net present value--using as the discount rate the higher of the APR on the auto loan or the rate of interest, if any, specified by the court in the order--of the scheduled payments as so modified or restructured. A CRAM DOWN LOSS shall be deemed to have occurred on the date of the order's issuance.

DETERMINATION DATE means, with respect to any payment date, the earlier of the fifth calendar day or the third BUSINESS DAY prior to the payment date.

EXCESS INTEREST means, for a payment date, the excess of (1) interest collections on the auto loans during the preceding COLLECTION PERIOD over
(2) amounts payable on the payment date under clauses (1) through (3) of "Payment Priorities".

LIQUIDATED AUTO LOAN MEANS an auto loan which (1) 90 days have elapsed since the financed vehicle was repossessed, (2) the servicer has determined in good faith that all amounts it expects to recover have been received, (3) ten percent or more of a scheduled payment shall have become 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent or (4) the financed vehicle has been sold and the proceeds received.

MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, an amount equal to that portion of COLLECTED FUNDS representing interest collections on the auto loans and NET LIQUIDATION PROCEEDS for the applicable COLLECTION PERIOD less the sum of: the servicing fee paid to any servicer other than Household Finance Corporation, the fees due to the trustee, and owner trustee, to the extent not paid by the servicer, the CLASS A INTEREST DISTRIBUTABLE AMOUNT, the aggregate PRINCIPAL BALANCES of all auto loans which became LIQUIDATED AUTO LOANs during the COLLECTION PERIOD, plus the aggregate amount of CRAM DOWN LOSSES during the COLLECTION PERIOD.

NET LIQUIDATION PROCEEDS means, with respect to LIQUIDATED AUTO LOANs,
(1) proceeds from the disposition of the underlying financed vehicle securing the LIQUIDATED AUTO LOANs, minus the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required by law to be remitted to the borrower, (2) any insurance proceeds, or (3) other monies received from the borrower or otherwise.

POOL BALANCE means, as of any date of determination, the aggregate PRINCIPAL BALANCES of the auto loans, unless otherwise specified, as of the close of business on the preceding business day.

PRINCIPAL AMOUNT AVAILABLE means, for any payment date, the amount remaining in the collection account after the payment of the amounts listed in (1) through
(3) of "Payment Priorities", MINUS the RESERVE ACCOUNT DEPOSIT AMOUNT for the payment date.

PRINCIPAL BALANCE means, with respect to any auto loan, as of any date, the AMOUNT FINANCED minus (a) that portion of all amounts received on or prior to the date and allocable to principal in accordance with the terms of the auto loan, and (b) any CRAM DOWN LOSS in respect of the auto loan. The PRINCIPAL BALANCE of a LIQUIDATED AUTO LOAN or a purchased receivable shall be zero.

PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the lesser of
(A) the PRINCIPAL AMOUNT AVAILABLE and (B) the excess, if any, of (1) the AGGREGATE NOTE PRINCIPAL BALANCE immediately prior to the payment date over
(2) the AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE for the payment date.

RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, the lesser of:
(x) the MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT for that payment date and
(y) the RESERVE ACCOUNT SHORTFALL AMOUNT for that payment date.

RESERVE ACCOUNT SHORTFALL AMOUNT means, for any payment date, the excess of:
(x) the TARGETED RESERVE ACCOUNT BALANCE for that payment date and (y) the amount on deposit in the reserve account as of the beginning of that payment date.

TARGETED CREDIT ENHANCEMENT AMOUNT means, for any payment date,      % of the
outstanding POOL BALANCE as of the end of the applicable COLLECTION PERIOD.

TARGETED OVERCOLLATERALIZATION AMOUNT means, for any payment date, the excess (but not less than zero), if any, of: (1) the TARGETED CREDIT ENHANCEMENT AMOUNT over (2) the TARGETED RESERVE ACCOUNT BALANCE.

TARGETED RESERVE ACCOUNT BALANCE means, for any payment date, the lesser of:
(1) the greater of (a)      % of the outstanding POOL BALANCE as of the end of
the applicable COLLECTION PERIOD, and (b) $           ( % of the POOL BALANCE as
of the cut-off date) and (2) the AGGREGATE NOTE PRINCIPAL BALANCE.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Household Automotive Trust

We have audited the accompanying balance sheet of Household Automotive Trust  as
of            . This financial statement is the responsibility of the trust's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Household Automotive Trust as of
           , in conformity with generally accepted accounting principles.

[Accountant]

                         HOUSEHOLD AUTOMOTIVE TRUST

                                 BALANCE SHEET

                                                              --------
                                ASSETS

Cash........................................................  $
                                                              -------
Total assets................................................  $
                                                              =======

                   LIABILITIES AND TRUST PRINCIPAL

Interest in the trust.......................................  $
                                                              -------
Total liabilities and trust principal.......................  $
                                                              =======

    The accompanying notes are an integral part of this financial statement.

                       HOUSEHOLD AUTOMOTIVE TRUST

                          NOTES TO FINANCIAL STATEMENT

1.  NATURE OF OPERATIONS:

Household Automotive Trust  , was formed in the State of Delaware on
[           ],      . The trust has been inactive since that date.

The trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from Household Auto Receivables Corporation; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

2.  CAPITAL CONTRIBUTION:

Household Auto Receivables Corporation purchased, for $     , a 100% beneficial
ownership interest in the trust.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              HOUSEHOLD AUTOMOTIVE
                                   TRUST
                                 SERIES

                                   HOUSEHOLD
                                    FINANCE
                                  CORPORATION,
                                    SERVICER

                                 [UNDERWRITERS]

UNTIL             ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER OR
NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED       , 1999)

                       HOUSEHOLD AUTOMOTIVE TRUST
                           SERIES       CERTIFICATES
                 HOUSEHOLD AUTO RECEIVABLES CORPORATION, SELLER
                    HOUSEHOLD FINANCE CORPORATION, SERVICER

                               ------------------

THE TRUST WILL ISSUE-

  - Two classes of certificates, which are offered by this prospectus supplement; and

  - Additional interests in the trust which are to be held by the seller are not offered by this prospectus supplement but serve as credit support to the certificates offered by this prospectus supplement.

THE CERTIFICATES-

  - Represent beneficial ownership interests in the assets of the trust. The assets of the trust securing the certificates will include a pool of non-prime auto loans secured by new and used automobiles, light trucks and vans;

  - Receive monthly distributions on the [17th] day of each month beginning on ; and

  - Currently have no trading market.

CREDIT ENHANCEMENT-

  - For the Class A Certificates, the overcollateralization, the reserve account and the Class B Certificates;

  - For the Class B Certificates, the overcollateralization and the reserve account; and

  - [For the Class A Certificates [and the Class B Certificates] a financial guarantee insurance policy issued by [Name of Insurer] unconditionally or irrevocably guaranteeing timely payment of interest and principal.]

--------------------------------------------------------------------------------

WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 OF THE PROSPECTUS AND ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE CERTIFICATES.
These certificates are auto loan asset-backed certificates which represent beneficial ownership interests in the trust. The certificates are not interests in or obligations of any other person or entity.
Neither these certificates nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.
Retain this prospectus supplement for future reference. This prospectus supplement may not be used to consummate sales of certificates unless accompanied by the prospectus relating to the offering of these certificates.

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                       FINAL           INITIAL PUBLIC
                       ISSUANCE        INTEREST        SCHEDULED       OFFERING        UNDERWRITING    PROCEEDS
                       AMOUNT          RATE            PAYMENT DATE    PRICE(1)        DISCOUNT        TO SELLER(2)
---------------------------------------------------------------------------------------------------------------------
Class A Certificates
---------------------------------------------------------------------------------------------------------------------
Class B Certificates
---------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from            .

(2) Before expenses, estimated to be           .

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]

             The date of this Prospectus Supplement is

                      WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect these reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office             Chicago Regional Office
Seven World Trade Center             Citicorp Center
Suite 1300                           500 West Madison Street, Suite 1400
New York, New York 10048             Chicago, Illinois 60661

All reports we file with the SEC after the date of this prospectus supplement but before the offering of the certificates ends are considered to be part of this prospectus supplement. Information contained in those reports updates and supercedes the information in this prospectus supplement. We will provide you with copies of these reports, at no cost, if you write to: Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention:
Secretary.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

[The consolidated financial statements of [Name of Insurer] are included in, or are exhibits to, the following documents which have been filed with the SEC:

    (a) Annual Report on Form 10-K for the year ended      , and

    (b) Quarterly Report on Form 10-Q for the period ended      .

We will provide you with copies of these financial statements, at no cost, if you write us at: Household Financial Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Secretary.]

This prospectus supplement supplements a prospectus that is part of a registration statement filed by the seller with the SEC (Registration No. 333- ).

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

You can find definitions of the technical cashflow terms used in this prospectus supplement in the Glossary beginning on page S-43 in this prospectus supplement.

We include cross-references in this prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

In this prospectus, the terms "we", "us" and "our" refer to Household Auto Receivables Corporation.

                               TABLE OF CONTENTS

Where You Can Find More Information...     S-2
Summary...............................     S-4
Risk Factors..........................     S-8
Use of Proceeds.......................    S-10
The Trust.............................    S-10
The Trustee...........................    S-10
The Trust Assets......................    S-10
Yield and Prepayment Considerations...    S-17
[The Insurer].........................    S-19
Description of the Certificates.......    S-22
Credit Enhancement....................    S-25
Material Federal Income Tax
  Consequences........................    S-27
ERISA Considerations..................    S-31
Underwriting..........................    S-32
Legal Matters.........................    S-32
Glossary..............................    S-33

                                    SUMMARY

- This summary highlights select information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the certificates, carefully read both this entire prospectus supplement and the attached prospectus each in its entirety.

- This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, we suggest that you carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus supplement.

                             SERIES   CERTIFICATES

The trust will issue the certificates offered by this prospectus supplement in book-entry form through the facilities of the Depository Trust Company.

TRUST

Household Automotive Trust . The trust will be a New York common law trust. The address of the trust is in care of [Name of Trustee] at [address].

SELLER

Household Auto Receivables Corporation. The seller has purchased the auto loans from Household Automotive Finance Corporation and will sell them to the trust. The seller will also own interests in the trust. The address of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134.

SERVICER

Household Finance Corporation. The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities. The address of the servicer is 2700 Sanders Road, Prospect Heights, Illinois 60070.

SUBSERVICER

Household Automotive Finance Corporation. The auto loans were originated by automobile dealers that have no affiliation with the subservicer and were purchased by the subservicer under its various financing programs. The subservicer will service the auto loans in accordance with policies established in consultation with the servicer. The address of the subservicer is 11452 El Camino Real, San Diego, California 92130.

INSURER

[Name of Insurer], a [New York] financial guaranty insurance company.

TRUSTEE

[Name of Trustee]. The address of the trustee is [address].

THE TRUST ASSETS

The trust's assets will include a pool of auto loans, cash on deposit in a collection account and other assets as described in detail elsewhere in this prospectus supplement.

AUTO LOANS

- On the closing date, the seller will assign to the trust a pool of auto loans.

- [On or before            , the seller will assign additional auto loans to the
  trust. The trust will purchase these auto loans with monies in the pre-funding account.]

- The trust will hold the auto loans as collateral for the certificates.

- As of            the aggregate PRINCIPAL BALANCE of the pool of auto loans
  pledged as collateral was $           .

-As of            :

 The weighted average contract rate of the auto loans is approximately  %;

 The weighted average remaining term of the auto loans, that is the period starting after the cut-off date and including each auto loan's scheduled maturity, is approximately months; and

 The weighted average original term of the auto loans is approximately  months.

    - The auto loans will consist of non-prime retail installment sales contracts secured by new and used automobiles, light duty trucks and vans which were purchased from automobile dealers under the subservicer's financing program. The subservicers finance programs target automobile purchasers with below average credit who have difficulty obtaining credit from traditional lending sources.

    - No auto loans will be more than [30] days delinquent as of            .

    - Each auto loan requires the borrower to make fixed, level payments that will fully pay the balance of the amount borrowed by its maturity date.

    - We will pay the certificates from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

CUT-OFF DATE

The opening of business on            .

PAYMENT DATE

The [17th] day of each month if the [seventeenth] is a business day. If the [seventeenth] is not a business day, the payment date will be the following day
that is a business day. The first payment date will be            .

DETERMINATION DATE

The earliest of the fifth calendar day or the third business day before a payment date. The servicer will calculate and instruct the trust and the trustee as to the amounts to be paid on the certificates on the next payment date.

RECORD DATE

The last business day preceding a payment date unless the certificates are no longer book-entry certificates. If the certificates are definitive certificates, the record date is the last business day of the month preceding a payment date.

CLOSING DATE

On or about            .

DENOMINATIONS

The trust will issue the certificates in minimum denominations of $100,000 and integral multiples of $1,000. One certificate may be issued in another denomination.

DISTRIBUTIONS

Each month, the trust will distribute the amounts received on the auto loans and any other collections available as property of the trust as follows:

INTEREST DISTRIBUTIONS

On each payment date, interest that accrued during the interest accrual period is payable at the applicable certificate pass-through rate. The pass-through rate for the certificates is listed on the cover page of this prospectus supplement. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve thirty day months.

Amounts paid to holders of the certificates will be shared in proportion to their interest in the trust.

PRINCIPAL DISTRIBUTIONS

On each payment date, the trust will pay principal in reduction of the outstanding principal balance of the certificates.

Principal payments will be an amount generally equal to a percentage of the decrease in the PRINCIPAL BALANCE of the auto loan pool during the prior calendar month. These principal payments will be allocable between the Class A Certificates and the Class B Certificates PRO RATA, and paid to the individual Certificateholder in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

PRIORITY OF DISTRIBUTIONS

On each payment date the AVAILABLE FUNDS will be paid out in the following order of priority:

FIRST,                  if someone other than Household
                        Finance Corporation is the
                        servicer, the servicing fee;

SECOND,                 the trustee's fee, to the extent
                        not paid by the servicer;

THIRD,                  Class A Certificate interest;

FOURTH,                 Class A Certificate principal;

FIFTH,                  Class B Certificate interest;

SIXTH,                  Class B Certificate principal

SEVENTH,                to fund the reserve account;

EIGHTH,                 if Household Finance Corporation is
                        the servicer, the servicing fee;
                        and

NINTH,                  to the seller.

SUBORDINATION OF CLASS B CERTIFICATES

The Class B Certificates are subordinate to the Class A Certificates. On each payment date the Class A Certificateholders will be entitled to receive the full amount of the interest and principal due to them before any interest or principal payments will be made to the Class B Certificateholders.

OVERCOLLATERALIZATION

The overcollateralization amount is the amount by which the POOL BALANCE exceeds the outstanding principal balance of the certificates. The overcollateralization amount will be available to absorb any losses that certificateholders would otherwise incur. As of the closing date, the overcollateralization will be equal
to $     or      of the POOL BALANCE as of            .

RESERVE ACCOUNT

The [trustee] will hold a reserve account. We will use funds in the reserve account to pay shortfalls in amounts due to the certificateholders of both classes.

An initial deposit of $           will be placed in the reserve account on the
closing date. The servicer will deposit collections received from the auto loans into the reserve account on each payment date after interest and principal payments on the certificates and payment of certain fees and expenses have been made.

The servicer will continue to make such deposits on each payment date until the balance in the reserve account is the lesser of:

     (i) greater of

        (a) % of the PRINCIPAL BALANCE of the auto loans at the end of last day of the calendar month preceding the current payment date,

        and

        (b) $           ,

    and

    (ii) the outstanding principal amount of the certificates.

We will use funds in the reserve account to pay shortfalls in amounts due to the certificateholders and if Household Finance Corporation is no longer the servicer, to pay any fees due to the servicer.

[PRE-FUNDING FEATURE]

- [The trustee will hold $           of the proceeds of the certificates in a
  pre-funding account which the trust will use to purchase additional auto loans from the seller. The subservicer will acquire these additional auto loans under the same purchase criteria as the auto loans in the trust on the closing date.

- The trust will purchase these additional auto loans on or before            .]

OPTIONAL REDEMPTION

On any payment date when the outstanding principal balance of the auto loans is
less than or equal to $           , which is 10% of the original principal
balance of the auto loans as of      , the servicer or the seller may purchase
the auto loans from the trust under a clean-up call. This will redeem the certificates. If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the certificates plus any accrued and unpaid interest.

SCHEDULED MATURITY DATES

If the certificates have not already been paid in full, we will pay the outstanding principal amount of the certificates in full on the following payment dates:

Class A:

Class B:

Final payment on the certificates will probably be earlier than the scheduled maturity date stated above.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

In the opinion of Dewey Ballantine LLP, the trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the auto loans, other than amounts if any, treated as STRIPPED COUPONS. Subject to certain limitations, such owners who are individuals, trusts or estates, may deduct their pro rata share of reasonable servicing and other fees.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the Class A Certificates. The Class B Certificates are not eligible for purchase by ERISA plans. You should consult with your counsel regarding the applicability of the particular provisions of ERISA, before purchasing a Class A Certificate.

RATINGS

- The trust will not issue the certificates unless they have been assigned the ratings stated below:

                          -------------------
                                RATING
                          -------------------
                          [AGENCY1]  [AGENCY2]
                          --------   --------
Class A Certificates....
Class B Certificates....

- You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

WE RECOMMEND YOU CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT.

GEOGRAPHIC CONCENTRATION OF AUTO LOANS MAY ADVERSELY AFFECT THE CERTIFICATES.

Adverse economic conditions or other factors particularly affecting any state or region where a high concentration of auto loans is located could adversely
affect the certificates. As of            , approximately      % and      % of
the auto loans (based on the PRINCIPAL BALANCE and mailing address of the
borrowers) were located in            and            , respectively. The
location of the auto loans by state, based upon borrower address, is set out in the table beginning on page S-19 of this prospectus supplement.

THE CLASS B CERTIFICATES ARE SUBORDINATED CERTIFICATES, AND THE RISK OF LOSS OR
  DELAY IN DISTRIBUTIONS IS GREATER THAN ON THE CLASS A CERTIFICATES.

Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions on a payment date unless the full amount of interest and principal due on the Class A Certificates on that payment date has been distributed to the Class A Certificateholders. This subordination has the effect of increasing the likelihood of payment on the Class A Certificates and therefore decreasing the likelihood of payment on the Class B Certificates.

[THE SUBSERVICER MAY BE UNABLE TO ORIGINATE ENOUGH AUTO LOANS TO USE ALL MONEYS
  IN THE PRE-FUNDING ACCOUNT AND THEREFORE YOU MAY BE EXPOSED TO REINVESTMENT RISK].

[The ability of the subservicer to originate sufficient additional auto loans may be affected by a variety of social and economic factors including:

    - interest rates,

    - unemployment levels,

    - the rate of inflation, and

    - consumer perception of economic conditions generally.

If the subservicer does not originate sufficient additional auto loans, the
money remaining in the pre-funding account as of      will not be used to
acquire additional loans and a mandatory redemption of a portion of the certificates could result.

If a mandatory redemption occurs then you will receive a principal prepayment. You will bear the risk of reinvesting any prepayment.]

[RATINGS ON CERTIFICATES ARE DEPENDENT UPON THE INSURER'S CREDITWORTHINESS.]

[The ratings of the certificates will depend primarily on the creditworthiness of the insurer as the provider of the financial guarantee insurance policy relating to the certificates. There is a risk that if the insurer's financial strength ratings are reduced, the rating agencies may reduce the certificates' ratings.]

YEAR 2000 COMPLIANCE MAY CAUSE DELAYS IN PAYMENTS TO YOU.

The servicer and subservicer are in the process of addressing issues arising from the year 2000 issue that could impact the timely payment of principal and interest on the certificates. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Although the servicer and subservicer reasonably believe that their servicing systems will be year 2000 compliant prior to the year 2000, they are presently engaged in various procedures to determine if their computer systems and software, and those of their material suppliers, customers and agents will be year 2000 compliant.

In the event that the servicer or the subservicer, or any of their suppliers, customers or agents do not successfully and timely achieve year 2000 compliance, the servicer's performance of its obligations under the sale and servicing agreement could be adversely affected. This could result in delays in processing payments on the auto loans and could cause a delay in payments to you.

                                USE OF PROCEEDS

The net proceeds received by the trust from the sale of the certificates will be used to pay Household Auto Receivables Corporation the purchase price for the auto loans, [to fund the initial deposit in the reserve account][to deposit the
pre-funded amount into the pre-funding account], and            .

                                   THE TRUST

GENERAL

The trust, Household Automotive Trust  , will be a New York common law trust
formed under a POOLING AND SERVICING AGREEMENT, dated as of            between
the seller, the servicer and the trustee for the purpose of engaging in the transactions described in this prospectus supplement. The trust will not engage in any activity other than (1) acquiring, holding and managing the auto loans and the other assets of the trust, (2) issuing certificates in private and public offerings, including the issuance of the certificates, (3) making payments on the certificates and (4) engaging in other activities in connection with the certificates.

                                  THE TRUSTEE

[Name of the Trustee] will be the trustee under the pooling and servicing agreement. [Name of the Trustee] is a [New York] banking corporation, the principal offices of which are located at [address].

                                THE TRUST ASSETS

GENERAL

The trust assets consist of the following:

    - the auto loans;

    - all amounts paid or payable under the auto loans after the [initial or subsequent] cut-off date;

    - security interests in the financed vehicles granted by the borrowers;

    - an assignment of the subservicer's rights against automobile dealers under agreements between the subservicer and the dealers;

    - an assignment of the right to receive proceeds from claims on loss, physical damage, credit life, disability, theft, mechanical breakdown, or similar insurance policies covering the financed vehicles or the borrowers;

    - all funds on deposit from time to time in the collection account [and the pre-funding account];

    - an assignment of all rights and benefits under the receivables purchase agreement which consists of a master receivables purchase agreement, dated
      as of      between the seller and the subservicer and all supplements thereto;

    - all documents related to the auto loans, including the original contracts, documents evidencing insurance, original credit applications and original certificates of title or copies of applications therefor;

    - a share of the preferred stock of the seller; and

    - all proceeds from the trust assets.

The auto loans were originated by dealers in accordance with the subservicer's requirements, have been assigned by the dealers to the subservicer, and evidence the indirect financing made available to the borrowers by the subservicer. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

All of the auto loans were sold by the subservicer to the seller under the receivables purchase agreement and by the seller to the trust under the sale and servicing agreement. The auto loans were originated by dealers and purchased by the subservicer in the ordinary course of the subservicer's business in accord with its finance programs and underwriting standards. The files relating to the auto loans will be held by the subservicer as custodian for the trustee.

ELIGIBILITY CRITERIA OF THE INITIAL AUTO LOANS

The auto loans were selected according to several criteria.

Each auto loan:

    - was originated by a dealer located in the United States to a borrower who was a resident of the United States with a mailing address in the United States,

    - has a contractual annual percentage rate, or APR, of not less than
      [     ]% or more than [     ]%,

    - provides for level monthly payments which provide interest at the APR and fully amortize the original PRINCIPAL BALANCE over an original term no greater than [72] months,

    - is not more than [30] days past due as of the cut-off date,

    - is attributable to the purchase of a new or used automobile, light duty truck or van,

    - as of the cut-off date has a remaining term of not more than [72] months and

    - had an original PRINCIPAL BALANCE of at least $[3,000] and not more than $[30,000].

    - No selection procedures adverse to the certificateholders were utilized in selecting the auto loans to be conveyed to the trust.

[ADDITIONAL AUTO LOANS]

[During the funding period, the seller will purchase the subsequent auto loans from the subservicer and then sell them to the trust. The seller will sell the subsequent auto loans to the trust on the subsequent transfer dates. The trust will use the funds in the pre-funding account to purchase the subsequent auto loans.

The trust's obligation to purchase the subsequent auto loans is subject to the following conditions:

    - as of each loan's subsequent cut-off date, each subsequent auto loan and/or subsequent financed vehicle must satisfy the auto loan eligibility criteria specified under "Eligibility Criteria" above regarding the initial auto loans;

    - [the insurer, if there is no insurer default, has approved the subsequent auto loans transfer to the trust];

    - Neither the subservicer nor the seller has selected the subsequent auto loans in a manner that either of them believes is adverse to the interests of [the insurer or] the certificateholders;

    - The subservicer and the seller will deliver certain opinions of counsel regarding the validity of the subsequent auto loan transfer; and

    - [Name of rating agency] must confirm that the ratings on the certificates have not been withdrawn or reduced because of the subsequent auto loans transfer to the trust.

Because the subsequent auto loans may be originated after the initial auto loans, the auto loan pool's characteristics after the transfer of subsequent auto loans to the pool may vary from the initial pool.

In addition, the trust's obligation to purchase the subsequent auto loans is subject to the condition that the auto loans in the trust, including the subsequent auto loans to be transferred, meet the following criteria:

    (a) the auto loans' weighted average annual percentage rate is not less than %;

    (b) the auto loans' weighted average remaining term on the subsequent cut-off date is not greater than months; and

    (c) not more than  % of the obligors on the auto loans reside in and  .

The criteria in clauses (a) and (b) will be based:

    - on the characteristics of the initial auto loans on the initial cut-off date and

    - the auto loans, including the subsequent auto loans, on the related subsequent cut-off date.

The criteria in clause (c) will be based on the obligor's mailing addresses on:

    - the initial auto loans on the initial cut-off date and

    - the subsequent auto loans on the related subsequent cut-off dates.

Except for the above described criteria, there are no required characteristics for the subsequent auto loans. Therefore, following the transfer of subsequent auto loans to the trust, the aggregate characteristics of the entire pool of auto loans included in the trust may vary in the following respects:

    - composition of the auto loans;

    - geographic distribution;

    - distribution by remaining PRINCIPAL BALANCE;

    - distribution by APR;

    - distribution by remaining term; and

    - distribution of the auto loans secured by new and used vehicles.]

COMPOSITION OF THE [INITIAL]AUTO LOANS

Presented below is a description of the material characteristics of the auto loans as of the cut-off date:

                                                              --------------
                                                              TOTAL POOL OF
                                                                      THE
                                                              [INITIAL] AUTO
                                                                    LOANS
                                                                 --------
Original pool balance.......................................
Number of auto loans........................................
Average principal balance(1)................................
Range of principal balances.................................
Average original principal balance(2).......................
Range of original principal balance.........................
Weighted average APR(3).....................................
Range of original APRs......................................
Weighted average original term(3)...........................
Range of original terms.....................................
Weighted average remaining term(3)..........................
Range of remaining terms....................................
Weighted average months of seasoning(3).....................
Range of months of seasoning................................
Number of auto loans more than 30 days delinquent...........

(1) Pool balance as of the cut-off date divided by total number of auto loans.

(2) Aggregate amount financed divided by total number of auto loans.

(3) Weighted by principal balance as of the cut-off date.

          COMPOSITION OF THE [INITIAL] AUTO LOANS BY PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)

                                         ------------------------------------------------------
                                         NUMBER
                                            OF        % OF                        % OF POOL BY
                                          AUTO        AUTO      PRINCIPAL         PRINCIPAL
 PRINCIPAL BALANCE                       LOANS       LOANS      OUTSTANDING        BALANCE
---------------------------------------    ---         ---            ---              ---
$ 3,000 to 4,000.......................                   %           $                   %
  4,001 to 5,000.......................
  5,001 to 6,000.......................
  6,001 to 7,000.......................
  7,001 to 8,000.......................
  8,001 to 9,000.......................
  9,001 to 10,000......................
 10,001 to 11,000......................
 11,001 to 12,000......................
 12,001 to 13,000......................
 13,001 to 14,000......................
 14,001 to 15,000......................
 15,001 to 16,000......................
 16,001 to 17,000......................
 17,001 to 18,000......................
 18,001 to 19,000......................
 19,001 to 20,000......................
 20,001 to 21,000......................
 21,001 to 22,000......................
 22,001 to 23,000......................
 23,001 to 24,000......................
 24,001 to 25,000......................
 25,001 to 26,000......................
 26,001 to 27,000......................
 27,001 to 28,000......................
 28,001 to 29,000......................
 29,001 to 30,000......................
                                           ---         ---            ---              ---
  Total................................                   %           $                   %
                                           ===         ===            ===              ===

                 COMPOSITION BY APR OF THE [INITIAL] AUTO LOANS
                            (AS OF THE CUT-OFF DATE)

                                                  -----------------------------------------------
                                                  NUMBER
                                                     OF       % OF                  % OF POOL BY
                                                   AUTO       AUTO      PRINCIPAL   PRINCIPAL
APR RANGE                                         LOANS      LOANS      OUTSTANDING  BALANCE
------------------------------------------------    ---        ---         ---           ---
12.00 to 12.99%.................................       %       $              %
13.00 to 13.99..................................
14.00 to 14.99..................................
15.00 to 15.99..................................
16.00 to 16.99..................................
17.00 to 17.99..................................
18.00 to 18.99..................................
19.00 to 19.99..................................
20.00 to 20.99..................................
21.00 to 21.99..................................
22.00 to 22.99..................................
23.00 to 23.99..................................
24.00 to 24.99..................................
25.00 to 25.99..................................
26.00 to 27.00..................................
                                                    ---        ---         ---           ---
  Total.........................................       %       $              %
                                                    ===        ===         ===           ===

       COMPOSITION OF THE [INITIAL] AUTO LOANS BY INTEREST ACCRUAL METHOD
                            (AS OF THE CUT-OFF DATE)

                                          -----------------------------------------------------
                                          NUMBER
                                             OF                                 % OF POOL BY
                                           AUTO      % OF AUTO      PRINCIPAL   PRINCIPAL
INTEREST ACCRUAL METHOD                   LOANS        LOANS        OUTSTANDING OUTSTANDING
----------------------------------------    ---          ---           ---            ---
Actuarial...............................                    %          $                 %
Simple Interest.........................
                                            ---          ---           ---            ---
  Total.................................                    %          $                 %
                                            ===          ===           ===            ===

         COMPOSITION OF THE [INITIAL] AUTO LOANS BY STATE OF RESIDENCE
                            (AS OF THE CUT-OFF DATE)

                                                 -----------------------------------------------
                                                  NUMBER
                                                      OF       % OF                % OF POOL BY
                                                    AUTO       AUTO    PRINCIPAL   PRINCIPAL
LOCATION OF MAILING ADDRESS OF BORROWER            LOANS      LOANS    OUTSTANDING   BALANCE
-----------------------------------------------   ------     ------     -------       ------
Alabama........................................                    %    $                   %
Alaska.........................................
Arizona........................................
Arkansas.......................................
California.....................................
Colorado.......................................
Connecticut....................................
Delaware.......................................
District of Columbia...........................
Florida........................................
Georgia........................................
Hawaii.........................................
Idaho..........................................
Illinois.......................................
Indiana........................................
Iowa...........................................
Kansas.........................................
Kentucky.......................................
Louisiana......................................
Maine..........................................
Maryland.......................................
Massachusetts..................................
Michigan.......................................
Minnesota......................................
Mississippi....................................
Missouri.......................................
Montana........................................
Nebraska.......................................
Nevada.........................................
New Hampshire..................................
New Jersey.....................................
New Mexico.....................................
New York.......................................
North Carolina.................................
North Dakota...................................
Ohio...........................................
Oklahoma.......................................
Oregon.........................................
Pennsylvania...................................
Rhode Island...................................
South Carolina.................................
South Dakota...................................
Tennessee......................................
Texas..........................................
Utah...........................................
Vermont........................................
Virginia.......................................
Washington.....................................
West Virginia..................................
Wisconsin......................................
Wyoming........................................
                                                  ------     ------     -------       ------
    Total......................................                    %    $                   %
                                                  ======     ======     =======       ======

           COMPOSITION BY REMAINING TERM OF THE [INITIAL] AUTO LOANS
                       (AS OF THE [INITIAL] CUT-OFF DATE)

                                                 -----------------------------------------------
                                                  NUMBER
                                                      OF       % OF                % OF POOL BY
                                                    AUTO       AUTO    PRINCIPAL   PRINCIPAL
REMAINING TERM RANGE (IN MONTHS)                   LOANS      LOANS    OUTSTANDING   BALANCE
-----------------------------------------------   ------     ------     -------       ------
18 to 23.......................................                    %    $                   %
24 to 29.......................................
30 to 35.......................................
36 to 41.......................................
42 to 47.......................................
48 to 53.......................................
54 to 59.......................................
60 to 65.......................................
66 to 71.......................................
72.............................................
                                                  ------     ------     -------       ------
    Total......................................                    %    $                   %
                                                  ======     ======     =======       ======

        COMPOSITION OF [INITIAL] AUTO LOANS BY TYPE OF FINANCED VEHICLE

                                              -------------------------------------------------
                                               NUMBER
                                                   OF       % OF                % OF POOL BY
                                                 AUTO       AUTO    PRINCIPAL    PRINCIPAL
TYPE OF FINANCING                               LOANS      LOANS    OUTSTANDING OUTSTANDING
--------------------------------------------   ------     ------     -------        ------
New.........................................                    %    $                    %
Used........................................
                                               ------     ------     -------        ------
    Total...................................                    %    $                    %
                                               ======     ======     =======        ======

THE PREFERRED STOCK

The trust assets include one share of preferred stock of the seller. The preferred stock has a par value of $1.00 and is designated the Class SV Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the seller from instituting bankruptcy and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the seller, the rights of the holders of the preferred stock are limited to
(a) voting in the event the seller desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due, and
(b) receiving $1.00 upon liquidation of the seller. The unanimous affirmative vote of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives. Holders of the preferred stock of the seller have no other rights, including the right to receive dividends or to vote on any other matter.

Under the trust's pledge of its interest in the trust assets, the trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the pooling and servicing agreement, the trustee covenants that it will not consent to any of the seller's bankruptcy initiatives. Because unanimous consent of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives, the holders of the certificates will be able to unilaterally prevent the implementation of the seller's bankruptcy initiatives.

                      YIELD AND PREPAYMENT CONSIDERATIONS

All the auto loans are prepayable at any time. If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur. For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which each dollar of principal of an auto loan is outstanding.

The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that a borrower may not sell or transfer a financed vehicle without the consent of the subservicer. The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans. If a certificate is purchased at a premium, and the actual rate of prepayments exceed the rate of prepayments anticipated at the time the certificate was purchased, the actual yield to maturity of the certificate will be less than the yield anticipated at the time of purchase. If a certificate is purchased at a discount, and the rate of prepayments is less than the rate of prepayments anticipated at the time the certificate was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase. Any reinvestment risk, which is the risk that a certificateholder will not be able to reinvest amounts received in payment on the certificates at interest rates that are greater than or equal to the certificate rate, resulting from a faster or slower incidence of prepayment of auto loans will be borne by the certificateholders.

The rate of payment of principal of the certificates will depend on the rate of payment, including prepayments, of the PRINCIPAL BALANCE of the auto loans. As a result, final payment of the certificates could occur significantly earlier than the final scheduled payment date for the class.

Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

The tables captioned "Percent of Initial Certificate Principal Balance at Various ABS Percentages", also called the ABS Tables, have been prepared on the basis of the following assumptions:

    - the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

    - each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

    - the initial principal amount of the certificates is as stated on the cover page;

    - interest on the certificates accrues during each interest period at the following assumed coupon rates: Class A Certificates, %; and Class B Certificates, %.

    - payments on the certificates are made on the day of each month whether or not a business day;

    - the certificates are purchased on the closing date;

    - [the entire pre-funded amount issued to purchase subsequent auto loans;]

    - the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the PRINCIPAL BALANCE of the auto loans by its indicated remaining term to maturity; and

    - the seller or the servicer exercises its clean-up call redemption.

The ABS Tables also assume that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate PRINCIPAL BALANCE, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

                                                 ---------------------------------------------------
                                                                             REMAINING
                                                  AGGREGATE                       TERM     SEASONING
                                                  PRINCIPAL                 TO MATURITY         (IN
POOL                                                BALANCE        APR      (IN MONTHS)     MONTHS)
-----------------------------------------------    --------        ---        --------      -------
1..............................................    $                  %
2..............................................
3..............................................
4..............................................
5..............................................

The ABS Tables indicate, based on the assumptions described above, the percentages of the initial principal amount of the certificates that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the certificates. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lifes of the certificates.

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                         AT VARIOUS ABS PERCENTAGES(1)

                                        -------------------------------------------------------------------------------------
                                                  CLASS A CERTIFICATES                        CLASS B CERTIFICATES
                                        -----------------------------------------   -----------------------------------------
PAYMENT DATE                              0.5%       1.0%       1.7%       2.5%       0.5%       1.0%       1.7%       2.5%
--------------------------------------  --------   --------   --------   --------   --------   --------   --------   --------

Weghted Average Life in Years(2)......

(1) The percentages in this table have been rounded to nearest whole number.

(2) The WEIGHTED AVERAGE LIFE of a certificate is determined by (1) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificates to the payment date,
    (2) adding the results and (3) dividing the sum by the initial principal amount of the certificates of that class.

              DELINQUENCY AND LOSS INFORMATION OF THE SUBSERVICER

Presented below is information concerning the subservicer's delinquency and loss experience for its servicing portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under to its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current.

The information has not been adjusted to eliminate the effect of the significant growth in the size of the subservicer's portfolio or changes to its underwriting or charge-off policies during the periods shown. In response to competitive and market conditions, the subservicer's underwriting policies have changed in various respects over the periods presented. The subservicer does not believe these changes had a material impact on the historical delinquency and loss experience presented below.

In the fourth quarter of 1997 the subservicer began charging off non-securitized auto loans at the earlier of: (1) the date an auto loan becomes 150 days delinquent and (2) 90 days after a vehicle has been repossessed if it remains unsold. Prior to that change, and continuing for all auto loans securitized prior to 1998, auto loans were charged off (1) at 120 days delinquent and
(2) 60 days after a vehicle was repossessed if it remained unsold. The impact of these changes did not have a material impact on the delinquency and loss
experience as reported for years-end 1997 and 1998 and for the    months ended
           . It is also not expected that the change in the charge-off policy will have a material impact on the delinquency or loss rates in the future.

If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown. The tables below present all auto loan data for auto loans purchased by the subservicer, including auto loans managed in states which are not represented in the pool consisting of the auto loans. Following the merger in which Household International, Inc. acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another Household International, Inc. subsidiary. None of the auto loans held by this entity are included in the auto loans or the performance results presented in the following tables.

                             HISTORICAL DELINQUENCY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                       -----------------------------------------------------------------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                       -----------------------------------------------------------------------------------------------------------
                             [YEAR]                [YEAR]                [YEAR]                [YEAR]                [YEAR]
                       -------------------   -------------------   -------------------   -------------------   -------------------
                       DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Principal............
Outstanding
  Delinquencies(1)(2)...
  31-60 Days.........
  61-90 Days.........
  Over 90 Days.......
    Subtotal.........
Repossession on
  hand(3)............
Total Delinquencies
  and Repossession on
  hand...............

                       -------------------
                             MONTHS
                              ENDED
                       -------------------
                             [YEAR]
                       -------------------
                       DOLLARS    PERCENT
                       --------   --------
Principal............
Outstanding
  Delinquencies(1)(2)
  31-60 Days.........
  61-90 Days.........
  Over 90 Days.......
    Subtotal.........
Repossession on
  hand(3)............
Total Delinquencies
  and Repossession on
  hand...............

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Delinquencies include bankruptcies. Bankruptcies represent approximately   %
    of outstanding principal for each period presented.

(3) Amounts shown under "repossession on hand" represent the expected net realizable value for repossessed vehicles that have not been sold.

                         HISTORICAL NET LOSS EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                ---------------------------------------------------------------
                                                              YEAR ENDED DECEMBER 31,                   MONTHS
                                                ----------------------------------------------------     ENDED
                                                 [YEAR]     [YEAR]     [YEAR]     [YEAR]     [YEAR]          ,
                                                --------   --------   --------   --------   --------   --------
Principal outstanding.........................   $          $          $          $          $          $
Average principal amount outstanding..........   $          $          $          $          $          $
Number of contracts outstanding...............
Average number of contracts outstanding.......
Number of repossessions.......................
Number of repossessions as a percent of
  average number of contracts outstanding,
  annualized..................................
Net losses(1).................................   $          $          $          $          $          $
Net losses as a percent of average principal
  amount outstanding, annualized..............

(1) Net losses are net of recoveries and include PRINCIPAL BALANCE at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds for disposed vehicles, or the NADA wholesale value for vehicles repossessed but not sold. Net losses do not include repossessions that are less than 150 days delinquent and are not charged off.

The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables. However, as the subservicer's portfolio matures and the rate of growth slows, which is likely, it can be expected that the delinquency, loss and repossession percentages for the portfolio will increase, and may increase significantly. This is because a higher portion of the portfolio will consist of contracts proceeding through a typical delinquency and loss pattern. The amount of these increases cannot be estimated. There is no assurance that delinquency, credit loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks and vans.

                                 [THE INSURER]

[The following information has been obtained from [Name of Insurer] and has not been verified by the seller or the underwriters. No representations or warranty is made by the seller or the underwriters with respect thereto.

GENERAL

[Name of Insurer] is a monoline insurance company incorporated in        under
the laws of the State of        . The insurer is licensed to engage in the
financial guaranty insurance business in [all 50 states, the District of Columbia and Puerto Rico].

The insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the insurer's underwriting criteria.

The principal executive offices of the insurer are located at [address], and its
telephone number at that location is          .

REINSURANCE

Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

The insurer's insurance financial strength is rated "   " by [Rating Agency].
The insurer's financial strength is rated "   " by [Rating Agency]. The
insurer's claims-paying ability is rated "   " by [Rating Agency]. Such ratings
reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies herein.

CAPITALIZATION

The following table sets forth the capitalization of the insurer and its wholly-owned subsidiaries on the basis of generally accepted accounting
principles as of            :

                                                              ----------
                                                                [DATE]
                                                               -------
                                                               (UNAUDITED)
                                                              (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................     $
Surplus Certificates........................................
Minority Interest...........................................
Shareholder's Equity:
  Common Stock..............................................
  Additional Paid-In Capital................................
  Accumulated Other Comprehensive Income (net of deferred
    income taxes)...........................................
  Accumulated Earnings......................................
  Total Shareholder's Equity................................
Total Deferred Premium Revenue, Surplus Certificates,
  Minority Interest and Shareholder's Equity................     $

For further information concerning the insurer, see the consolidated financial statements of the insurer and subsidiaries, and the certificates thereto, incorporated by reference herein. The Insurer's financial statements are included as exhibits to the annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission by [Name of Insurer] and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the [State of New York Insurance Department] by the insurer are available upon request to the [State of New York Insurance Department].

INSURANCE REGULATION

The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of [New York], its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of [New York], the insurer is subject to [Article 69 of the New York Insurance Law] which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the [New York Insurance Law], applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

The certificates will be issued according to the terms of the pooling and servicing agreement. The pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes terms of the certificates and the pooling and servicing agreement.

The certificates will be issued only in fully registered form, in denominations
of $      and integral multiples of $      . The certificates will represent
beneficial ownership interests in the assets of the trust. Replacement certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee. No service charge will be made for any registration, exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The payment date is the [17th] day of each month, or if that day is not a BUSINESS DAY, the next succeeding BUSINESS DAY.

The class A certificateholders are entitled to receive, on each payment date, the CLASS A PERCENTAGE of the PRINCIPAL DISTRIBUTABLE AMOUNT plus interest at the class A pass-through rate on the class A PRINCIPAL BALANCE. Subject to the prior rights of the class A certificateholders, the class B certificateholders are entitled receive, on each payment date, the CLASS B PERCENTAGE of the PRINCIPAL DISTRIBUTABLE AMOUNT plus interest at the class B pass-through rate on the class B PRINCIPAL BALANCE.

The certificates represent beneficial ownership interests in the trust. The Class A Certificates will evidence in the aggregate an undivided ownership
interest of approximately    %, which is the CLASS A PERCENTAGE of the trust and
the Class B Certificates will evidence in the aggregate an undivided ownership
interest of approximately    %, which is the CLASS B PERCENTAGE of the trust.

PAYMENTS OF INTEREST

Interest on the certificates will be payable monthly on each payment date,
commencing on            , in an amount equal to interest accrued during the
applicable interest period, as defined below, at the certificate rate on the outstanding principal balance for certificates. The per annum rate of interest accruing on the certificates of each class is referred to as the pass-through rate for that class certificates. The pass-through rate for the Class A
Certificates is    %, and the pass-through rate for the Class B Certificates is
   %.

Interest on the certificates for a payment date will accrue from, and including, the preceding payment date, or in the case of the first payment date, from the closing date, through, and including, the day preceding the payment date. Each of these periods is an interest period. Interest on the certificates will be calculated on the basis of a 360-day consisting of twelve thirty day months. Interest for any payment date due but not paid on the payment date will bear interest, to the extent permitted by applicable law, at the applicable pass-through rate until paid.

PAYMENTS OF PRINCIPAL

On each payment date, principal payments will be distributed on the certificates in an amount generally equal to a percentage of the decease in the PRINCIPAL BALANCE of the auto loan pool during the prior calendar month to the extent of funds available. These principal payments will be allocable between the Class A Certificates and the Class B Certificates PRO RATA, and will be paid to the certificateholders in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

PAYMENT PRIORITIES

You can find definitions of the technical cashflow terms used in this section in the Glossary beginning on page S-43 of this prospectus supplement.

On or prior to each payment date, the servicer will instruct the trustee to make the following distributions in the following order of priority:

    (1) from the AVAILABLE FUNDS, to the servicer, any supplemental servicing fees for the COLLECTION PERIOD and if Household Finance Corporation is no longer acting as servicer, the servicing fee for the COLLECTION PERIOD;

    (2) from the remaining AVAILABLE FUNDS, to the trustee, any accrued and unpaid trustee's fees, but only to the extent these fees have not been previously paid by the servicer;

    (3) from the remaining AVAILABLE FUNDS, the CLASS A INTEREST DISTRIBUTABLE AMOUNT will be paid to the class A certificateholders;

    (4) from the remaining AVAILABLE FUNDS, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be paid to the class A certificateholders, until the outstanding principal amount of the Class A Certificates is paid in full;

    (5) from the remaining AVAILABLE FUNDS, the CLASS B INTEREST DISTRIBUTABLE AMOUNT will be paid to the class B certificateholders;

    (6) from the remaining AVAILABLE FUNDS, the CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT will be paid to the Class B Certificateholders until the outstanding PRINCIPAL BALANCE of the Class B Certificates is reduced to zero.

    (7) from the remaining AVAILABLE FUNDS, to the reserve account, the RESERVE ACCOUNT DEPOSIT AMOUNT, if necessary, required to increase the amount in the reserve account to its then required level;

    (8) from the remaining AVAILABLE FUNDS, if Household Finance Corporation is acting as the servicer, the servicing fee for the prior COLLECTION PERIOD; and

    (9) any remainder to the seller.

[Amounts on deposit in the reserve account on any payment date, after giving effect to all distributions made on the payment date and the related payment date, in excess of the TARGETED RESERVE ACCOUNT BALANCE for the payment date may be released first, to the servicer to pay any servicing fees and supplemental servicing fees that are due, and any remainder may be released to the seller.]

[Amounts available under the insurance policy are available to pay the certificate principal only in two circumstances:

    - to reduce, after taking into account all reductions funded from other sources, the aggregate principal balance of the certificates to the collateral balance--i.e., the sum of the POOL BALANCE plus the pre-funded amount--in the event that the certificate principal balance would otherwise exceed the collateral balance; and

    - to pay off each class's principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.]

[MANDATORY REDEMPTION]

[If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of certificates will be redeemed in part on the mandatory redemption date. Each class' certificate prepayment amount of the remaining pre-funded amount on that date will be an amount equal to that class' pro rata share, based on the respective current principal amount of each class of certificates. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal balance of the class of certificates then entitled to receive principal distributions.]

MATURITY DATES; OPTIONAL REDEMPTION

Each class of certificates will mature on the earlier of the date the class of certificates is paid in full or the respective scheduled maturity date for the
class. The class A scheduled maturity date is            and the class B
scheduled maturity date is            . The payment date occurring on
           is also referred to as the final scheduled payment date. In the event there are insufficient funds to retire either class of certificates by its respective scheduled maturity date in each case, subject to a five day grace period, an event of default will occur. In addition, the trust will pay the certificates in full on the payment date following exercise by the seller or the servicer of the option to purchase the auto loans from the trust. This will cause a redemption of the certificates. The option may be exercised on or after the payment date on which the AGGREGATE CERTIFICATE PRINCIPAL BALANCE is reduced
to an amount less than or equal to $           , which is  % of the original
AGGREGATE CERTIFICATE PRINCIPAL BALANCE. The redemption price will be equal to the sum of the AGGREGATE CERTIFICATE PRINCIPAL BALANCE and accrued and unpaid interest through the day preceding the call date.

REPORTS TO CERTIFICATEHOLDERS

With each distribution to the certificateholders, the trustee will prepare and forward to each certificateholder a statement, which will include the following information for that payment date:

    (1) the amount of the distribution allocable to interest on each class of the certificates;

    (2) the amount of the distribution allocable to principal on each class of the certificates;

    (3) the aggregate outstanding principal amount for each class of certificates, in each case, after giving effect to all payments reported under (2) above for that payment date;

    (4) the CLASS A INTEREST CARRYOVER SHORTFALL and the Class A Principal Carryover Shortfall, if any, and the change in those amounts from the preceding statement;

    (5) the amount of the servicing fee paid to the servicer for the prior COLLECTION PERIOD; and

    (6) the TARGETED RESERVE ACCOUNT BALANCE and the amount on deposit in the reserve account at the end of the payment date.

The information furnished under (1) through (4) above will be expressed as a
dollar amount per $           in face amount of certificates.

                               CREDIT ENHANCEMENT

SUBORDINATION OF THE CLASS B CERTIFICATES

The rights of the Class B Certificateholders to receive distributions generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the auto loans. The protection afforded to the Class A Certificateholders through subordination will be effected by the preferential right of the Class A Certificateholders to receive current distributions of interest and principal, before any interest or principal is payable to the Class B Certificateholders.

THE RESERVE ACCOUNT

An initial deposit of $           , which is [ ]% of the POOL BALANCE as of the
cut-off date, will be placed in the reserve account. The reserve account will be increased on each payment date by the deposit in the reserve account of amounts remaining after payments to the certificateholders and any fees until the amount on deposit in the reserve account equals the TARGETED RESERVE ACCOUNT BALANCE after first determining whether any servicing fees or supplemental servicing fees are due. Amounts in the reserve account on any payment date, after giving effect to all withdrawals from the reserve account in excess of the TARGETED RESERVE ACCOUNT BALANCE that payment date will be paid, first to the servicer for any servicing fees and supplemental servicing fees then due, and any remainder to the seller.

The reserve account will not be part of the trust, but will be a segregated trust account held by the trustee. Amounts in the reserve account will be held for the benefit of holders of the certificates of both classes. Funds in the reserve account shall be invested in eligible investments. The Seller is entitled to receive all investment earnings on amounts in the reserve account, as well as any amounts in the reserve account in excess of the TARGETED RESERVE ACCOUNT BALANCE.

Amounts in the reserve account on a payment date will be used to fund any shortfalls in AVAILABLE FUNDS on that payment date to fund the full amounts of the servicing fee then payable to a servicer other than Household Finance Corporation, the CLASS A INTEREST DISTRIBUTABLE AMOUNT, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT, the CLASS B INTEREST DISTRIBUTABLE AMOUNT and the CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT, in that order.

OVERCOLLATERALIZATION

The overcollateralization is the difference between the POOL BALANCE and the AGGREGATE CERTIFICATE PRINCIPAL BALANCE. On the closing date, the
overcollateralization will be equal to $           or  % of the POOL BALANCE as
of the
cut-off date. The overcollateralization will be available to absorb losses that would otherwise be allocated to certificateholders.

The subordination of the class B Certificates, the reserve account and the overcollateralization are intended to enhance the likelihood of receipt by class A certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the class A certificateholders will experience losses.

If on any payment date the holders of the Class A Certificates do not receive the full amount then due them, including interest carryover shortfalls and principal carryover shortfalls, after giving effect to any amounts withdrawn from the reserve account, the holders of the Class B Certificates generally will not receive any distributions. While the Class B certificateholders are entitled to receive amounts from the reserve account their entitlement is subordinated to the rights of the Class A certificateholders. If the reserve account becomes depleted and the overcollateralization is exhausted, the Class B certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

[THE INSURANCE POLICY]

[The following summary of the terms of the policy does not purport to be complete and is qualified in its entirety by reference to the policy.

Simultaneously with the issuance of the certificates, the insurer will deliver the policy to the trustee for the benefit of each certificateholder. Under the policy, the insurer will unconditionally and irrevocably guarantee to the trustee, on each distribution date, for the benefit of each certificateholder the full and complete payment of (i) SCHEDULED PAYMENTS (as defined below) on the certificates and (ii) the amount of any SCHEDULED PAYMENT which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trustee fails to make a claim under the policy, certificateholders do not have the right to make a claim directly under the policy, but may sue to compel the trustee to do so.

SCHEDULED PAYMENTS means payments which are required to be made on the certificates during the term of the policy in accordance with the original terms of the certificates when issued and without regard to any subsequent amendment or modification of the certificates or the trust documents that has not been consented to by the insurer.

Payment of claims on the policy made in respect of SCHEDULED PAYMENTS will be made by the insurer following RECEIPT (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third BUSINESS DAY following RECEIPT of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the certificates.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the ORDER referred to below or (b) the first to occur of (i) the [fourth] BUSINESS DAY following RECEIPT by the insurer from the trustee of (A) a certified copy of the ORDER of the court or other governmental body that exercised jurisdiction to the effect that the certificateholder is required to return SCHEDULED PAYMENTS made with respect to the certificates during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the certificateholder that the ORDER has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the certificateholder, in such form as is reasonably required by the insurer and provided to the certificateholder by the insurer, irrevocably assigning to the insurer all rights and claims of the certificateholder relating to or arising under the certificates against the trust or otherwise with respect to such preference payment, or (ii) the date of RECEIPT (as defined below) by the insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four BUSINESS DAYS prior to such date of RECEIPT, the insurer shall have RECEIVED (as defined below) written notice from the trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the ORDER and not to the trustee or any certificateholder directly (unless a certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the ORDER, in which case such payment shall be disbursed to the trustee for distribution to such certificateholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the pooling and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each certificateholder in the conduct of any proceeding with respect to a preference claim.

The terms RECEIPT and RECEIVED with respect to the policy shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a BUSINESS DAY; delivery either on a day that is not a BUSINESS DAY or after 12:00 noon, New York City time, shall be deemed to be RECEIVED on the next succeeding BUSINESS DAY. If any notice or certificate given under the policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been RECEIVED, and the insurer or its fiscal agent shall promptly so advise the trustee, and the trustee may submit an amended notice.

Under the policy, BUSINESS DAY means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in , , , and or any other location of any successor servicer or successor trustee are authorized or obligated by law, executive order or governmental decree to be closed.

The insurer's obligations under the policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trustee as provided in the policy whether or not such funds are properly applied by the trustee.

The insurer shall be subrogated to the rights of each certificateholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. [THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.] The Policy is governed by the laws of the State of [New York].

It is a condition to issuance that the Class A Certificates be rated by [Rating Agency] and by [Rating Agency], and that the Class B Certificates be rated by [Rating Agency] and by [Rating Agency]. The ratings by the rating agencies of the certificates will be (i) with respect to the Class A Certificates, without regard to the policy in the case of [Rating Agency]and substantially based on the policy in the case of [Rating Agency] and (ii) with respect to the Class B Certificates, based on the issuance of the policy. To the extent that such ratings are based on the policy, such ratings apply to distributions due on the distribution dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell certificates. In the event that the rating initially assigned to any of the certificates is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the certificates.]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the certificates as "CAPITAL ASSETS" which generally means property held for investment, within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended, referred to in this prospectus supplement as the CODE. Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates. Prospective investors should know that no rulings have been or will be sought from the IRS regarding any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

TAX STATUS OF THE TRUST

In the opinion of Dewey Ballantine LLP, special tax counsel to the seller, the trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Certificateholders will be treated as the owners of the trust, except as described below.

GENERAL

For purposes of federal income tax, the certificateholders will each be deemed to have acquired a fixed portion of the interest due on each auto loan. These fixed portions of interest will be treated as "STRIPPED COUPONS" within the meaning of the Code. Accordingly, for federal income tax purposes, each certificateholder will be treated as owning its pro rata percentage interest in the principal of each auto loan and such interest in each auto loan will be treated as a "STRIPPED BOND" within the meaning of Section 1286 of the Code.

INCOME ON THE AUTO LOANS

Each certificateholder will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata allocable share of the entire gross income of the trust, including interest or finance charges earned on the auto loans, and any gain or loss upon collection or disposition of the auto loans. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata allocable share of reasonable fees and expenses that are paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a certificateholder is an individual, estate or trust the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over such amount, or (2) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such certificates with respect to interest at the certificate rate. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid by the trust. A certificateholder using the accrual method of accounting must take into account its pro rata share of income and deductions as and when such amounts become due to or payable by the trust.

A certificateholder will not be subject to the market discount rules discussed below regarding the stripped auto loans, but instead will be subject to the original issue discount rules contained in the Code. A certificateholder will be required to include any original issue discount in income as it accrues, regardless of whether cash payments are received, using a method reflecting a constant rate of interest on the auto loans.

STRIPPED BONDS AND STRIPPED COUPONS

Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a certificate will be treated as the purchaser of a stripped bond or stripped coupon which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations, if the discount on a stripped bond certificate is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Code, that stripped bond certificate will be considered to have been issued with original issue discount. See "--Accrual of Original Issue Discount."

ACCRUAL OF ORIGINAL ISSUE DISCOUNT

In determining whether a certificateholder has purchased its interest in the auto loans or any auto loan at a discount, a portion of the purchase price for a certificate may be allocated to the accrued interest on the auto loans at the time of purchase as though that accrued interest were a separate asset. This would reduce the portion of the purchase price allocable to the certificateholder's undivided interest in the auto loans. If the interests in the auto loans represented by the certificates are considered to be issued with original issue discount, the rules described in this paragraph would apply. Generally, the owner of a stripped bond or stripped coupon issued or acquired with original issue discount must include in gross income the sum of the DAILY PORTIONS, as described below, of such original issue discount for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original certificateholder, the daily portions of original issue discount for a certificate generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues with respect to the certificate during each successive monthly accrual period. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the certificate under the prepayment assumption used for the certificates and (2) any payments received during such accrual period, and subtracting from that total the ADJUSTED ISSUE PRICE of the certificate at the beginning of that accrual period. No representation is made that the auto loans will prepay at any specified rate. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Code, and the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issued price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to a reasonable method as set forth in the Treasury Regulations regarding original issue discount.

For the certificates, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used for the certificates.

Subsequent purchasers that purchase certificates at more than a DE MINIMIS discount should consult their tax advisors about the proper method to accrue such original issue discount.

PREMIUM

The purchase of a certificate at more than its adjusted principal amount will result in the creation of a premium with respect to the interest in the underlying auto loans represented by those certificates. In determining whether a certificateholder has purchased its interest in the auto loans at a premium, a portion of the purchase price for a certificate may be allocated to the accrued interest on the auto loans at the time of purchase as though such accrued interest were a separate asset, thus reducing the portion of the purchase price allocable to the certificateholder's undivided interest in the auto loans. A purchaser who does not hold the certificate for sale to borrowers or in inventory may elect under Section 171 of the Code to amortize that premium. Under the Code, premium is allocated among the interest payments on the auto loans to which it relates and is considered as an offset against and thus a reduction of such interest payments. With certain exceptions, that election would apply to all debt instruments held or subsequently acquired by the electing holder. If the election is not made, the premium will be deductible as an ordinary loss only upon disposition of the certificate or pro rata as principal is paid on the auto loans.

Holders of certificates acquired at a premium are urged to consult with their own tax advisors regarding the proper treatment of the certificates for federal income tax purposes.

SALE OF A CERTIFICATE

If a certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale, allocable to each of the auto loans and the certificateholder's adjusted basis in each of them. However, amounts attributable to accrued and unpaid interest which will be treated as ordinary income. A certificateholder's adjusted basis will equal the certificateholder's cost for the certificate, increased by any discount previously included in income, and decreased, but not below zero, by any previously amortized premium and by the amount of payments previously received on the auto loans. Any gain or loss will be capital gain or loss if the certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying auto loans having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the certificates have been owned for more than one year.

FOREIGN CERTIFICATEHOLDERS

Interest attributable to the auto loans which is received by a foreign certificateholder will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that (1) the foreign certificateholder does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation related to, the seller and (2) that holder fulfills certain certification requirements. Under those requirements, the holder must certify, under penalty of perjury, that it is not a UNITED STATES PERSON and provide its name and address. For this purpose, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Gain realized upon the sale of a certificate by a foreign certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by that foreign certificateholder, that holder will be subject to United States federal income tax on the certificates at regular rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning a certificate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

The trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each certificateholder or each person holding a certificate on behalf of a certificateholder at any time during such year, such information as the trustee deems necessary or desirable to assist certificateholders in preparing their federal income tax returns. Payments made on the certificates and proceeds from the sale of the certificates will not be subject to a "BACKUP" withholding tax of 31% unless, in general, a certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

NEW WITHHOLDING REGULATIONS

On October 6, 1997, the Treasury Department issued NEW WITHHOLDING REGULATIONS which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new withholding regulations attempt to unify certification requirements and modify reliance standards. The new withholding regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new withholding regulations.

                              ERISA CONSIDERATIONS

CLASS A CERTIFICATES

The Class A Certificates may be purchased by ERISA plans as described in the prospectus under "ERISA CONSIDERATIONS--ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES."

The Department of Labor has issued to the underwriter an individual prohibited transaction exemption which, as described in the prospectus, generally exempts from the application of the prohibited transaction provisions of
Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code, transactions concerning the initial purchase, the holding and the subsequent resale by employee benefit plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption. The loans covered by the underwriter's exemption include loans such as the auto loans.

As of the initial cut-off date, there is no single auto loan included in the trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust. Before purchasing a certificate based on the underwriter's exemption, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a concerning CERTIFICATE for purposes of the exemption and (2) that the conditions and other requirements set forth in the exemption would be satisfied.

Any plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel as to the potential applicability of ERISA, the Code and the underwriter's exemption prior to making an investment in the Class A Certificates. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

The sale of the Class A Certificates to a plan is not a representation by us or the underwriter that this investment meets all relevant legal requirements for investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

CLASS B CERTIFICATES

The Class B Certificates may not be acquired by (1) an employee benefit plan that is subject to the provisions of ERISA, (2) a plan described in
Section 4975 (e) (1) of the Internal Revenue Code or (3) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be considered to have represented and warranted that it is not subject to these limitations. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA CONSIDERATIONS--ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES" in the prospectus.

                                  UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated among the seller, Household Finance Corporation and the underwriters named below, the seller has agreed to sell to the underwriters and each of the underwriters has agreed to purchase, the principal amount of the certificates stated opposite its name below.

                                                              -------------------
                                                              PRINCIPAL  PRINCIPAL
                                                               AMOUNT     AMOUNT
                                                                   OF         OF
                                                              CLASS A    CLASS B
UNDERWRITERS                                                  CERTIFICATES CERTIFICATES
------------------------------------------------------------   ------     ------
[List of Underwriters]......................................


The underwriters propose to offer the certificates in part directly to purchasers at the initial public offering prices stated on the cover page of this prospectus supplement and in part to securities dealers at prices less
concessions not to exceed      % per Class A Certificate and      % per Class B
Certificate. The underwriters may allow, and the dealers may reallow,
concessions to brokers and dealers which will not exceed      % per Class A
Certificate and      % per Class B Certificate.

The seller and Household Finance Corporation have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the certificates at levels above those which might otherwise prevail in the open market. This stabilizing, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

Some legal matters relating to the certificates will be passed upon for the seller by John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc., the parent company of Household Finance Corporation, Household Automotive Finance Corporation and the seller, and by Dewey Ballantine LLP, New York, New York, special counsel to the seller. Some legal matters will also be passed upon for the underwriters by Dewey Ballantine LLP. As of the date of this prospectus supplement, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of common stock of Household International, Inc.

                                    GLOSSARY

AGGREGATE CERTIFICATE PRINCIPAL BALANCE means, as of any date, the aggregate outstanding principal amount of all the certificates on that date.

AMOUNT FINANCED means, for an auto loan, the aggregate amount advanced under the auto loan toward the financed vehicle's purchase price and related costs, including amounts advanced for accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes and related costs.

AVAILABLE FUNDS means, for any COLLECTION PERIOD, the sum of (1) the COLLECTED FUNDS for that COLLECTION PERIOD, (2) all PURCHASE AMOUNTS deposited in the collection account during that COLLECTION PERIOD, (3) income on investments held in the collection account, (4) the proceeds of any liquidation of the assets of the trust, (5) the lesser of (a) the excess of the aggregate amount determined under items (1)-(6) of "Payment Priorities" as stated beginning on page S-31, over the amount on deposit in the collection account and (b) the reserve account balance.

CLASS A INTEREST CARRYOVER SHORTFALL means, for any payment date, the sum of:
(1) excess of (a) the CLASS A INTEREST DISTRIBUTABLE AMOUNT for the preceding payment date, over (b) the amount actually paid as interest to the class A certificateholders on the preceding payment date, PLUS (2) interest on that excess, to the extent permitted by law, at a rate per annum equal to the Class A pass-through rate from the preceding payment date to but excluding the current payment date.

CLASS A INTEREST DISTRIBUTABLE AMOUNT means, for any payment date, an amount equal to the sum of: (1) the aggregate amount of interest accrued on the Class A Certificates at the class A pass-through rate from and including the preceding payment date, or, in the case of the initial payment date, from and including the closing date, to but excluding the current payment date PLUS
(2) the applicable CLASS A INTEREST CARRYOVER SHORTFALL for the current payment date.

CLASS A PERCENTAGE means  %.

CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the CLASS A PERCENTAGE of the PRINCIPAL DISTRIBUTABLE AMOUNT.

CLASS B INTEREST DISTRIBUTABLE AMOUNT means, for any payment date, an amount equal to the sum of: (1) the aggregate amount of interest accrued on the Class B Certificates at the class B pass-through rate from and including the preceding payment date, or, in the case of the initial payment date, from and including the closing date, to but excluding the current payment date PLUS
(2) the applicable CLASS B INTEREST CARRYOVER SHORTFALL for the current payment date.

CLASS B PERCENTAGE means  %.

CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the CLASS B PERCENTAGE of the PRINCIPAL DISTRIBUTABLE AMOUNT.

COLLECTED FUNDS means, for any COLLECTION PERIOD, the amount of funds in the collection account representing collections (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges or similar items) on the auto loans during the COLLECTION PERIOD, including all NET LIQUIDATION PROCEEDS collected during the COLLECTION PERIOD (but excluding any PURCHASE AMOUNTS).

COLLECTION PERIOD means, for any payment date other than the first payment date, the calendar month preceding the month in which the payment date occurs, and in the case of the first payment date, the period from the cut-off date through
           .

CRAM DOWN LOSS means, with respect to an auto loan, if a court of appropriate jurisdiction in an insolvency proceeding issues a final order reducing the amount owed on the auto loan or otherwise modifying or restructuring the scheduled payments to be made on the auto loan, an amount equal to (1) the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the PRINCIPAL BALANCE of the auto loan as reduced and/or (2) if the court issues an order reducing the effective rate of interest on the auto loan, the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the net present value--using as the discount rate the higher of the APR on the auto loan or the rate of interest, if any, specified by the court in the order--of the scheduled payments as so modified or restructured. A CRAM DOWN LOSS shall be deemed to have occurred on the date of the order's issuance.

LIQUIDATED AUTO LOAN means an auto loan which if (1) 90 days have elapsed since the financed vehicle was repossessed, (2) the servicer has determined in good faith that all amounts it expects to recover have been received, (3) ten percent or more of a scheduled payment shall have become 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent or (4) the financed vehicle has been sold and the proceeds received.

MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, an amount equal to that portion of COLLECTED FUNDS representing interest collections on the auto loans and NET LIQUIDATION PROCEEDSfor the applicable COLLECTION PERIOD less the sum of: the servicing fee paid to any servicer other than Household Finance Corporation, the fees due to the trustee, to the extent not paid by the servicer, the CLASS A INTEREST DISTRIBUTABLE AMOUNT, the CLASS B INTEREST DISTRIBUTABLE AMOUNT, the aggregate PRINCIPAL BALANCEs of all auto loans which became LIQUIDATED AUTO LOANS during the COLLECTION PERIOD, plus the aggregate amount of CRAM DOWN LOSSES during the COLLECTION PERIOD.

NET LIQUIDATION PROCEEDS means, with respect to LIQUIDATED AUTO LOANS,
(1) proceeds from the disposition of the underlying financed vehicle securing the LIQUIDATED AUTO LOANS, minus the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required by law to be remitted to the borrower,
(2) any insurance proceeds, or (3) other monies received from the borrower or otherwise.

POOL BALANCE means, as of any date of determination, the aggregate PRINCIPAL BALANCEs of the auto loans, unless otherwise specified, as of the close of business on the preceding business day.

PRINCIPAL BALANCE means, with respect to any auto loan, as of any date, the AMOUNT FINANCED minus (a) that portion of all amounts received on or prior to the date and allocable to principal in accordance with the terms of the auto loan, and (b) any CRAM DOWN LOSS in respect of the auto loan. The PRINCIPAL BALANCE of a LIQUIDATED AUTO LOAN or a purchased auto loan shall be zero.

PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the product of
(1) % and (2) the excess of (a) the POOL BALANCE at the end of the second preceding COLLECTION PERIOD, over (b) the POOL BALANCE at the end of the immediately preceding COLLECTION PERIOD.

PURCHASE AMOUNT means, with respect to an auto loan, the PRINCIPAL BALANCE as of the date the auto loan is purchased from the trust by the seller or the servicer.

RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, the lesser of:
(x) the MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT for that payment date and
(y) the RESERVE ACCOUNT SHORTFALL AMOUNT for that payment date.

RESERVE ACCOUNT SHORTFALL AMOUNT means, for any payment date, the excess of:
(x) the TARGETED RESERVE ACCOUNT BALANCE for that payment date over (y) the amount on deposit in the reserve account as of the beginning of that payment date.

TARGETED RESERVE ACCOUNT BALANCE means, for any payment date, the lesser of:
(1) the greater of (a)      % of the outstanding POOL BALANCE as of the end of
the prior COLLECTION PERIOD, and (b) $           ( % of the POOL BALANCE as of
the cut-off date) and (2) the AGGREGATE CERTIFICATE PRINCIPAL BALANCE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              HOUSEHOLD AUTOMOTIVE
                                   TRUST
                                 SERIES

                                   HOUSEHOLD
                                    FINANCE
                                  CORPORATION,
                                    SERVICER

                                 [UNDERWRITERS]

UNTIL             ALL DEALERS THAT EFFECT TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                          HOUSEHOLD AUTOMOTIVE TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                               ------------------

THE SECURITIES--

  - will be issued from time to time in series;

  - will be issued by trusts established by Household Auto Receivables Corporation;

  - will be backed by a pool of auto loans held by the issuing trust;

  - will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

  - may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS--

The assets of each trust will primarily consist of a pool of auto loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement.
--------------------------------------------------------------------------------

YOU ARE ENCOURAGED TO READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.
These securities are auto receivable asset-backed securities which represent interests in or obligations of the trust issuing a series of securities and are not interests in or obligations of any other person or entity.
Neither these securities nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.
Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.
--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
            THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is            , 1999

IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                               TABLE OF CONTENTS

                                        Page
Summary of Terms......................    1
Risk Factors..........................    3
Trust Assets..........................    6
The Trustee...........................    6
The Servicer..........................    7
The Subservicer.......................    7
The Seller............................    7
The Automobile Financing Business of
  the Subservicer.....................    8
  General.............................    8
  Application Processing and
    Purchasing Criteria...............    8
  Funding Package Completion,
    Verification and Funding..........    9
  Post-Funding Quality Reviews........    9
  Servicing of Contracts..............    9
  Billing and Collection Process......   10
  Repossession........................   10
  Payment Terms of the Auto Loans.....   11
  Insurance...........................   11
Description of the Securities.........   12
  General Payment Terms of
    Securities........................   13
  Payment Date Distributions..........   13
  Determination of Principal and
    Interest on the Securities........   13
  Fixed Rate Securities...............   14
  Floating Rate Securities............   14
  Indexed Securities..................   14
  Scheduled Amortization Securities;
    Companion Securities..............   15
  Maturity and Prepayment
    Considerations....................   15
  Yield Considerations................   15
  Book-Entry Registration.............   16
  Definitive Securities...............   19
  Credit and Cash Flow Enhancements...   19
The Trust Documents...................   20

                                        Page
  Sale of Auto Loans by the
    Subservicer to the Seller.........   20
  Representations and Warranties of
    the Subservicer...................   20
  Transfer and Assignment of the Auto
    Loans by the Seller to the
    Trust.............................   21
  Representation and Warranties of the
    Seller; Repurchase Obligation.....   21
  Payments on Auto Loans; Deposits to
    Collection Account................   23
  Collection and Other Servicing
    Procedures........................   24
  Servicing Compensation and Payment
    of Expenses.......................   24
  Evidence as to Compliance...........   24
  Certain Matters Regarding the
    Servicer and the Seller...........   25
  Servicer Termination Event..........   25
  Rights Upon Servicer Termination
    Event.............................   26
  Certain Covenants of Each Trust.....   27
  Certain Matters Regarding the
    Trustee and the Trust.............   28
  Limitation on Liability of the
    Trustee...........................   28
  Resignation of Trustee..............   29
Legal Aspects Of The Auto Loans.......   29
  Security Interest in Vehicles.......   29
  Repossession........................   30
  Notice of Sale; Redemption Rights...   31
  Deficiency Judgments and Excess
    Proceeds..........................   31
  Consumer Protection Laws............   31
  Soldiers' and Sailors' Civil Relief
    Act of 1940.......................   32
  Other Limitations...................   32
Material Federal Income Tax
  Considerations......................   32
  General.............................   32
  Grantor Trust Securities............   33
  Debt Securities.....................   34

                                        Page
  Partnership Interests...............   35
  FASIT Securities....................   36
  Discount and Premium................   38
  Backup Withholding..................   41
  Foreign Investors...................   41
State Tax Considerations..............   42
ERISA Considerations..................   42
  General.............................   42

                                        Page
  ERISA Considerations regarding
    Securities which are
    Certificates......................   42
  ERISA Considerations regarding
    Securities which are Notes........   44
  Consultation With Counsel...........   44
Methods of Distribution...............   45
Legal Matters.........................   45
Clearance, Settlement and Tax
  Documentation Procedures............  A-1

                                SUMMARY OF TERMS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we suggest that you carefully read this entire prospectus and the accompanying prospectus supplement.

THE TRUSTS

Each series of securities will be issued by a separate trust.

SELLER

Household Auto Receivables Corporation, a Nevada corporation. The address of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134.

SERVICER

Household Finance Corporation, a Delaware corporation. The address of the servicer is 2700 Sanders Road, Prospect Heights, Illinois 60010.

SUBSERVICER

Household Automotive Finance Corporation, a Delaware corporation. The address of the subservicer is 11452 El Camino Real, Suite 400, San Diego, California 92130.

THE SECURITIES

The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. One or more classes of securities:

- may be entitled to receive distributions only of principal, only of interest or any combination of principal and interest;

- may be subordinated in right to receive distributions of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified time periods;

- may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up; this could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period;

- may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

- may be entitled to receive interest at a fixed rate or a variable rate; and

- may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans or classes of securities.

The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

Interest only and principal only securities are subject to investment risks that are a function of how quickly principal payments are received on the underlying pool of auto loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Investors in these types of securities could lose their investment. The ratings assigned to these securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest only and principal only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.

TRUST PROPERTY

Each trust will hold:

- a pool of auto loans, each of which will be secured by new or used automobiles, vans and light duty trucks;

- amounts held in trust accounts; and

- forms of credit support, if applicable.

You will find a description of the pool of auto loans in the prospectus supplement. The seller will have purchased the auto loans from the subservicer and will sell them to the trust. If a trust has not purchased all of the auto loans at the time you purchase your securities, it will purchase the remainder from the subservicer over a period specified in the prospectus supplement. Some trusts may, during a specified time period, use principal collections on its auto loans to purchase additional auto loans.

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the owners of securities against losses due to defaults on the auto loans. A series of securities, or some of the classes within the series, may have the benefit of one or more types of credit enhancement such as the following:

- the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

- the subordination of distributions on the lower classes of securities to the required distributions of more senior classes of securities;

- the allocation of losses on the auto loans to the lower classes of securities;

- the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements;

- swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

- repurchase or put obligations;

- yield supplement agreements; and

- other arrangements similar to those described above.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

PRE-FUNDING FEATURE

A trust may enter into agreements with the seller, in which the seller will sell additional auto loans to the trust after the securities are issued. The transfer of auto loans after the date the securities are issued is known as the pre-funding feature. Any subsequent auto loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee will be required to deposit all or a portion of the proceeds of the sale of the securities of the series in a segregated account. The subsequent auto loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period, not to exceed one year. If a trust elects federal income treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a class or classes of securities.

FEDERAL INCOME TAX CONSEQUENCES

The securities of each series will, for federal income tax purposes, constitute one of the following:

- interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

- debt secured by the underlying auto loans;

- interests in a trust which is treated as a partnership; or

- REGULAR INTERESTS or HIGH-YIELD INTERESTS in a trust treated as a financial asset securitization investment conduit or, FASIT under the Internal Revenue Code.

We suggest that you review "Material Federal Income Tax" Consequences beginning on page 45 in this prospectus and in the prospectus supplement. In addition, you should consult your own tax advisor concerning your investment.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 59 in this prospectus and in the prospectus supplement.

RATING

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency.

                                  RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF ANY CLASS OF SECURITIES. YOU SHOULD ALSO CONSIDER THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES, AND  A secondary market for these securities is
  MAY HAVE TO HOLD YOUR SECURITIES TO MATURITY    unlikely to develop. If it does develop, it may
  EVEN THOUGH YOU MAY WANT TO SELL THEM.          not provide you with sufficient liquidity of
                                                  investment or continue for the life of these
                                                  securities. The underwriters may establish a
                                                  secondary market in the securities, although no
                                                  underwriter will be obligated to do so. The
                                                  securities are not expected to be listed on any
                                                  securities exchange or quoted in the automated
                                                  quotation system of a registered securities
                                                  association.

                                                  Issuance of the securities in book-entry form may
                                                  also reduce the liquidity in the secondary trading
                                                  market, since some investors may be unwilling to
                                                  purchase securities for which they cannot obtain
                                                  definitive physical securities.

PREPAYMENTS ON THE AUTO LOANS COULD CAUSE YOU TO  -  The yield to maturity of the securities may be
  BE PAID EARLIER THAN YOU EXPECT, WHICH MAY      adversely affected by a higher or lower than
  ADVERSELY AFFECT YOUR YIELD TO MATURITY.           anticipated rate of prepayments on the auto
                                                     loans. If you purchase a security at a premium
                                                     based on your expectations as to its maturity
                                                     or weighted average life, and the security pays
                                                     principal more quickly than you expected, your
                                                     yield will be reduced and you may not recover
                                                     the premium you paid. In addition, if you
                                                     purchase a security at a discount based on your
                                                     expectations as to its maturity or weighted
                                                     average life, and the security pays principal
                                                     more slowly than you expected, your yield will
                                                     be lower than you anticipated.

                                                  -  The yield to maturity on interest only
                                                  securities will be extremely sensitive to the rate
                                                     of prepayments on the auto loans. If the auto
                                                     loans prepay very quickly the yield on an
                                                     interest-only security could be dramatically
                                                     reduced.

                                                  -  The auto loans may be prepaid in full or in
                                                  part at any time.

                                                  -  We cannot predict the rate of prepayments of
                                                  the loans, which is influenced by a wide variety
                                                     of economic, social and other factors,
                                                     including prevailing interest rates, the
                                                     availability of alternative financing, local
                                                     and regional economic conditions and certain
                                                     natural disasters such as floods, hurricanes,
                                                     earthquakes and tornadoes. Therefore, we can
                                                     give no assurance as to the level of
                                                     prepayments that a trust will experience.

                                                  -  One or more classes of securities of any series
                                                  may be subject to optional or mandatory redemption
                                                     in whole or in part, on or after a specified
                                                     date, or on or after the time when the
                                                     aggregate outstanding principal amount of the
                                                     auto loans or the securities is less than a
                                                     specified amount or percentage.

                                                  -  One or more classes of securities of any series
                                                  may be subject to optional or mandatory redemption
                                                     in whole or in part, on or after a specified
                                                     date, or on or after the time when the
                                                     aggregate outstanding principal amount of the
                                                     auto loans or the securities is less than a
                                                     specified amount or percentage.

                                                  -  Since prevailing interest rates are subject to
                                                  fluctuation, there can be no assurance that you
                                                     will be able to reinvest these amounts at a
                                                     yield equaling or exceeding the yield on your
                                                     securities. You will bear the risk of
                                                     reinvesting unscheduled distributions resulting
                                                     from a redemption.

NON-PRIME AUTO LOAN POOLS WILL INCUR HIGHER       A loan is usually considered non-prime because the
  LOSSES THAN PRIME AUTO LOAN POOLS.              borrower has limited income, past credit problems,
                                                  such as prior bankruptcy or a history of
                                                  delinquent payments on other debt, or a limited or
                                                  no credit history. Non-prime loans experience a
                                                  higher rate of delinquency and loss than prime
                                                  loans.

                                                  Non-prime loans frequently finance the purchase of
                                                  used vehicles. Because the value of a used vehicle
                                                  is more difficult to determine, upon sale of a
                                                  repossessed vehicle, a greater loss may be
                                                  incurred.

                                                  The added risk presented by non-prime auto loans
                                                  is considered in structuring the issuances of
                                                  securities. However, we can give no assurance that
                                                  the structure established will be adequate to
                                                  prevent losses to some or all of the
                                                  securityholders.

SECURITY INTERESTS MAY NOT BE PERFECTED, WHICH    The certificates of title for the financed
  COULD ALLOW OTHERS SUPERIOR RIGHTS TO THE       vehicles will be held by the subservicer. The
  TRUST ASSETS.                                   certificates of title will not be endorsed or
                                                  amended to identify the secured party. Because
                                                  this will not be done, the security interests may
                                                  be defeated through fraud, forgery, negligence or
                                                  error and will not be perfected in every state. If
                                                  someone has a security interest in a vehicle that
                                                  is superior to the interest of the trustee, you
                                                  could experience delays in payments or a loss on
                                                  your investment in the securities.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY      Auto lending is regulated at both the federal and
  LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON   state levels and violations of these laws,
  THE AUTO LOANS.                                 policies and principles may limit the ability of
                                                  the servicer to collect all or part of the amounts
                                                  due on the auto loans, may entitle the borrower to
                                                  a refund of amounts previously paid and, in
                                                  addition, could subject the trust, as the owner of
                                                  the auto loan, to claims for damages and to
                                                  administrative enforcement. The occurrence of any
                                                  of the foregoing could cause losses on your
                                                  securities.

INSOLVENCY OF THE SELLER OR SUBSERVICER MAY       In some circumstances, a bankruptcy of the seller
  REDUCE OR DELAY PAYMENTS TO SECURITYHOLDERS.    or subservicer may delay or reduce payments to
                                                  securityholders. In the event of a bankruptcy of
                                                  the subservicer or the seller, a court or
                                                  bankruptcy trustee could conclude the subservicer
                                                  or seller still owns the auto loans or that the
                                                  seller, the subservicer and the trust are all a
                                                  single entity for bankruptcy purposes. If a court
                                                  or bankruptcy trustee would reach either of these
                                                  conclusions,

                                                  you could experience delays in payments or a loss
                                                  on your investment in the securities.

                                                  We have taken steps in structuring the
                                                  transactions contemplated by this prospectus to
                                                  minimize these bankruptcy risks. Our legal counsel
                                                  has advised us that a court would not order a
                                                  consolidation of the seller, subservicer and the
                                                  trust for bankruptcy purposes or determine that
                                                  the sale of the auto loans to the seller was
                                                  actually a pledge rather than a sale.

SECURITYHOLDERS HAVE NO RECOURSE AGAINST THE      There is no recourse for losses against the
  SELLER, SERVICER OR SUBSERVICER FOR LOSSES.     servicer, subservicer or seller. The securities
                                                  represent obligations solely of the issuing trust.
                                                  No securities will be guaranteed by the seller,
                                                  the servicer, or the trustee. Consequently, if
                                                  payments on the auto loans, and to the extent
                                                  available, any credit enhancement, are
                                                  insufficient to pay the securities in full, you
                                                  have no rights to obtain payment from the
                                                  servicer, subservicer or seller.

INSURANCE ON VEHICLES MAY NOT BE MAINTAINED,      At the time the subservicer purchases the auto
  WHICH MAY LEAD TO LOSSES ON THE AUTO LOANS.     loans from the dealers it requires that the
                                                  borrowers have theft and damage insurance on the
                                                  vehicles. There can be no assurance that the
                                                  borrower will maintain the insurance coverage on
                                                  the vehicle. The subservicer will not obtain
                                                  insurance coverage without the consent of the
                                                  borrower if it learns that a vehicle is uninsured.
                                                  If an uninsured loss occurs and the borrower
                                                  defaults on the auto loan at a time when the
                                                  overcollateralization or subordination provisions
                                                  are not sufficient to ensure payments are made to
                                                  securityholders, securityholders may be subject to
                                                  a delay in receiving payments or a loss on their
                                                  investment in the securities.

THE RATINGS ASSIGNED TO YOUR SECURITIES BY THE    The ratings assigned to the securities will be
  RATING AGENCIES MAY BE LOWERED OR WITHDRAWN AT  based on, among other things, the adequacy of the
  ANYTIME, WHICH MAY AFFECT YOUR ABILITY TO SELL  assets of the trust and any credit enhancement for
  YOUR SECURITIES.                                a series of securities. Any rating which is
                                                  assigned may not remain in effect for any given
                                                  period of time or may be lowered or withdrawn
                                                  entirely by the rating agencies if, in their
                                                  judgment, circumstances in the future so warrant.
                                                  Ratings may also be lowered or withdrawn because
                                                  of an adverse change in the financial or other
                                                  condition of a provider of credit enhancement or a
                                                  change in the rating of a credit enhancement
                                                  provider's long term debt at any time, which may
                                                  affect your ability to sell your securities.

INABILITY OF THE SELLER OR SERVICER TO PURCHASE   If a representation and warranty concerning an
  AUTO LOANS FROM THE TRUST WHEN A                auto loan is breached, the transaction documents
  REPRESENTATION OR WARRANTY IS BREACHED MAY      require either the seller or the servicer to
  CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED.   purchase the loan from the trust. If the seller or
                                                  servicer, as applicable, is unable to purchase
                                                  such auto loans and no other party is obligated to
                                                  perform or satisfy these obligations, you may
                                                  experience delays in receiving payments and
                                                  losses.

SUBORDINATION OF CERTAIN SECURITIES MAY RESULT    Distributions on one or more classes of securities
  IN REDUCED PAYMENTS TO THOSE SECURITIES.        of a series may be subordinated in priority of
                                                  payment to distributions on one or more other
                                                  classes of securities. Subordination of a class of

                                                  securities has the effect of increasing the
                                                  likelihood of payment on the senior classes of
                                                  securities in that series and decreasing the
                                                  likelihood of payment on that subordinated class
                                                  of securities.

CREDIT ENHANCEMENT, IF PROVIDED, WILL BE LIMITED  Credit enhancement may be provided in limited
  IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY   amounts to cover some, but not all, types of
  NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS  losses on the auto loans and may reduce over time
  ON YOUR INVESTMENT.                             in accordance with a schedule or formula.
                                                  Furthermore, credit enhancement may provide only
                                                  very limited coverage as to some types of losses,
                                                  and may provide no coverage as to other types of
                                                  losses. Credit enhancement does not guarantee any
                                                  specified rate of prepayments, which is one of the
                                                  principal risks of your investment. The amount and
                                                  types of credit enhancement coverage, the
                                                  identification of any entity providing the credit
                                                  enhancement, the terms of any subordination and
                                                  any other information will be described in the
                                                  accompanying prospectus supplement.

                                  TRUST ASSETS

We will establish a separate trust to issue each series of securities. The securities will be backed by the property of that issuing trust. The primary asset of each trust will be a pool of auto loans originated by the dealers and purchased by the subservicer according to the subservicer's agreements with the dealers.

The property of each trust will include:

    - the pool of auto loans for new and used automobiles, vans and light duty trucks;

    - any amounts in the accounts established for that trust;

    - security interests in the financed vehicles;

    - rights to proceeds from insurance policies covering the borrowers or the financed vehicles; and

    - contract rights against dealers and against the seller, servicer and subservicer for breaches of representations or warranties relating to the auto loans.

                                  THE TRUSTEE

The trustee for each trust will be named in the accompanying prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the trust documents. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the trust documents or it becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.

                                  THE SERVICER

Household Finance Corporation will act as the servicer for the auto loans. The servicer was incorporated in Delaware in 1925, as successor to an enterprise which was established by the same ownership in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. The servicer is a subsidiary of Household International, Inc.

The servicer and its subsidiaries offer a diversified range of financial services. The principal product of the servicer's consumer financial services business is the making or purchasing of cash loans and sales finance contracts, including home equity loans secured by first and second mortgages, auto loans and unsecured loans to middle-income consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail and telemarketing efforts. The servicer also acquires portfolios of open-end and closed-end, secured and unsecured loans.

Through banking subsidiaries, the servicer also offers both MasterCard* and VISA* credit cards to residents throughout the United States. Through its subsidiaries, the servicer also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated.

Where permitted by law, the servicer offers credit life and credit accident, health and disability insurance to its customers. This insurance is generally written directly by, or reinsured with, one of the servicer's insurance affiliates.

The servicer also operates a cooperative program with H&R Block Tax
Services, Inc. and some of its franchises and independent tax preparers to provide loans to borrowers who electronically file their income tax returns with the IRS and are entitled to tax refunds.

As of June 30, 1999, the servicer had approximately $ ______ billion in total assets, approximately $______ billion in total liabilities and approximately $______ billion in shareholder's equity. The servicer is not subject to legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

                                THE SUBSERVICER

The subservicer, Household Automotive Finance Corporation, is a Delaware corporation. It was formed in a merger between a subsidiary of Household International, Inc. and ACC Consumer Finance Corporation. The merger closed on October 21, 1997, and ACC changed its name to Household Automotive Finance Corporation shortly thereafter. ACC was the successor to a California corporation also named ACC Consumer Finance Corporation which was formerly named American Credit Corporation. The principal executive offices of the subservicer are at 11452 El Camino Real, Suite 400, San Diego, California 92130.

The subservicer is an automobile finance company specializing in the indirect financing of auto sales contracts to consumers with non-prime credit. Through a subsidiary, the subservicer also offers auto loans directly to consumers. The indirect lending program provides automobile dealers with an alternative source of financing for those consumers who typically are not qualified to use the dealer's traditional financing sources, such as banks. Under this program, the subservicer purchases auto loans from originating automobile dealers.

The subservicer is licensed, where required, to purchase and service auto loans. The subservicer is not subject to any legal proceedings which are expected to have a material impact on its business or financial condition.

                                   THE SELLER

The seller, Household Auto Receivables Corporation, was incorporated in the State of Nevada on March 25, 1998. It is a wholly-owned special purpose subsidiary of the servicer, Household Finance Corporation. The seller was organized for the special purposes of engaging in the type of transactions described in this prospectus and any activities which help accomplish those purposes. Neither the servicer's nor the seller's board of directors intends to

* MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA, USA, Inc., respectively.

change the business purpose of the seller. The seller's principal executive office is at 1111 Town Center Drive, Las Vegas, Nevada 89134. As of the date of this prospectus, the seller is not subject to any legal proceedings.

The seller has purchased or will purchase non-prime auto loan contracts secured by new and used automobiles, light duty trucks and vans from the subservicer. The seller will sell each auto loan to the trust at a price equal to its principal balance.

Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

              THE AUTOMOBILE FINANCING BUSINESS OF THE SUBSERVICER

GENERAL

The automobile financing business of the subservicer consists of (1) the purchase of auto loans of non-prime borrowers from a network of automobile dealers and (2) the origination through a subsidiary of the subservicer of auto loans made directly to non-prime borrowers. NON-PRIME BORROWERS are borrowers who are unable to obtain automobile financing from traditional sources because of limited credit history or past credit problems including bankruptcy, chargeoffs or other derogatory credit events. Approximately 95% of the dealers are franchisees of major automobile manufacturers. The auto loans are secured by new or used automobiles, light duty trucks and vans. They typically bear a higher APR than charged by traditional sources of financing.

APPLICATION PROCESSING AND PURCHASING CRITERIA

The subservicer markets its services to dealers under several different programs and uses a tiered pricing structure designed to price loans according to the borrower's credit characteristics. For example, there are different programs for borrowers with limited credit histories and for borrowers who have been the subject of a bankruptcy that was discharged within the last five years. In addition, borrowers meeting progressively more stringent credit criteria are offered more favorable rates under other programs.

The subservicer's application processing is conducted in seven regional credit centers. It focuses solely on underwriting customer applications forwarded by dealers, typically by facsimile. Upon receipt of an application, a credit officer reviews the application and obtains a credit history from a credit reporting bureau. Then, a conditional underwriting decision is made in one of two ways. If the application meets certain criteria, then the decision is made by an automated application decision model. If not, the decision is made by a credit officer after evaluating the credit bureau data, whether the application meets the criteria under the subservicer's policy guidelines and its proprietary credit scoring model. Despite deficiencies that may exist in a borrower's credit history, the credit scoring model predicts future delinquency and credit loss based on statistical modeling of the subservicer's historical portfolio. The criteria under the subservicer's policy guidelines include the following factors: the borrower's residence stability; employment stability; income level relative to expenses; and past performance on automobile-related debt. Once a conditional underwriting decision is made, a funding package to a centralized funding facility. The funding package includes the application, contract, title transfer, customer agreement to provide insurance, and other information necessary to fund the contract.

Among other things, the contract must be fully amortizing, provide for level payments over the term of the contract, grant a first priority security interest in the financed vehicle to the subservicer, prohibit the sale or transfer of the financed vehicle without the subservicer's consent, and allow for acceleration of maturity of the contract if the vehicle is sold or transferred without this consent. The portions of payments on contracts allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated.

Currently, for new vehicles, the subservicer finances up to 110% of the dealer's invoice price, plus taxes, license fees, insurance, any dealer handling or documentation charges, and the cost of any service contract. For used vehicles, the subservicer finances up to 115% of the value quoted in industry-accepted used car guides (such as the Kelly Wholesale Blue Book), plus the same additions as for new vehicles. In each case, the total amount financed does not exceed 150% of the invoice or wholesale value as quoted in the used car guide. The maximum amount financed does not exceed $30,000. Financing is not offered for vehicles that are more than eight years old or that have been driven more than 90,000 miles.

The amount of the required downpayment varies by program. For qualifying borrowers with better credit profiles, no downpayment is currently required while other programs require a minimum downpayment of $1,000. The value of a trade-in vehicle (as determined by industry accepted used car guides) may be applied to the downpayment; however, manufacturer rebates may not be applied toward the required downpayment.

FUNDING PACKAGE COMPLETION, VERIFICATION AND FUNDING

After receiving an approval from one of the subservicer's regional credit centers, the dealers compile a set of documents that are consistent with the subservicer's documentation requirements. Then, they send funding packages to the subservicer's central funding group in San Diego, California. The subservicer generally requires that funding packages include verification of the borrower's income, an agreement of the borrower to obtain insurance and evidence that application has been made to transfer title.

The subservicer's funding department reviews each contract and verifies the application data and contract documentation. The funding department also confirms or reconfirms the borrower's employment, the terms of the contract, the source of the down payment and the equipment on the vehicle. The subservicer requires a telephone interview of the borrower prior to funding a contract if the borrower is a higher credit risk. The subservicer believes this process reduces the risk of misrepresentation by dealers and/or borrowers and provides a basis for future borrower contact.

The subservicer may return the funding package if it does not comply with the terms of the initial approval or contains facts that were not disclosed during the approval process. As an additional quality control check, the subservicer's data processing systems perform an automated review of the contracts and identify any characteristics that do not comply with the subservicer's minimum underwriting standards.

POST-FUNDING QUALITY REVIEWS

The subservicer uses its automated systems to continue to monitor contracts after funding. In addition, on-going quality control reviews of the newly-purchased contracts are performed weekly for each of the subservicer's credit underwriting centers. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of contract documentation. On a weekly basis, reports are prepared which summarize policy exceptions, processing errors, documentation deficiencies and credit decisions which are considered overly aggressive by the subservicer's quality control manager.

SERVICING OF CONTRACTS

The subservicer services all of the contracts it purchases or originates. The subservicer's servicing generally consists of payment and pay-off processing, collecting, insurance tracking, title tracking, responding to borrower inquiries, investigating delinquencies, repossessing and reselling collateral, collection reporting and credit performance monitoring. The subservicer services all contracts in accordance with policies and procedures established by the subservicer in consultation with the servicer, from time to time. In accordance with these policies and procedures and reasonable commercial practice, the subservicer may take appropriate action in its discretion, including, but not limited to, extending payment arrangements, deferment pending a change in circumstances, referral for repossession and/or legal action and contract restructuring. The subservicer's current policies require that the aggregate of all extensions on a contract may not exceed six months over the life of the contract and two months in any contract in a consecutive twelve month period.

An auto loan is considered contractually delinquent if less than 90% of the required payment due from the borrower has been received by the subservicer. Generally, auto loans that are more than 31 days delinquent may be extended once during a six month period after the borrower makes, in one or more payments, at least 90% of one required payment in either the current or prior month. If partial payments are aggregated, all these payments must be made within a 30 day period. When a loan is extended, it is no longer considered delinquent. Under the subservicer's current policies, an auto loan will generally be charged-off upon the earlier of:

    - the elapse of 90 days since the financed vehicle was repossessed;

    - a good faith determination that all amounts expected to be recovered have been received;

    - if the financed vehicle has not been repossessed, the date on which at least 10% of a scheduled payment becomes 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent; or

    - the date on which the financed vehicle has been sold and the proceeds received.

The delinquency and charge-off policies and collection practices discussed in this prospectus may change over time in accordance with the business judgment of the subservicer and the servicer, changes in applicable laws and regulations, and other considerations.

BILLING AND COLLECTION PROCESS

The subservicer sends each borrower a monthly bill, rather than using payment coupon books. All payments are directed to a lock-box account at a bank affiliated with the subservicer. On a daily basis, the lock-box bank retrieves and processes payments received and then deposits the entire amount into the lock-box account. Borrower payment data is simultaneously electronically transferred to the subservicer for posting to computerized records.

The subservicer's collection process aims to closely monitor contracts and maintain frequent contact with borrowers. As part of this process, the subservicer makes early, frequent contact with delinquent borrowers in an attempt to identify the underlying causes of a borrower's delinquency and to make an early collection risk assessment.

The subservicer maintains a collection software package with customized features designed for high-intensity collection operations. The package includes a high-penetration autodialer, which the subservicer uses to contact each borrower whose account becomes past due. In addition to telephonic contact, the subservicer also typically sends past due notices to borrowers when an account becomes ten days past due. In some cases, the subservicer uses the Western Union Quick Collection Service to collect borrowers' payments and to reduce the incidence of bad checks. The subservicer believes that these proactive steps in the collection process reduce its repossession rates and loss levels.

REPOSSESSION

The subservicer repossesses a vehicle when it believes that the resolution of a delinquency is not likely generally when the borrower is 80 days delinquent, or when the collateral is at risk. The subservicer makes these judgments based upon discussions with borrowers, the ability or inability to locate the borrowers and/or the vehicles, the receipt of notices of liens and other information. The subservicer uses independent, licensed and bonded repossession agencies to repossess vehicles as well as the services of an agency that traces SKIPS, which are situations where neither the borrower nor the vehicle can be located, to assist them in locating vehicles. When a vehicle is repossessed, it generally is sold through a public auction within 60 days of repossession. The subservicer generally uses its own staff to pursue recoveries of deficiency balances, but it may also use outside collection agencies which share in any recoveries. If the subservicer has reason to believe that a dealer violated any representations or warranties made to the subservicer on a defaulted contract, the subservicer may pursue its remedies against the dealer under the dealer agreement.

The subservicer expects that a charge-off will be incurred whenever a vehicle is repossessed. Unless a determination is made to charge-off a contract earlier, upon sale of a repossessed vehicle, the subservicer records a net loss equal to the outstanding principal balance of the auto loan, less the proceeds from the sale of the vehicle.

If an auto loan becomes 150 days delinquent, but is not in bankruptcy, and the subservicer has repossessed the vehicle, but not yet received the sale proceeds, then the subservicer reports a loss equal to the outstanding principal balance of the contract, less the estimated auction value of the vehicle and any expected insurance recoveries. The estimated auction value is based upon wholesale used car values published by nationally recognized firms. If a contract becomes 150 days delinquent or 210 days delinquent, in the case of a bankrupt borrower, and the subservicer has not repossessed the vehicle, then the subservicer records a loss equal to the outstanding principal balance of the contract. Any recoveries received subsequent to the contract being charged-off, including amounts from the borrower's insurance policies or service contracts, from dealers under a breach of the dealer agreements or from deficiency balances recovered from borrowers, are treated as loss adjustments in the period when these recoveries are received.

PAYMENT TERMS OF THE AUTO LOANS

Each auto loan provides for the allocation of payments according to the SIMPLE INTEREST method or the ACTUARIAL METHOD. The scheduled payment on each auto loan is a fixed level payment that will pay off the full amount over its term assuming the simple interest borrower makes no early or late payments.

Payments on simple interest loans will be applied first to interest accrued through the date immediately before the date of payment and then to unpaid principal. Accordingly, if a borrower makes his payment before its due date, the portion of the payment applied to interest will be less than if the payment had been made on the due date. As a result, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will pay down more rapidly than scheduled.

Conversely, if a borrower pays an installment after its due date, the portion of the payment applied to interest will be greater than if the payment had been made on the due date. As a consequence, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will pay down more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

An actuarial loan provides for principal reduction of the loan over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate of interest, commonly known as annual percentage rate or APR, of the loan multiplied by the scheduled principal balance of the receivable and an amount of principal equal to the remainder of the scheduled payment. No adjustment is made in the event of early or late payments, although in the case of late payments the borrower may be subject to a late charge.

Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of residence at origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

INSURANCE

The subservicer requires that theft and physical damage insurance policies be maintained by the borrowers naming the subservicer as the loss payee. Currently, the maintenance of this insurance is monitored by a third party. The subservicer does not force-place insurance.

The subservicer maintains fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

                         DESCRIPTION OF THE SECURITIES

The securities will be issued in series. The following summaries describe the material provisions of the securities.

The securities may be offered in the form of certificates representing beneficial ownership interests in the auto loans held by the trust or in the form of notes representing debt secured by the auto loans held by the trust.

Each series or class of securities may have a different rate of interest, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the security on each payment date.

A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on the auto loans.

A series of securities may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans.

Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the RESIDUAL INTEREST, SELLER'S INTEREST OR THE GENERAL PARTNERSHIP INTEREST, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

The prospectus supplement relating to a series of securities will describe the following specific terms of that series:

    - the aggregate principal amount, interest rate, and authorized denominations of each class of securities;

    - a statistical profile of the auto loans backing that series;

    - the terms of any credit enhancement for that series;

    - a description of other material assets in the trust, including any reserve fund;

    - the final scheduled distribution date of each class of securities;

    - the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

    - the method to be used to calculate the amount of principal required to be applied to each class of securities of each series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

    - additional information about the plan of distribution of the securities;
      and

    - the federal income tax characterization of the securities.

GENERAL PAYMENT TERMS OF SECURITIES

Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly or semi-annually, as described in the prospectus supplement.

The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the COLLECTION PERIOD, prior to each payment date. Interest accrued and principal collected on the auto loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

The agreements may provide that all or a portion of the principal collected on the auto loans may be applied by the trustee to the acquisition of subsequent auto loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a REVOLVING PERIOD, which will be followed by an AMORTIZATION PERIOD, during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

None of the securities or the auto loans will be guaranteed or insured by any governmental agency or instrumentality, the seller, the servicer, the subservicer, the trustee, or any of their respective affiliates.

PAYMENT DATE DISTRIBUTIONS

On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365.

On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series, and the credit enhancement provider, will be required to fund the deficiency.

FIXED RATE SECURITIES

Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

FLOATING RATE SECURITIES

Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the BASE RATE, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The SPREAD is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class, and the SPREAD MULTIPLIER is the percentage that may be specified in the prospectus supplement as being applicable to such class.

The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate:
(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

INDEXED SECURITIES

Any class of securities may consist of securities in which the INDEXED PRINCIPAL AMOUNT, the principal amount payable at the final scheduled distribution date for such class is determined by reference to a measure, commonly known as an INDEX, which will be related to one of the following:

    - the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

    - the difference in the price of a specified commodity on specified dates;

    - the difference in the level of a specified stock index which may be based on U.S. or foreign stocks, on specified dates;

    - such other objective price or economic measure as is described in the prospectus supplement. The manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index will be set forth in the prospectus supplement, together with information concerning tax consequences to the holders of such indexed securities.

If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, then that index shall be calculated for purposes of such indexed security by an independent calculation agent named in the prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of that indexed security will be calculated in the manner set out in the prospectus supplement. Any determination of the independent calculation agent shall in the absence of manifest error be binding on all parties.

Interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the face amount of that indexed security. The prospectus supplement will describe how the principal amount of the related indexed security, if any, would be paid upon redemption or repayment prior to the applicable final scheduled distribution date.

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

The securities may include one or more classes of SCHEDULED AMORTIZATION SECURITIES and COMPANION SECURITIES. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on such payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the auto loans in the related trust than will the scheduled amortization securities of that series.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the securities will be influenced by the rate at which the principal of the auto loans backing those securities are paid. Payment on the auto loans may be in the form of scheduled payments or prepayments.

Prepayments will shorten the weighted average life of the securities. The rate of prepayments on the auto loans may be influenced by a variety of economic, financial and other factors. In addition, under various circumstances, the seller or servicer will be obligated to acquire auto loans from the trust as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

Each prospectus supplement will set forth additional information about the maturity and prepayment considerations applicable to a particular pool of auto loans and series of securities.

YIELD CONSIDERATIONS

The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security or on its notional amount, if the security is not entitled to payments of principal, as well as other factors.

A class of securities may be entitled to variable payments of interest at a fixed, maximum interest rate, commonly referred to as an AVAILABLE FUNDS CAP, which is calculated based on the weighted average APR of the auto loan pool minus any interest strips retained by the originator and all trust fees, if specified in the prospectus supplement, or at another maximum interest rate as may be described in the prospectus supplement.

The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security principal more slowly than you expected, your yield will be lower than you anticipated.

The yield on the securities also will be affected by liquidations of auto loans following borrowers' defaults, receipt of proceeds from credit life, credit disability or casualty insurance policies and by repurchases of auto loans in the event of breaches of representations. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the auto loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the auto loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

BOOK-ENTRY REGISTRATION

The securities are sometimes referred to in this prospectus as BOOK-ENTRY SECURITIES. No person acquiring an interest in the book-entry securities will be entitled to receive a definitive note representing an obligation of the trust, except under the limited circumstances described in the prospectus. Beneficial owners may elect to hold their interests through the Depository Trust Company, commonly known as DTC, in the United States, or Cedelbank or the Euroclear System, in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of that system. So long as the securities are book-entry securities, they will be evidenced by one or more securities registered in the name of Cede & Co., which will be the HOLDER of those securities, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of Cedelbank or Euroclear, respectively, and each participating member of DTC. The securities will initially be registered in the name of Cede & Co. The interests of the holders of those securities will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus to any securities reflect the rights of beneficial owners only as those rights may be exercised through DTC and its participating organizations for so long as those securities are held by DTC.

The beneficial owners of securities may elect to hold their securities through DTC in the United States, or Cedelbank or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities per class of securities which in the aggregate equal the outstanding principal balance of the related class of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only holder of these securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders", "noteholders" or "certificateholders", as the case may be, as those terms are used in the trust documents. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, including the underwriter, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry securities, such as the securities, among participants on whose behalf it acts with respect to the book-entry securities and to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the securities, and beneficial owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its participants.

Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in these securities settled during that processing will be reported to the relevant Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will conform with DTC rules. Transfers between Cedelbank participants and Euroclear participants will conform with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedelbank in any of 38 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping,

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administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry securities will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions on those book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

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
Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

DTC has advised the seller and the servicer that it will take any action permitted to be taken by a holder of the securities under the trust documents only at the direction of one or more participants to whose accounts with DTC the book-entry securities are credited. Additionally, DTC has advised the seller that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry securities evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry securities evidence such percentages of voting rights authorize divergent action.

None of the trust, the seller, the servicer, the insurer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE SECURITIES

The securities, which will be issued initially as book-entry securities, will be converted to definitive securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and DTC or the servicer is unable to locate a qualified successor or (b) the trustee, at its option, elects to terminate the book-entry system through DTC.

If any event described in the preceding paragraph occurs, DTC will be required to notify all participants of the availability through DTC of definitive securities. Upon delivery of definitive securities, the trustee will reissue the book-entry securities as definitive securities to beneficial owners. Distributions of principal of, and interest on, the book-entry securities will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust documents.

Definitive securities will be transferable and exchangeable at the offices of the trustee or the registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CREDIT AND CASH FLOW ENHANCEMENTS

The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, for each class of securities will be detailed in the related prospectus supplement. Credit enhancement may be in the form of:

    - an insurance policy;

    - subordination of one or more classes of securities;

    - reserve accounts;

    - overcollateralization;

    - letters of credit;

    - credit or liquidity facilities;

    - third party payments or other support;

    - surety bonds;

    - guaranteed cash deposits;

    - swap contracts, including interest rate and currency swaps; or

    - other arrangements or any combination of two or more of the above.

Credit enhancement may cover one or more classes of the series. Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

                              THE TRUST DOCUMENTS

Each series of securities will be issued under one or more TRUST DOCUMENTS which term refers to pooling and servicing agreements, trust agreements, receivables purchase agreements, sale and servicing agreements and indentures which will establish the trust, transfer the auto loans, provide for the servicing of the auto loans and issue the securities. The following paragraphs describe the material provisions common to the trust documents. A more detailed discussion of the trust documents governing your specific series will appear in the prospectus supplement.

SALE OF AUTO LOANS BY THE SUBSERVICER TO THE SELLER

The subservicer will sell to the seller all its right, title and interest in and to all of the auto loans. The purchase price of the auto loans will be not less than the principal amount as of the time of sale, plus the present value of the anticipated excess spread discounted to account for uncertainty in the future performance of the auto loans.

The subservicer will indicate in its computer files that the auto loans have been sold to the seller and that the auto loans have been further sold or transferred by the seller to the trust. In addition, the subservicer will provide to the seller a computer file or a microfiche list containing a true and complete list showing each auto loan, identified by account number and by total outstanding balance on the date the auto loans was sold to the seller. In its capacity as subservicer, the subservicer has retained possession of the records and agreements relating to the auto loans. The records and agreements will not be segregated by the subservicer from other documents and agreements relating to other auto loans and are not stamped or marked to reflect the sale or transfer of the auto loans to the seller. However, the computer records of the subservicer are or will be marked to evidence the sale or transfer. The subservicer will file a UCC financing statement meeting the requirements of applicable state law and in each of the jurisdictions in which these filings are required in order to maintain the lien priority of the auto loans.

REPRESENTATIONS AND WARRANTIES OF THE SUBSERVICER

In the trust documents, the subservicer will represent and warrant to the seller to the effect, among other things, that:

    - each auto loan satisfies the eligibility criteria;

    - the sale constitutes a valid sale to the seller of all right, title and interest of the subservicer in and to the auto loans, and the security interests in the financed vehicles, or, if held not to constitute a sale, constitutes a grant of a security interest in the auto loans;

    - the sale constitutes a valid sale to the seller of all right, title and interest in and to any service contracts on financed vehicles and rights against dealers under dealer agreements; and

    - the sale constitutes a valid sale to the seller of all right, title and interest in and to any physical damage, credit life or disability insurance policies covering financed vehicles or borrowers.

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
If the breach of any of the subservicer's representations and warranties results in the obligation of the seller to repurchase auto loans, either the seller, or at the seller's election, the subservicer, will repurchase the affected auto loans for an amount equal to the unpaid principal balance, plus accrued and unpaid finance charges from the last date billed through the end of the current collection period.

TRANSFER AND ASSIGNMENT OF THE AUTO LOANS BY THE SELLER TO THE TRUST

On the closing date for a series, the seller will transfer and assign to the trust, without recourse, its entire interest in the auto loans, including its security interests in the financed vehicles. Each of these auto loans will be identified in a schedule of auto loans delivered to the trustee. The net proceeds received from the sale of the securities will be used by the trust to the purchase of the auto loans from the seller and, if applicable, to the deposit of the pre-funded amount into the pre-funding account. The prospectus supplement for a series of securities will specify whether, and the terms, conditions and manner under which subsequent auto loans for the series will be sold by the seller to the applicable trust from time to time during any pre-funding period.

REPRESENTATION AND WARRANTIES OF THE SELLER; REPURCHASE OBLIGATION

If the seller breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders or the interests of the trustee, the seller will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The seller will be obligated to repurchase the auto loans if its breach is not cured by the last day of the second calendar month following the discovery by or notice to the seller of the breach.

The representations and warranties made by the seller under the trust documents state that each auto loan:

    - was originated by a properly licensed dealer in the ordinary course of business, purchased by the subservicer pursuant to a dealer agreement, sold to the seller, assigned to the trust and then assigned by the trust to the trustee;

    - the assignment was valid and made pursuant to the respective agreements upon customary and enforceable terms;

    - is fully amortizing with level monthly payments;

    - was originated and sold to the seller without fraud or material misrepresentation on the part of the dealer or the borrower;

    - was originated in material compliance with all applicable laws and regulations relating to the auto loans and all applicable laws and regulations were complied with in writing any insurance policies with respect thereto, and the auto loans and any insurance policies continue to be in compliance with applicable laws and regulations;

    - was originated in the United States and complied at the time of purchase with the subservicer's then current underwriting and funding policies;

    - is a valid, legal and binding obligation of the borrower, enforceable in accordance with its terms subject to exceptions for bankruptcy, insolvency or the Soldiers' & Sailors' Civil Relief Act of 1940;

    - is not due from any governmental body;

    - meets the statistical characteristics specified in the prospectus supplement;

    - has had no funds advanced by any party to maintain the auto loan as current;

    - as to which the information on the schedule of auto loans provided to the trustee is true and correct in all material respects;

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
    - as to which the subservicer's and the servicer's records reflect the successive assignments or pledge from the subservicer to the seller, from the seller to the trust and by the trust to the trustee;

    - will be accurately reflected in any list of auto loans provided by the subservicer;

    - constitutes chattel paper under the UCC;

    - is documented by only one original executed contract;

    - as to which the loan file contains the executed original contract, evidence of physical damage insurance coverage, the original lien certificate naming the subservicer or any predecessor or affiliate as first lienholder and an original credit application;

    - has not been satisfied, subordinated or rescinded and the financed vehicle has not been released from the lien;

    - was not originated in, or subject to laws of a jurisdiction, the laws of which make it unlawful, void or voidable to sell, transfer or assign the auto loans and the auto loans is not subject to any agreement restricting or conditioning the assignment;

    - has not been sold, transferred, assigned or pledged other than as described in this prospectus and no other person holds any right to receive any proceeds on the auto loans, any insurance policy or dealer agreement;

    - which creates a valid, binding and enforceable first priority security interest in favor of the subservicer in the financed vehicle; the security interest is prior to all other liens and security interests other than those for taxes, labor or material for a vehicle and as to which no prior liens exist;

    - as to which all filings required to give the trustee a first priority perfected lien on, or ownership interest in, the auto loans and the proceeds have been made;

    - as to which, the subservicer, or any predecessor or affiliate, has not conveyed any interest thereto to any person that would impair the rights of the trustee thereto;

    - is not assumable;

    - is not subject to recision, set off, counterclaim or defense and as to which no right has been asserted or threatened with respect thereto;

    - as to which no event has occurred permitting acceleration and no condition exists or event has occurred and is continuing that would with notice, lapse of time or both would constitute a default, breach, violation or event permitting acceleration, nor any waiver of a default, breach, violation or other event permitting acceleration, and as to which the financed vehicle has not been repossessed;

    - at the time of origination was covered by comprehensive, collision, loss and damage insurance naming the subservicer, its successors and assigns as loss payee;

    - as to which the lien certificate names, or will name, the subservicer or its predecessors or affiliates as the original secured party and all required filings and recordings required to name that entity as the original secured party have been made; and

    - as to which no selection procedures adverse to the securityholder were utilized.

Any deviations from these representations and warranties will be described in the prospectus supplement.

In addition to the warranty that it will maintain the subservicer's perfected security interest in the financed vehicles, the servicer will represent and warrant in the trust documents that it:

    - will do nothing to impair the rights of the trust or securityholders in the auto loans, dealer agreements, the trust documents, any insurance policies or any other trust asset;

    - will not create or allow to exist any lien or restriction on transfer of the auto loans except for the lien in favor of the trustee, or sign or file under the UCC of any jurisdiction any financing statement or security agreement naming the subservicer, the servicer or any affiliate as debtor or authorizing any other filing;

    - will not extend or amend any auto loans other than as specified in the trust documents;

    - will service the auto loans in compliance with the trust documents and in material compliance with its standard and customary procedures for servicing; and

    - will notify the trustee of any change in its principal offices and will maintain the files relating to the auto loans in the United States.

PAYMENTS ON AUTO LOANS; DEPOSITS TO COLLECTION ACCOUNT

The trustee will establish and maintain a collection account. The collection account will be a separate trust account for the benefit of the securityholders and the trust, and will be an eligible account. Except as otherwise described in this prospectus and subject to the investment provision described in the following paragraphs, within two business days following receipt by the servicer or the subservicer of amounts representing collected funds, the servicer will cause these amounts to be deposited in the collection account. Amounts deposited in the collection account may be invested in eligible investments maturing so that funds will be available for distribution no later than the close of business on the day prior to the payment date. However, for as long as Household Finance Corporation remains the servicer and maintains a commercial paper rating specified by the rating agencies, the servicer is not required to deposit collections into the collection account within two business days following receipt, but may use for its own benefit, all collections until the payment date. So long as these ratings are maintained, the servicer will, on or prior to each payment date, make deposits in an amount equal to collected funds for the applicable collection period. RATING AGENCIES will be defined in the prospectus supplement for each series.

ELIGIBLE INVESTMENTS will mean negotiable instruments or securities which evidence:

        (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

        (2) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state and subject to supervision and examination by federal or state banking or depository institution authorities; provided the short-term debt rating of the depository institution or trust company shall be in the highest rating category of the rating agencies;

        (3) commercial paper having, at the time of the trust's investment or a contractual commitment to invest, a rating in the highest rating category of the rating agencies;

        (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment in them, a rating in the highest rating category of the rating agencies;

        (5) bankers' acceptances issued by any depository institution or trust company described in (2) above;

        (6) money market funds having, at the time of the trust's investment in them, a rating in the highest rating category of the rating agencies;

        (7) time deposits, other than as referred to in (4) above, with an entity, having a credit rating in the highest rating category of the rating agencies;

        (8) demand notes of Household Finance Corporation for so long as it's commercial paper has, at the time of the trust's investment, a rating in the highest rating category of the rating agencies; and

        (9) any other investment acceptable to the rating agencies.

At any time that the commercial paper issued by Household Finance Corporation does not satisfy the rating requirements specified above, it may continue to hold collections prior to distribution as described above so long as it provides as security an irrevocable letter of credit, surety bond or other instrument satisfactory to each rating agency from an entity having ratings on its short-term and long-term obligations acceptable to the rating agencies.

An ELIGIBLE ACCOUNT is an account that is either (1) a segregated account with a depository institution organized under the laws of the United States or any of the states which depository at the time of any deposit therein has a net worth in excess of $50,000,000 and long-term debt rating acceptable to the rating agencies or a short-term deposit obligation rating acceptable to the rating agencies, or (2) a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states, and acting as a trustee for funds deposited in the account, so long as any of the unsecured, unguaranteed senior debt securities of the depository shall have a long-term debt rating acceptable to the rating agencies.

The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the trust documents.

COLLECTION AND OTHER SERVICING PROCEDURES

The servicer will make reasonable efforts to collect all payments called for under the auto loans and will, consistent with the trust documents, follow the collection procedures as it follows from time to time for motor vehicle retail installment sales contracts in its servicing portfolio which are comparable to the auto loans. The subservicer, will follow the servicer's collection procedures as they may be revised from time to time. Consistent with the above, the subservicer or the servicer may in their discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the auto loans.

The subservicer or the servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that the arrangement is consistent with the servicer's policies for comparable auto loans held in its portfolio.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

As long as Household Finance Corporation is the servicer it will receive, or be entitled to retain a SERVICING FEE on behalf of itself and the subservicer, after making payments on the securities and making required deposits in the reserve account. The servicing fee will be paid monthly in arrears at the annual percentage described in the prospectus supplement on the pool balance as of the beginning of the prior collection period. If Household Finance Corporation is no longer the servicer, the servicing fee will be paid to the successor servicer prior to any distributions on the securities and making required deposits in the reserve account. The servicer is also entitled to retain SUPPLEMENTAL SERVICING FEES which are all administrative fees, expenses and charges paid on behalf of borrowers, including late fees, prepayment fees and liquidation fees.

The servicer will pay the ongoing expenses associated with the trust and the securities, and incurred by it in connection with its responsibilities under the trust documents, including payment of the fees and disbursements of the trustees. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with its servicing duties, this right of reimbursement being prior to the rights of securityholders to payments of principal and interest.

EVIDENCE AS TO COMPLIANCE

The trust documents provide for the delivery of an annual statement signed by an officer of the servicer or of the subservicer to the effect that the servicer or the subservicer has fulfilled the material obligations of the servicer under the trust documents throughout the preceding calendar year, except as specified in the statement.

Each year, the servicer will furnish a report prepared by a firm of independent certified public accountants to the effect that the accountants have examined documents and the records relating to servicing of the auto loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the trust documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SELLER

The trust documents provide that the servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless:

    - those duties and obligations are no longer permissible under applicable law or are in conflict by reason of applicable law with any other activities of a type and nature presently carried on by it; or

    - upon the satisfaction of the following conditions: (1) the servicer has delivered an executed assumption agreement in form satisfactory to the trustee, assigning its obligations and duties to an entity as to which the rating agencies have confirmed that the assumption will not result in a lowering of the then current ratings of the securities, and (2) the successor meets the eligibility requirements specified in the trust document that defines the servicer's obligations.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties.

The servicer may perform any of its duties and obligations through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding these arrangements, the servicer will remain liable and obligated to the trust, the trustee, and the securityholders for the servicer's duties and obligations, as if the servicer itself were performing the duties and obligations. It is expected that so long as Household Finance Corporation is the servicer, the subservicer will subservice the auto loans on behalf of it.

Any corporation into which the servicer or the seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer or the seller shall be a party, or any corporation succeeding to the business of the servicer or the seller shall be the successor of the servicer or the seller under the sale and servicing agreement.

SERVICER TERMINATION EVENT

A SERVICER TERMINATION event under the trust document defining its servicing obligations will consist of the occurrence and continuance of any of the following:

    - any failure by the servicer to deliver to the trustee for distribution to the securityholders any required payment, which failure continues unremedied for five days after written notice is received by the servicer from the trustee or after discovery of the failure by a responsible officer of the servicer;

    - any failure by the servicer duly to observe or perform in any material respect the material covenants and agreements in the trust documents which failure continues unremedied for 60 days after written notice of the failure is given;

    - events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings concerning the servicer or actions by the servicer indicating its insolvency, inability to pay its obligations or initiating a reorganization under bankruptcy laws; and

    - the material breach of the servicer's material representations or warranties and the servicer's failure to cure the breach within 60 days after notice.

Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above, for five business days and in the second clause above, for a period of 60 days, shall not constitute a servicer termination event if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any event the servicer shall provide the seller prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER TERMINATION EVENT

If a servicer termination event occurs and remains unremedied, the trustee may terminate all the rights and obligations of the servicer under the trust document, and the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties, and liabilities of the servicer under that agreement. Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the servicer.

AMENDMENT

If it will not materially adversely affect the securityholders, the trust documents may be amended, without the consent of the related securityholders, for the purpose of adding, changing or eliminating any provisions or of modifying in any manner the rights of the securityholders. The trust documents may also be amended by the seller, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding, changing in any manner, or eliminating any provisions of the trust documents, including provisions that would adversely affect the ratings of the securities; but no amendment may, without the consent of all securityholders, (1) increase or reduce the amount or priority of, or accelerate or delay the timing of, collections on the related auto loans or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of securities which are required to consent to any amendment, without the consent of all securityholders.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

Any of the following will be an event of default for a series of securities which are notes:

    - a default in the payment of any interest on any security that, when it becomes due and payable, continues for a period of five days;

    - a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class, that continues for a period of five days;

    - default in the observance or performance of any covenant or agreement of the trust made in the trust documents for that series, or any representation or warranty of the trust made in the trust documents or in any certificate or other writing delivered under the trust documents proving to have been incorrect in any material respect as of the time when made which has a material adverse effect on note owners, and the default shall continue or not be cured, for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding, specifying the default or incorrect representation or warranty;

    - the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust or any substantial part of the trust assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or ordering the winding-up or liquidation of the trust's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

    - the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as those debts become due, or the taking of any action by the trust in furtherance of any of the foregoing. The amount of principal required to be paid to noteholders on any payment date will be limited to amounts available to be deposited in the account.

      Therefore, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the scheduled maturity date for that class of notes.

If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid. If an event of default for a series occurs and continues, and the trustee may, and at the direction of noteholders of that series representing at least 66 2/3% of the aggregate outstanding principal amount of the notes of that series shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the then outstanding.

If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. If the trustee determines that the auto loans will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due, any sale, liquidation or other disposition of the trust assets in that series for an amount less than the amounts due on the notes will not occur without the consent of holders of 66 2/3% of the outstanding principal amount of the notes in that series. If the trustee has not made a determination that a sale or liquidation of the trust assets in that series will not provide sufficient funds to pay principal and interest on the notes, it may sell, liquidate or otherwise dispose of the trust assets only if all noteholders consent.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the trust documents, unless:

    - the holder previously has given the trustee written notice of a continuing event of default;

    - the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

    - the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

    - the trustee has for 60 days failed to institute the proceeding; and

    - no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the seller, or join in any institution against the trust or the seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

CERTAIN COVENANTS OF EACH TRUST

The trust documents provide that the trust may not consolidate with or merge into any other entity, unless:

    - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

    - the entity expressly assumes the trust's obligation to make due and punctual payments upon the securities and the performance or observance of any agreement and covenant of the trust under the trust documents;

    - no event of default shall have occurred and be continuing immediately after the merger or consolidation;

    - the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

    - any action that is necessary to maintain the lien and security interest created by the indenture is taken; and

    - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any securityholder.

The trust will not, among other things:

    - except as expressly permitted by the trust documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

    - claim any credit on or make any deduction from the principal and interest payable in respect of the securities other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of securities because of the payment of taxes levied or assessed upon the trust,

    - permit the validity or effectiveness of the trust documents to be impaired or permit any person to be released from any covenants or obligations with respect to the securities under the trust documents except as may be expressly permitted thereby, or

    - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest therein or the proceeds of the trust.

The trust may not engage in any activity other than as specified under the trust documents.

CERTAIN MATTERS REGARDING THE TRUSTEE AND THE TRUST

Neither the trust, the trustee nor any director, officer or employee of the trust or the trustee will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. However, the trustee, the trust and any director, officer or employee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust documents.

LIMITATION ON LIABILITY OF THE TRUSTEE

The trustee will make no representations as to the validity or sufficiency of the trust documents, the securities or of the trust assets or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the trust documents. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it.

The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

The trustee may, upon written notice to the seller and the trust, resign at any time, in which event the servicer will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving notice of resignation, the resigning trustee or the trust may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time by the servicer. In addition, the trust may, and at the request of a majority of the securityholders of a series shall, remove the trustee under a series:

    - if the trustee ceases to be eligible to continue as trustee under the trust documents;

    - if the trustee becomes insolvent; or

    - the trustee's long-term debt ratings are below investment grade.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                        LEGAL ASPECTS OF THE AUTO LOANS

The following discussion contains summaries of the material legal aspects of the auto loans that are general in nature. These legal aspects are governed in part by state laws, which may be different in the various states.

SECURITY INTEREST IN VEHICLES

In all the states in which the auto loans have been originated, retail installment sale contracts evidence the credit sale of automobiles, light duty trucks and vans by dealers to borrowers. The auto loans are CHATTEL PAPER under the UCC.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a vehicle generally may be perfected only by amendment of that vehicle's certificate of title to note the security interest of the secured party. That notation of a secured party's security interest is generally effected in those states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

The subservicer will assign its security interest in the financed vehicles securing the auto loans to the seller, and the seller will then assign the security interests to the trust. However, because of the administrative burden and expense, involved, we will not amend any certificate of title to identify the related trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the subservicer, as agent for the servicer, may continue to hold the certificates of title in its possession.

Even though we are not amending the certificates of title, the assignment to the trust will, in most states, be an effective conveyance of a security interest. Under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related department of motor vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the subservicer to the seller and the seller to the trustee effectively conveys the security in the auto loans, and specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title.

If there are any financed vehicles as to which a perfected security interest is not obtained, the trust's security interest will be subordinate to the rights of, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the seller's warranties under the trust documents, and would create an obligation of the seller to repurchase the auto loan unless the breach is cured. By not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the financed vehicle could be defeated through fraud or negligence.

In Texas, unless the borrower has notice of the sale of its auto loan, payment by the borrower to the owner of the auto loan last known to that borrower will be binding upon all subsequent owners of the auto loan. By not notifying the borrower of the sale of the auto loan to the trust, the trust would not have a claim against the borrower for payments made by the borrower to the owner last known to that borrower.

In most states, the perfected security interest in a vehicle continues for four months after a vehicle leaves the state of its registration until re-registration in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the new state. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the borrower, re-registration could defeat perfection. In the ordinary course of servicing auto loans, the subservicer takes steps to re-perfect upon receipt of notice of re-registration or information from the borrower as to relocation. Similarly, when a borrower sells a vehicle, the subservicer must surrender possession of the certificate of title or will receive notice as a result of its security interest and will have an opportunity to require satisfaction of the related receivable before release of the security interest. The servicer will be obligated to take appropriate steps, at its expense, to maintain perfection of security interests in the financed vehicles.

In most states, liens for repairs performed on, and for storage of, a motor vehicle, and liens for some types of unpaid taxes, take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states, and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the vehicle. The seller will represent each security interest in a financed vehicle is or will be prior to all other present liens, other than tax liens and liens that arise by operation of law, and security interests in that financed vehicle.

However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of an auto loan. No notice will be given to the indenture trustee in the event such a lien arises or confiscation occurs.

REPOSSESSION

In the event of a default by a borrower, the servicer will be entitled to exercise all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In states other than Louisiana and Wisconsin, the UCC remedies of a secured party include:

    - right to repossession by self-help means, unless those means would constitute a breach of the peace;

    - unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by the subservicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle; and

    - in cases where the borrower objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In Louisiana and Wisconsin, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed to seize the vehicle.

In some states under certain circumstances after the vehicle has been repossessed, the borrower may reinstate the auto loan by paying the delinquent amounts due on the auto loan.

NOTICE OF SALE; REDEMPTION RIGHTS

In the event of default by the borrower, some states require that the borrower be notified of the default and be given some time to cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

The UCC and other state laws require the secured party to provide the borrower with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. In some states the borrower has the right to vehicle prior to actual sale by paying the secured party the unpaid principal balance of the auto loan plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the subservicer through automobile auctions attended principally by automotive dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the outstanding balance of the auto loan. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the auto loan, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. Additionally, in Texas, in order for a creditor in a secured transaction to sue for a deficiency, the lender must first dispose of the vehicle in a commercially reasonable manner in accordance with the governing UCC provisions. Any deficiency judgment would be a personal judgment against the borrower for the shortfall, and a defaulting borrower can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

CONSUMER PROTECTION LAWS

Numerous federal and state consumer protection laws and accompanying regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the servicer to enforce auto loans.

The so-called HOLDER-IN-DUE-COURSE RULE of the Federal Trade Commission has the effect of subjecting the trust to all claims and defenses which the borrower could assert against the originator of the auto loan. The provisions of the holder-in due-course rule are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in some states. Liability under the holder-in due-course rule is limited to the amounts paid by the borrower under the auto loan, and the trust may be unable to collect any remaining balance from the borrower.

Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal law requires that all sellers of new and used vehicles furnish a signed written statement certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the financed vehicle, the borrower may be able to assert a defense against the seller.

Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a borrower from some or all of the legal consequences of a default.

In several cases, borrowers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

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The seller will represent and warrant that each auto loan complies with all requirements of law in all material respects. Accordingly, if a borrower has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in the auto loan, that violation would constitute a breach and would oblige the seller to repurchase the auto loan unless the breach is cured.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

Under the terms of the Soldiers' and Sailors' Relief Act of 1940, which is referred to in this prospectus as the RELIEF ACT, members of all branches of the military on active duty, including draftees and reservists on active duty, are entitled to have interest rates reduced and capped at 6% annum on obligations, including the auto loans, incurred prior to the commencement of active duty and for the duration of active duty. Because the Relief Act applies to borrowers who enter military service after origination of the auto loan, no information can be provided as to the number of auto loans that may be effected by the Relief Act. The Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the auto loans. Any loss resulting from the application of the Relief Act or similar legislation or regulations would reduce the amounts available to be paid to the securityholders. In addition, the Relief Act limits the ability of the servicer to repossess a vehicle during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation or regulations applies to any auto loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the auto loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

In addition to the laws limiting or prohibiting deficiency judgments, other statutory provisions, including the United States Bankruptcy Code and similar state laws, may affect the ability of the trust and the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle. Furthermore, as part of the rehabilitation plan, a court may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the interest rate and time of repayment.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, all of whom may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities.

The following discussion addresses securities of four general types:

        (1) GRANTOR TRUST SECURITIES, representing interests in a trust, a GRANTOR TRUST;

        (2) DEBT SECURITIES, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

        (3) PARTNERSHIP INTERESTS, representing interests in a trust, a PARTNERSHIP, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended, referred to as CODE the "Code"; and

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        (4) FASIT SECURITIES, representing interests in a financial asset securitization investment trust, a FASIT, or portion thereof, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust and, if a FASIT election is to be made, will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the seller, will deliver its opinion to the seller that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the auto loans included in the grantor trust.

For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the auto loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a GRANTOR TRUST FRACTIONAL INTEREST SECURITY. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the auto loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a GRANTOR TRUST STRIP SECURITY.

TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the auto loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium" below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium" below.

Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of a security, and perhaps all stated interest thereon, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying auto loans and (2) the difference between

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
the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

SALES OF GRANTOR TRUST SECURITIES. Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

GRANTOR TRUST REPORTING. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying the auto loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

DEBT SECURITIES

With respect to each series of debt securities, Dewey Ballantine LLP, special tax counsel to the seller, will deliver its opinion to the seller that the securities will be classified as debt secured by the related auto loans. Consequently, the debt securities will not be treated as ownership interests in the auto loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium" below.

TAXATION OF BENEFICIAL OWNERS OF DEBT SECURITIES. If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security allocable thereto. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

SALES OF DEBT SECURITIES. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

In general, except as described in "Discount and Premium--Market Discount," below, except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

DEBT SECURITIES REPORTING. The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying auto loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt

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
securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

For each series of partnership interests, Dewey Ballantine LLP will deliver its opinion to the seller that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the auto loans.

TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents.

The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying the auto loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding" and "Foreign Investors" below.

Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

SALE OR EXCHANGE OF PARTNERSHIP INTERESTS. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower

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
basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

PARTNERSHIP REPORTING. The trustee is required to (1) keep complete and accurate books of the trust, (2) file a partnership information return with the IRS (IRS Form 1065) and with any state where required for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes (a) the name, address and taxpayer identification number of the nominee and (b) as to each beneficial owner (1) the name, address and identification number of the person,
(2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items note related to the income and losses of the trust.

FASIT SECURITIES

If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code. Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of securities for which an election is made, Dewey Ballantine LLP will deliver its opinion to the seller that assuming compliance with the trust agreements, the trust will be treated as a FASIT for federal income tax purposes. A trust for which a FASIT election is made will be referred to in this prospectus as a FASIT TRUST. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT REGULAR SECURITY, or an ownership interest, a FASIT OWNERSHIP SECURITY. An opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus.

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
TAXATION OF BENEFICIAL OWNERS OF FASIT REGULAR SECURITIES. A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day", which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the seller had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the STARTUP DAY with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount, (2) provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d). A regular interest that is described in the preceding sentence except that if it fails to meet one or more of requirements
(1), (2), (4), or (5). A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their

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reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

TAXES ON A FASIT TRUST. Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete, liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

DISCOUNT AND PREMIUM

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all GRANTOR TRUST STRIP SECURITIES and certain GRANTOR TRUST FRACTIONAL INTEREST SECURITIES will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

ORIGINAL ISSUE DISCOUNT. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the auto loans prepay at the rate specified in the related prospectus supplement, the PREPAYMENT ASSUMPTION, by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) a prepayment assumption as described below, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the auto loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing date, and ending on the day before the next payment date or
(2) beginning on the next day following a payment date and ending on the next payment date.

Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of
(a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption, (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

In the case of GRANTOR TRUST STRIP SECURITIES as described in the related prospectus supplement, and certain FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

MARKET DISCOUNT. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

Regardless of the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

PREMIUM. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security, a PREMIUM SECURITY, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all FULLY TAXABLE BONDS, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made, (1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

SPECIAL ELECTION. A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term INTEREST includes stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

The IRS recently issued the WITHHOLDING REGULATIONS, which change some of the rules relating to presumptions currently available relating to information reporting and backup withholding. The withholding regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The withholding regulations are effective January 1, 2001.

FOREIGN INVESTORS

The withholding regulations would require, in the case of securities held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

GRANTOR TRUST SECURITIES, DEBT SECURITIES, AND FASIT REGULAR
SECURITIES. Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. PERSON means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

HIGH-YIELD FASIT REGULAR SECURITIES. High-yield FASIT regular securities may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

PARTNERSHIP INTERESTS. Depending upon the particular terms of the trust agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for such purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

                            STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

Provisions of ERISA and of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan and other individual retirement arrangements from engaging in transactions involving PLAN ASSETS with persons that are PARTIES IN INTEREST under ERISA or DISQUALIFIED PERSONS under the Code with respect to the plan. However, if a statutory or administrative exemption applies to the transaction, plans may engage in these transactions. ERISA and the Code also prohibit generally actions involving conflicts of interest by fiduciaries of plans or arrangements. Persons who violate these PROHIBITED TRANSACTION rules may incur excise tax and other liabilities under ERISA and the Code. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including ERISA's investment prudence and diversification requirements and the requirement that a plan make its investments in accordance with its governing documents. Employee benefit plans that are governmental plans and church plans under ERISA, are not subject to ERISA requirements. Accordingly, these plans may invest in securities without regard to the ERISA considerations discussed below. Any plan, which is qualified and exempt from taxation under section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules detailed in section 503 of the Code.

Transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan, including an individual retirement arrangement, that purchased securities. In the absence of an exemption, the purchase, sale or holding of a security by a plan, including an individual retirement arrangement, might result in prohibited transactions. This may result in excise taxes and civil penalties being imposed.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES

The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt transactions meeting the department's requirements from:

    a)  the application of the prohibited transaction provisions of section 406(a), section 406(b)(1), section 406(b)(2) and section 407(a) of ERISA, and

    b)  excise taxes imposed under sections 4975(a) and (b) of the Code.

These exempted transactions deal with the initial purchase, holding and the subsequent resale by plans of certificates in pass-through trusts which hold:

    - secured receivables,

    - secured loans, and

    - other secured obligations.

These UNDERWRITER EXEMPTIONS will only be available for securities that are certificates.

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
Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

(1) the plan must acquire the certificates on terms, including the certificate's price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

(2) the certificates must not be subordinated to the trust's other certificates;

(3) when the plan acquires the certificates, the certificates must have a rating in one of the three highest generic rating categories from Standard & Poor's Rating Group, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch IBCA Inc.;

(4) the trustee must not be an affiliate of any other member of the restricted group;

(5) the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller and the subservicer for assigning the loans to the trust must not total more than the fair market value of the loans; the sum of all payments made to and retained by the servicer must not total more than reasonable compensation and expense reimbursement for its services;

(6) the plan must be an ACCREDITED INVESTOR as defined in Regulation D of the commission under the Securities Act; and

(7) in the event that all of the auto loans to be held by the trust have not been transferred to the trust on the closing date, additional auto loans having an aggregate value equal to no more than 25% of the certificate's total principal amount may be transferred to the trust under a pre-funding feature, within 90 days or 3 months following the closing date.

The trust must also meet the following requirements:

    - the trust property must consist solely of assets of the type that have been included in other investment pools;

    - certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's Rating Group, Moody's Investors Service, Fitch IBCA Inc. or Duff & Phelps Credit Rating Co. for at least one year prior to the date the plan acquired the certificates; and

    - investors other than plans must have purchased certificates evidencing interests in the other investment pools for at least one year prior to the date the plan acquired the certificates.

Moreover, the underwriter exemptions provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary--or its affiliate--is an obligor on the auto loans held in the trust; provided that, among other requirements:

(1) when a plan acquires an initial issuance of certificates, at least fifty percent of each class in which a plan has invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group;

(2) the fiduciary--or its affiliate--is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

(3) when the plan acquires the certificates the plan's investment in any class does not exceed twenty-five percent of all of the certificates of that class; and

(4) immediately after the plan acquires the certificates, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemptions do not apply to plans sponsored by a member of the RESTRICTED GROUP, which is the seller, the subservicer, the servicer, the underwriters, the trustee, any obligor with respect to auto loans included in the trust property constituting more than five percent of the aggregate unamortized principal balance of the trust estate's assets, or any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

The underwriter exemptions will not be available for securities that are notes. Under the PLAN ASSETS REGULATION issued by the Department of Labor, the trust's assets would be treated as a plan's assets for the purposes of ERISA and the Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An EQUITY INTEREST is defined under the plan assets regulation as an interest other than an instrument which:

    - is treated as indebtedness under applicable local law, and

    - which has no substantial equity features.

If the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Code. If the notes are treated as indebtedness without substantial equity features, the trust's property would not be deemed assets of a plan. In that case, the acquisition or holding of the notes by or on behalf of a plan could still result in a prohibited transaction, if the acquisition or holding of notes by or on behalf of a plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from these prohibited transaction rules could apply to a plan's purchase and its holding of notes, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:

    - PTCE 84-14, regarding transactions effected by QUALIFIED PROFESSIONAL ASSET MANAGERS;

    - PTCE 90-1, regarding transactions entered into by INSURANCE COMPANY POOLED SEPARATE ACCOUNTS;

    - PTCE 91-38, regarding transactions entered into by BANK COLLECTIVE INVESTMENT FUNDS;

    - PTCE 95-60, regarding transactions entered into by INSURANCE COMPANY GENERAL ACCOUNTS; and

    - PTCE 96-23, regarding transactions effected by IN-HOUSE ASSET MANAGERS.

Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities may wish to consult its tax or legal advisors regarding:

    - whether the trust's property would be considered plan assets,

    - the possibility of exemptive relief from the prohibited transaction rules; and

    - other ERISA issues and their potential consequences.

In addition, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, investing in the securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by us or by the underwriters that this investment meets all relevant requirements regarding investments by plans generally, by any particular plan or that this investment is appropriate for plans generally or any particular plan.

In JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK,
510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances.

                            METHODS OF DISTRIBUTION

The trusts will offer the securities in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the seller from the sale.

The securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

    - by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    - by placements by the company with institutional investors through dealers;

    - by direct placements by the company with institutional investors; and

    - by competitive bid.

In addition, securities may be offered in whole or in part in exchange for the auto loans--and other assets, if applicable--that would comprise the trust property.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the seller or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid by the seller or its affiliates.

It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the seller indemnify the several underwriters and the underwriters will indemnify the seller against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

The prospectus supplement for any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the seller or its affiliates and purchasers of securities.

Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

Legal matters relating to these securities will be passed upon by legal officers of Household International, Inc., and by Dewey Ballantine LLP, New York, New York.

                                    ANNEX I
             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Cedelbank or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

TRADING BETWEEN CEDELBANK OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

TRADING BETWEEN DTC, SELLER AND CEDELBANK OR EUROCLEAR PARTICIPANTS. When securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the securities are credited to their account one day later.

As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Cedelbank participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

    - borrowing through Cedelbank or Euroclear for one day, until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts in accordance with the clearing system's customary procedures;

    - borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

    - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A beneficial owner of securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

        (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

        (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    - EXEMPTION FOR NON-U.S. PERSONS-FORM W-8. Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

    - EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME-FORM 4224. A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

    - EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES-FORM 1001. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, "Ownership, Exemption or Reduced Rate Certificate". If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by securityholders or their agent.

    - EXEMPTION FOR U.S. PERSONS-FORM W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 "Payer's Request for Taxpayer Identification Number and Certification".

    - U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

On April 22, 1996, the IRS proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify reliance standards. The regulations are proposed to be effective for payments made after December 31, 2000 but provide that securities issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities. Investors should consult their own tax advisors for specific tax advice concerning their holding and disposing of the securities.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred by Household Auto Receivables Corporation in connection with the issuance and distribution of the Notes.


SEC Filing Fee..............................................  $  792,000*
Trustee's Fees and Expenses.................................      40,000+
Legal Fees and Expenses.....................................     400,000+
Accounting Fees and Expenses................................     325,000+
Printing and Engraving Expenses.............................     325,000+
Blue Sky Qualification and Legal Investment Fees and
  Expenses..................................................      40,000+
Rating Agency Fees..........................................   1,200,000+
Miscellaneous...............................................      78,000+
                                                              ----------
    Total...................................................  $3,200,000+
                                                              ==========


------------------------

* Actual.


+ Estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    A. INDEMNIFICATION. The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The General Corporation Law of Nevada (Section 78.751) permits Nevada corporations to indemnify their present and former directors and officers and those serving at the request of the corporation against expenses reasonably incurred in connection with: (1) an action other than one by or in the right of the corporation, and (2) an action by or in the right of the corporation if a court determines that such indemnification is proper; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy directors' and officers' liability insurance. Such indemnification: (1) must be authorized in the specific case upon a determination by the stockholders, disinterested directors, or independent counsel that it is proper, and (2) is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise, so long as the defendant's acts or conduct did not involve intentional misconduct, fraud or a knowing violation of the law.

A bylaw adopted by Household Finance Corporation, a Delaware corporation ("HFC"), and the immediate parent of the Seller states and makes mandatory the indemnification expressly authorized under the General Corporation Law of Delaware, in the absence of other indemnification by contract, vote of stockholders or otherwise except that the bylaw makes no distinction between litigation brought by third parties and litigation brought by or in the right of HFC as regards the required standard of conduct imposed upon the individual in order to be entitled to indemnification. The bylaw standard applicable in all cases (excepting indemnification in connection with the successful defense of any proceeding or matter therein, which is mandatory under the General Corporation Law of Delaware and the bylaw without reference to any such standard) is that the individual shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of HFC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Further, the bylaw would protect directors, officers, employees and agents against any and all expenses and liability with respect to actions brought against them by or in the right of HFC if the required standard of conduct is met. The bylaw is qualified in its entirety in that no indemnification will be made if prohibited by applicable law. The bylaw is applicable only to claims, actions, suits or proceedings made or commenced after its adoption, whether arising from prior or subsequent acts or omissions to act. The bylaw is applicable to directors, officers, employees or agents of HFC and also to persons who are serving at the request of HFC as directors, officers, employees or agents or other corporations (including subsidiaries such as the Seller).

Article VII of Household International, Inc.'s Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the General Corporation of Delaware for directors, officers and employees of Household International, Inc., and also to persons who are serving at the request of Household International, Inc. as directors, officers or employees of other corporations (including subsidiaries such as the Seller). Household International, Inc. has also purchased liability policies which indemnify the Seller, officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

Article Ninth and Tenth of the Seller's charter also provides for indemnification as permitted by the Nevada Revised Statues.

The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that the Registrant will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse the Registrant with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

    B. INSURANCE. As permitted under the laws which govern the organization of the Registrant, the registrant's Certificate of Incorporation permits the board of directors to purchase and maintain insurance on behalf of the Registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such Registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16.  EXHIBITS.

(a) Exhibits


      EXHIBITS
---------------------
         1.1+           -         Form of Underwriting Agreement-Notes.

         1.2+           -         Form of Underwriting Agreement-Certificates.

         3.1            -         Certificate of Incorporation of Seller (incorporated by
                                  reference to Exhibit 3.1 to File No. 333-59837).

         3.2            -         By-Laws of Seller (incorporated by reference to Exhibit 3.2 to File No. 333-59837).

         4.1+           -         Form of Trust Agreement between the Owner Trustee and the
                                  Seller.

         4.2+           -         Form of Indenture between the Issuer and the Indenture
                                  Trustee.

         4.3+           -         Form of Series Supplement to the Indenture, the Trust
                                  Agreement and the Master Sale and Servicing Agreement.

         4.4+           -         Form of Master Sale and Servicing Agreement among the
                                  Seller, the Servicer, the Issuer, and the Indenture Trustee.

         4.5+           -         Form of Master Receivables Purchase Agreement between
                                  Household Automotive Finance Corporation and the Seller.

         4.6+           -         Form of Pooling and Servicing Agreement among the Seller,
                                  the Servicer and the Trustee.

         5.1+           -         Opinion of John W. Blenke, Esq., Vice President-Corporate
                                  Law and Assistant Secretary of Household
                                  International, Inc. (for Grantor Trust structure).

         5.2+           -         Opinion of John W. Blenke, Esq., Vice President-Corporate
                                  Law and Assistant Secretary of Household
                                  International, Inc. (for Owner Trust structure).

         8  +           -         Opinion of Dewey Ballantine LLP with respect to tax matters.

        23.1+           -         Consents of John W. Blenke and Dewey Ballantine LLP are
                                  included in opinions filed as Exhibits 5.1, 5.2 and 8
                                  hereto, respectively.

        24  +           -         Powers of Attorney.


------------------------


+ Previously filed.


ITEM 17. UNDERTAKINGS.

    A. UNDERTAKING IN RESPECT OF INDEMNIFICATION. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

    B.  UNDERTAKING PURSUANT TO RULE 415.  The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent on more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    C.  UNDERTAKING PURSUANT TO RULE 430A.  The Registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Household Auto Receivables Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Prospect Heights, State of Illinois, on the 22nd day of December, 1999.


                                    HOUSEHOLD AUTO RECEIVABLES CORPORATION


                                    By:                    *

                                    --------------------------------------------

                                                 Rellen M. Stewart

                                                     PRESIDENT



The Registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of December, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------       President (Principal Executive Officer)
                 (Rellen M. Stewart)                   and Director

                          *
     -------------------------------------------       Senior Vice President, Treasurer and Director
                   (Edgar Ancona)                      (Principal Financial Officer)

                          *
     -------------------------------------------
                  (John W. Blenke)                     Vice President, Secretary and Director

                          *
     -------------------------------------------       Vice President, Assistant Treasurer and
                  (Steven H. Smith)                    Director

                          *
     -------------------------------------------       Vice President and Controller
                (Steven L. McDonald)                   (Principal Accounting Officer)


*By:                 /s/ PATRICK D. SCHWARTZ
             --------------------------------------
                      (Patrick D. Schwartz)
                        ATTORNEY-IN-FACT